UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
Robinhood Markets, Inc.
(Name of Registrant as Specified In Its Charter)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fee paid previously with preliminary materials
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2025
Notice of Annual Meeting of Stockholders and Proxy Statement

Robinhood

Our mission is to democratize finance for all.

Letter from Our Chair and Chief Executive Officer	1

Letter from Our Chair and Chief Executive Officer

Dear fellow stockholders,
In 2024, we made significant progress toward our vision: to enable anyone, anywhere in the world, to buy, sell, or hold any asset—or conduct any financial transaction—through Robinhood. We accelerated our product velocity and deepened our relationships with customers across the globe.
At HOOD Summit, our first-ever event for active traders, we introduced Robinhood Legend: A powerful desktop platform built from the ground up to serve advanced customers. We expanded into new asset classes with the addition of index options and futures. And with the launch of our Presidential Election Market, we made our first foray into prediction markets.
Our share of wallet among customers continued to grow. Robinhood Retirement ended the year with over $13 billion in assets under custody—up more than 600% year-over-year. We added tremendous value to Robinhood Gold, including launching the Gold Card—a revolutionary credit card offering 3% cash back on all categories. More than 200,000 people now have Robinhood Gold cards. Robinhood Gold ended 2024 with 2.6 million subscribers, and we surpassed 3.2 million subscribers in March.
Finally, we continued expanding our global footprint, and now serve over 150,000 customers outside the U.S. We're rapidly expanding our capabilities and service in the UK, our first international market, where we now offer 24-hour equities trading, along with options and margin trading. Robinhood Crypto is now available in the EU with an expanded token selection as well as crypto staking, and we’re gearing up to reveal much more at our inaugural crypto event in France this June. We also laid the groundwork for further global expansion by agreeing to acquire Bitstamp, a globally-scaled crypto exchange that will allow Robinhood to serve institutional and retail customers around the world.
Looking to 2025, we remain focused on becoming #1 with active traders, #1 in wallet share for the next generation, and the #1 global financial ecosystem.

*Please see the Appendix in this proxy statement for additional information.
We’ve already achieved quite a bit in just the first quarter. We have continued to make Robinhood Legend even better for our active traders. We unveiled Robinhood Cortex, our AI research assistant and are working to roll it out in the coming months. We also launched a prediction markets hub with economic and sports events and will continue to expand into new categories customers care about.
We see an opportunity to help customers across more parts of their financial lives as they benefit from the expected $124 trillion “Great Wealth Transfer”*. As we look to grow wallet share, we plan to scale the Gold Card and launch Robinhood Banking later this year. Additionally, Robinhood Strategies, a digital advisory service that delivers tailored, expert-managed portfolios for a low fee, is live for Robinhood Gold members. And we’ve closed our acquisition of Registered Investment Advisor custodian TradePMR, paving the way for Robinhood to connect RIAs with the next generation.
Internationally, we’ll continue to expand our offerings in the UK and EU, bring Robinhood to Asia, and bring the Robinhood effect to institutional crypto.
Underlying this, we’re continuing to push aggressively ahead in what we believe are the two most important emerging technologies of this decade—cryptocurrency and artificial intelligence—with the goal of making Robinhood the leader in both.
Thank you for investing in Robinhood. We welcome your engagement in our upcoming annual meeting of stockholders.
Onward,

Vladimir Tenev Chair and Chief Executive Officer

What We Value At Robinhood

We believe the financial system should be built to work for everyone. That’s why we create products that let you invest at your own pace, on your own terms.

Insane Customer Focus	High Performance	Safety Always	One Robinhood

Participation is Power	First-Principles Thinking	Lean & Disciplined

Proxy Statement Table of Contents	3

Proxy Statement Table of Contents

What is a Proxy Statement

A proxy statement is a document containing information that public companies are required to share with investors before stockholder meetings. This can include information about the company’s board, directors, governance practices, executive compensation, items up for stockholder vote (like stockholder proposals), and voting recommendations from the company’s board.

4	Robinhood Notice of Annual Meeting of Stockholders

Notice of Annual Meeting of Stockholders

Date and Time
June 25, 2025 (Wednesday)
2:00 p.m. Eastern time
Location
Online – the meeting will be held
via a live webcast. Visit
www.proxydocs.com/HOOD
for more details.
Who Can Vote
Stockholders of record as of the
close of business on April 28,
2025, are entitled to vote at the
annual meeting.
Submit Questions
Submit and upvote questions at
app.saytechnologies.com/
robinhood-2025-annual
(or in your brokerage’s investing
application, if supported).
Robinhood’s 2025 annual meeting is called for the following purposes:

1
To elect to the Board of Directors the ten director nominees named in the attached proxy statement to serve until the 2026 annual meeting of stockholders and until their respective successors are elected and qualified or until their earlier death, resignation, retirement, disqualification, or removal from office.

2	To approve, on an advisory basis, the compensation of the Company’s named executive officers.

3	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 25, 2025. The proxy statement and the Company’s 2024 Annual Report to Stockholders are available electronically at www.proxydocs.com/HOOD.

We will also transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof.
These items of business, including information about the director nominees, are more fully described in the proxy statement accompanying this Notice.
The Board of Directors has set the close of business on April 28, 2025, as the record date for determining the stockholders entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.
All stockholders are invited to attend and submit questions for the virtual annual meeting. For details on how to register and attend, please visit www.proxydocs.com/HOOD and enter the control number included in your Notice Regarding the Availability of Proxy Materials or in the instructions accompanying your proxy materials or on your proxy card if you received a paper copy of these materials. Our attendance requirements, voting procedures, and process for submitting questions are also described in more detail in the questions and answers section of the attached proxy statement.
YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the meeting, we ask that you please submit your proxy or voting instructions as promptly as possible to ensure your representation and the presence of a quorum at the annual meeting. If you submit your proxy or voting instructions and then decide to attend the annual meeting, you may still vote your shares at the virtual meeting by following the procedures described in the proxy statement, including the requirement to register in advance. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.
On or around May 7, 2025, we will mail to stockholders entitled to vote at the annual meeting a notice of internet availability of proxy materials (or paper copies of such materials, as applicable).
By Order of the Board of Directors,
Lucas Moskowitz
Corporate Secretary and General Counsel
Menlo Park, California
April 25, 2025

Notice of Annual Meeting of Stockholders	5

How to Vote

1.Find your personal email, proxy card, voting instruction form, or notice.
If you received an email notifying you that our proxy materials are available, you will need that email; if you received a printed notice of their availability or printed copies of our proxy materials in the mail, you will need the printed notice, printed proxy card, or printed voting instruction form.

2.Choose a voting method.

•Follow the link provided in your email or go to the website identified on your proxy card, voting instruction form, or printed notice
•If necessary, enter the control number (from your email, notice, proxy card, or voting instruction form)
•Follow the instructions

•Telephone voting is available if you received printed proxy materials
•Call the phone voting number (different stockholders use different numbers, find yours on your proxy card or voting instruction form)
•Follow the recorded instructions

•You can vote by mail if you received printed proxy materials
•Mark your votes on your paper proxy card or voting instruction form
•Sign, date, and return the proxy card or voting instruction form by mail using the enclosed envelope

How Do I Participate in the Annual Meeting?

Please Vote in Advance	You are urged to vote on the proposals ahead of the meeting by following the instructions in the notice you received regarding the meeting.

Pre-Registration Is Required in Order to Attend and Vote During the Meeting
To attend and vote during the annual meeting, you must register in advance by following the instructions in the notice you received regarding the meeting. If you have any trouble registering, you can find more information at www.proxydocs.com/HOOD. Upon registering, you will receive further instructions via email, including a unique link that will allow you to access a voting-enabled version of the meeting platform.

Attending as a Guest
The meeting is open to the public and may be viewed live as a guest. You can find information on how to attend as a guest in the notice you received regarding the meeting at www.proxydocs.com/HOOD. Registration takes only a minute and will be open until the meeting begins. Upon registering, you will receive further instructions via email, including a unique link that will allow you to access the meeting. Guests will not be able to vote or participate in the meeting.

Submitting and Upvoting Questions in Advance
Stockholders may submit and upvote questions to the Company ahead of the meeting using the Q&A platform developed by Say Technologies (“Say”). You may visit app.saytechnologies.com/robinhood-2025-annual to submit and upvote questions (or you may do so directly in your brokerage’s investing app, if supported). The Q&A platform will be open to submit and upvote questions starting June 18, 2025, at 5:00 p.m. Eastern time. Stockholders will be able to submit and upvote questions until June 24, 2025, at 5:00 p.m. Eastern time. We will address a selection of the most upvoted questions during the meeting.

Replay	A replay of the meeting will be available for at least two weeks following the meeting on our Investor Relations website at investors.robinhood.com.

What is an Annual Meeting

At least once a year, public companies with voting stock are required to hold a meeting to give stockholders an opportunity to vote on important matters and ask questions to management.

6	Robinhood Highlights

Highlights

Robinhood is on a mission to democratize finance for all. We use technology to provide access to the financial system in a way that is simple and convenient for our customers. We believe investing should be familiar and welcoming, with a simple design and an intuitive interface, so that customers are empowered to achieve their goals. We started with a revolutionary, bold brand and design in the Robinhood app which makes investing approachable for millions. Over the last decade, we have disrupted and changed the industry, becoming the first U.S. retail broker to offer commission-free stock trading with no account minimums, which was subsequently adopted by the rest of the industry. In recent years, we have continued to build relationships with our customers by introducing new products and diversifying our services that further expand access to the financial system, including focusing on products and tools for more seasoned investors. Through these efforts, we believe we have made investing culturally relevant and understandable, and that our platform is enabling our customers to become long-term investors and take greater control of their finances.

Brokerage
Investing: We offer U.S. listed stocks and exchange-traded funds (“ETFs”), as well as related options and select American Depositary Receipts.
Options Trading: Subject to approval from Robinhood, customers can access basic options strategies (Level 2), which permits buying calls and puts and selling covered calls and puts, or more advanced options strategies (Level 3), which permits fixed-risk spreads (such as credit spreads and iron condors) and other advanced trading strategies, depending on their individually disclosed preparedness.
Retirement: We are making it easy and accessible to start saving for retirement through a traditional individual Retirement Account (“IRA”) or Roth IRA and are expanding options for the growing population of freelance and gig workers without access to employer-based matching programs. Robinhood Retirement provides a 1% match for customers and 3% match for Gold subscribers (other fees and match limitations may apply) on every eligible contribution with no traditional employer necessary, zero commissions, or account minimums.
24 Hour Market: With over 900 symbols available to trade on 24 Hour Market as of April 10, 2025, customers can invest when they want, on their schedule. Customers can place limit orders to buy whole shares of the most traded ETFs and individual stocks 24 hours a day, five days a week. Trading hours run from 8:00 p.m. Eastern time on Sunday to 8:00 p.m. Eastern time on Friday.
UK: Robinhood is now available in the United Kingdom on the web, iOS and Android devices. UK customers have access to more than 5,000 global companies listed on US markets to trade without foreign exchange (“FX”) fees, 24 hours a day and five days a week with no account minimums. They also have access to real-time data and advanced investment tools in-app, educational tools and resources, 24/7 customer support and the opportunity to earn 4% annual equivalent rate on their uninvested cash.

Highlights	7

Crypto
Cryptocurrency Trading: We offer 26 different cryptocurrencies (including one stablecoin) for trading as of April 10, 2025.
Recurring Crypto Investments: Customers can regularly buy cryptocurrencies with as little as $1, on a daily, weekly, biweekly, or monthly schedule of their choice.
Robinhood Connect: Developers can embed this fiat-to-crypto on-ramp tool directly into their decentralized applications, and customers can fund Web3 wallets without the need to leave decentralized applications, or dApps.
Robinhood Crypto Trading API: Our most seasoned crypto traders can use this API to set up advanced and automated trading strategies that allow them to stay ahead of market trends, react to significant market movements, or simply trade crypto, all without needing to open the Robinhood app.
Cryptocurrency Trading: We offer a safe and secure platform where customers can trade top crypto in select jurisdictions in the European Union (“EU”). As of April 10, 2025, eligible customers can buy, sell, and hold 40+ crypto with ease and confidence.
Staking: We offer staking exclusively for EU customers on selected cryptocurrencies. Staking allows customers to earn rewards by locking up the cryptocurrencies, subject to the network and cryptocurrency’s requirements and bonding periods. In 2024, we also made Crypto Transfers available in the EU, giving EU customers greater flexibility and control over their digital assets.

Robinhood Gold
Robinhood Gold: Our paid subscription service ($5/month or $50/year) offers customers a suite of powerful tools, data, and features designed to take their investing to the next level. With Gold, as of April 10, 2025, customers get 4% annual percentage yield on their uninvested brokerage cash, a 3% match on eligible IRA contributions, bigger instant deposits, professional research from Morningstar, Level II market data from Nasdaq, interest-free borrowing on the first $1,000 of margin, and more.
Gold members also get a yearly $250 cap on their 0.25% annual management fee for Robinhood Strategies accounts, meaning every dollar over $100,000 is managed free of incremental fees.

Robinhood Credit
Robinhood Gold Card: Exclusively for qualified Gold subscribers, the Robinhood Gold Visa® Credit Card has no annual fees, no foreign transaction fees, and offers up to 3% cash back on all categories. Cardholders earn up to 5% cash back on travel booked through the Robinhood travel portal, in addition to other perks.
Robinhood Gold Card is offered by Robinhood Credit, Inc., and is issued by Coastal Community Bank, pursuant to a license from Visa U.S.A. Inc. Robinhood Credit, Inc. (“RCT”), is a financial technology company, not a bank. Must have Robinhood Financial brokerage account to redeem cash back. See Robinhood Gold Card Rewards Program Rules for details. Rewards program terms are subject to change.

8	Robinhood Highlights

Robinhood Spending Account
Robinhood Cash Card and Spending Account: Customers can spend with a cash card and opt into additional features like round ups.
Early Access to Paychecks: Customers can set up direct deposit and depending on the payer’s submission of deposits, customers may receive their paycheck up to two days early.
No Hidden Fees: Spending the Robinhood way with no monthly fees, no subscription fees, and no account minimum fees. Other fees may apply.

Robinhood Wallet
Robinhood Wallet: We offer a self-custody, web3 wallet in over 150 countries that allows customers to deposit and withdraw cryptocurrencies to and from their wallets. This is just the beginning for Robinhood Wallet, and we will keep adding new features as we gather feedback from customers.

Derivatives
Futures: We support futures trading, letting customers trade the S&P 500, oil, Bitcoin, and more, all with one tap. Futures are available to trade nearly 24 hours a day, with some of the lowest fees in the industry and an elegant mobile user interface that allows customers to trade simply, quickly, and efficiently.
Prediction Markets: We offer a prediction markets hub directly within the Robinhood app, giving customers the opportunity to trade on the outcomes of some of the world’s biggest events. The prediction markets hub is currently available through KalshiEX LLC, a Commodity Futures Trading Commission—regulated exchange. Sports event contracts in the prediction markets hub may not be available in some U.S. states.

Wealth Management
Robinhood Strategies: We deliver tailored, expert-managed individual and retirement portfolios directly in the Robinhood app. The team behind Robinhood Strategies is guided by a collective 50+ years of Wall Street experience managing both institutional and high net worth clients. With Robinhood Strategies, customers get: a low 0.25% annual management fee for all customers with a yearly cap of only $250 for Robinhood Gold members; access to a diversified mix of both single stocks and ETFs; an interactive portfolio that shows performance over time and overall asset allocation; timely market and portfolio insights, delivered in-app in writing and via audio recording; simulated future returns using Monte Carlo simulations; the freedom to restrict a select number of stocks to help keep their portfolio aligned with their preferences; help managing gains and losses; and more.
TradePMR: Robinhood also recently finalized the acquisition of TradePMR, a custodial and portfolio management platform for Registered Investment Advisors (“RIAs”). With over 25 years in the industry and over $40 billion in assets under administration, we believe TradePMR will enhance Robinhood’s offering for customers by delivering a top-ranked RIA custody and portfolio management platform that connects financial advisors to a new generation of investors.
Robinhood’s goal is to provide a suite of wealth management solutions to help customers wherever they are on their financial journey.

Highlights	9

Financial and Operational Performance

	2023	2024

Funded Customers	23.4M	25.2M

Assets Under Custody	$103B	$193B

Net Deposits	$17.1B	$50.5B

Total Net Revenues	$1.87B	$2.95B

Please see the Appendix in this proxy statement for definitions and additional information.

10	Robinhood Highlights

Customer Commitments
At Robinhood, we pride ourselves on our insane customer focus and are committed to delivering an industry leading customer experience. In 2020, we launched our customer commitments to provide clarity on what the people we serve can expect from Robinhood. They are as follows:

No Commission Fees	Extra Protection

We believe that everyone should have equal access to financial markets. We pioneered commission-free stock trading with no account minimums.
Note: Trades of stocks, ETFs, and options are commission-free at Robinhood Financial LLC. Other fees may apply. Please see Robinhood Financial LLC’s Fee Schedule to learn more.

Robinhood Financial LLC and Robinhood Securities, LLC are members of the Securities Investor Protection Corporation (“SIPC”), and we provide our brokerage customers with additional “excess of SIPC” coverage. Robinhood Money, LLC products are not subject to SIPC coverage, but funds held in the Robinhood Money spending account and Robinhood Cash Card account may be eligible for Federal Deposit Insurance Corporation (“FDIC”) pass-through insurance. In addition, our existing Cash Sweep program places customer cash with FDIC-insured banks.
Note: Like SIPC coverage, the “excess of SIPC” policy does not protect against a loss in market value.

Highest Security Standards	Dedicated Support

We are committed to keeping our customers’ accounts safe. We offer security tools and educate our customers to help them practice safe cybersecurity habits.	We aim to respond to our customers as quickly as possible to resolve issues swiftly and will continue to invest in expanding our customer support functions.

Transparency	Quality Execution

We aim to operate a transparent business model. Our website outlines how we make money, and we will continue to keep our customers informed about how we generate revenue.	We perform regular and rigorous reviews of the execution quality our customers receive from our securities market makers, including the execution price, speed, and price improvement.

Proxy Summary	11

Proxy Summary

This summary highlights information contained elsewhere in the proxy statement. This summary does not contain all of the information you should consider, and you should read the entire proxy statement carefully before voting.
Voting Roadmap

To elect to the Board of Directors the ten director nominees named in this proxy statement

1

The Board recommends a vote FOR each nominee

To approve, on an advisory basis, the compensation of the Company’s named executive officers

2

The Board recommends a vote FOR this proposal

To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm

3

The Board recommends a vote FOR this proposal

What is proxy voting

Voting by proxy allows you to cast your vote before the stockholder meeting without attending the meeting in person or online. You make your vote elections, and the designated proxy voters are responsible for casting your vote at the meeting.

12	Robinhood Proxy Summary

	Election of Directors	See pages 26-43 for more information

1

The Board recommends a vote FOR each nominee

Director Nominees

Name and Principal Occupation	Age	Director Since	Independent	Committee Membership
				Audit	NomGov	People	Safety
Vladimir Tenev Chair of the Board and Chief Executive Officer, Robinhood	38	2013
Baiju Bhatt Founder and Chief Executive Officer, Aetherflux	40	2013
John Hegeman Chief Revenue Officer, Meta	40	2025					●
Paula Loop Retired Partner, PricewaterhouseCoopers LLP	63	2021		CHAIR			●
Meyer Malka Founder and Managing Partner, Ribbit Capital	50	2022				●
Christopher Payne Advisor & Former President and Chief Operating Officer, DoorDash	56	2024		●	●
Jonathan Rubinstein Director, Amazon.com, Inc.	68	2021	LEAD		CHAIR
Susan Segal President and Chief Executive Officer, Americas Society and Council of the Americas	72	2024				CHAIR	●
Dara Treseder Chief Marketing Officer, Autodesk, Inc.	36	2021			●	●
Robert Zoellick Chair, Americas, Temasek Holdings (Private) Limited	71	2021		●			CHAIR

LEAD	Lead Independent Director	CHAIR	Committee Chair	Audit	Audit Committee	People	People and Compensation Committee
	Independent Director	●	Committee Member	NomGov	Nominating and Corporate Governance Committee	Safety	Safety, Risk and Regulatory Committee

Proxy Summary	13

Governance Highlights

  Annual Director Elections. All of our directors are elected on an annual basis.
  Majority Voting for Directors. For election of directors at our annual meetings, each director nominee will be elected only if they receive a majority of votes cast in favor of their election.
  Eight Independent Directors. Our highly experienced Board currently includes eight independent directors, including three new directors appointed in 2024 and 2025.
  Board Composition Reflects Broad Range of Skills and Backgrounds. Our Board is composed of directors who each bring valuable skills and qualifications and together bring a wide variety of backgrounds to the Board.
  Lead Independent Director. Our Lead Independent Director provides strong leadership to the independent directors on our Board and guidance to our Chair and Chief Executive Officer (“CEO”).
  Fully Independent Committees. We have four standing committees of the Board of Directors, each comprising all independent directors.
–In addition to three “standard” standing committees (Audit, People, and NomGov), we also have a standing Safety, Risk and Regulatory Committee (“Safety Committee”) to oversee our enterprise risk management (“ERM”) program and ethics and regulatory compliance programs arising from the Company’s heavily regulated businesses.
  Robust Annual Board and Committee Performance Assessment. Our 2024 Board and committee performance assessments included written questionnaires administered by a third party and one-on-one follow-up discussions between each director and our Lead Independent Director.
  Executive Sessions. Our independent directors regularly meet in executive sessions in Board meetings and committee meetings.
  ESG Report. Our annual Environmental, Social, and Governance (“ESG”) report provides our stakeholders with transparent disclosure into how we are building ESG at Robinhood.
  Retail Stockholder Engagement. We promote engagement with our retail stockholders through the Say Technologies platform by inviting our retail stockholders to ask questions on our earnings calls and annual meetings and by enabling communication directly with the Company.
  Institutional Stockholder Engagement. We launched our engagement program with institutional investors in 2022, and as part of the program, we have continued to conduct outreach to our largest institutional stockholders and engaged with such stockholders requesting meetings.
  Stockholders’ Right to Call Special Meetings. Pursuant to our Bylaws, stockholders representing 25% of the voting power of all shares then entitled to vote are able to call special meetings.
  Clawback Policies for Incentive-Based Executive Compensation. We maintain clawback policies, which allow us to recoup incentive-based compensation paid to executive officers in the event of certain detrimental conduct, as well as in the case of certain accounting restatements in accordance with the applicable Nasdaq listing standards.
  Stock Ownership Guidelines. We maintain stock ownership policies that reinforce the alignment of executive officers’ and non-employee directors’ interests with stockholder interests.

14	Robinhood Proxy Summary

	To approve, on an advisory basis, the compensation of the Company’s named executive officers	See pages 66-98 for more information

2

The Board recommends a vote FOR this proposal.

2024 Executive Compensation Program Overview
Robinhood’s executive compensation program is designed to focus our executive officers on the long-term performance of the Company and to create significant stockholder alignment. We believe that equity awards align the interests of our executive officers with our stockholders, provide our executive officers with incentives linked to long-term performance, and foster an ownership mentality. The long-term vesting features of our equity awards serve an important retentive function that reflects the value we place on management longevity. The People and Compensation Committee (the “People Committee”) gives no single element in our executive compensation program any fixed weight, but rather each executive’s compensation level and the mix of compensation elements reflect the People Committee’s business judgment with respect to the above factors and consideration of alignment with stockholder interests.
2024 Executive Compensation Highlights
•No change to CEO compensation. Our CEO continues to receive a modest base salary, did not participate in our annual cash incentive program, and did not receive any new equity grants in 2024.
•Changed annual incentive bonus measures. The People Committee shifted the annual cash incentive plan’s measures from total net revenues and adjusted EBITDA, equally weighted, to a combination of financial and business objectives, including total net revenue, adjusted net income, Net Deposits, and Gold Subscriber growth.
•Granted equity awards during our annual refresh cycle to certain non-CEO NEOs. The People Committee granted time-based equity awards to certain named executive officers (each, an “NEO”) other than the CEO that vest quarterly over four years. The grant date fair value of these awards was $7.25 million for Mr. Gallagher, $6.75 million for Mr. Warnick, and $5.0 million for Mr. Quirk. Mr. Pinner did not receive an annual refresh grant because he was hired in August 2024.
•Hired our Chief Technology Officer. In August 2024, we hired Jeffrey Pinner to be our Chief Technology Officer. To incentivize him to join the Company and account for the forfeited compensation at his prior role, we awarded Mr. Pinner a $2.0 million sign-on bonus, payable in two equal annual installments, and an equity award with a grant date value of $17.5 million, vesting quarterly over four years.

Proxy Summary	15

Compensation and Governance Practices

What We Do	What We Do Not Do

  Maintain a stock ownership policy that reinforces the alignment of executive and stockholder interests.
  Maintain robust clawback policies allowing recoupment of incentive-based compensation paid to executive officers in the event of certain detrimental conduct, as well as in the case of certain accounting restatements in accordance with applicable Nasdaq listing standards.
  Link pay and performance by providing a significant portion of compensation in the form of variable and long-term incentives.
  Promote long-term focus through executive equity awards that vest over multiple years.
  Review management succession and leadership development programs at regular intervals.
  People Committee uses an independent compensation consultant.
  Engage stockholders on a range of executive compensation and governance topics.
  Hold an annual Say-on-Pay advisory vote.

  Policy against pledging of, or hedging against losses in, Robinhood securities.
  No excessive executive perquisites such as executive-only club memberships or medical benefits. We provide certain personal security arrangements that we consider necessary for the Company’s benefit.
  No single-trigger cash payments or acceleration of unvested equity awards for executive officers upon a change-in-control for all awards granted in 2021 or later.
  No guaranteed annual salary increases or bonuses.
  No fixed-term employment agreements with NEOs.
  No tax gross-ups for Section 280G parachute payments.

	Ratification of Appointment of Independent Registered Public Accounting Firm	See pages 100-102 for more information

3

The Board recommends a vote FOR this proposal.

Questions and
Answers about
Our Proxy
Materials and
the Annual
Meeting

Questions and Answers about Our Proxy Materials and the Annual Meeting	17

Why am I receiving these materials?
Because you are a stockholder of Robinhood Markets, Inc. (“Robinhood,” the “Company,” “we,” or “us”).
As a Robinhood stockholder as of the close of business on April 28, 2025, you are invited to attend the annual meeting, and you are entitled to (and please do) vote your shares on the proposals described in this proxy statement. Robinhood’s proxy materials include this proxy statement and our 2024 Annual Report. Robinhood’s Board is providing these proxy materials to you in connection with Robinhood’s 2025 annual meeting of stockholders, which will take place on June 25, 2025. The date of this proxy statement is April 25, 2025.
Our proxy materials are also available online at www.proxydocs.com/HOOD.
Why did I receive a notice regarding the internet availability of proxy materials instead of a full set of proxy materials? Can I elect to receive Robinhood stockholder communications electronically rather than through the mail?
We are pleased to take advantage of the U.S. Securities and Exchange Commission (“SEC”) rules that allow us to furnish proxy materials to our stockholders over the internet. As a result, on or around May 7, 2025, we will be mailing to most of our stockholders a brief notice of internet availability of proxy materials (the “Notice of Internet Availability”) instead of a paper copy of the proxy materials. The Notice of Internet Availability contains instructions on how to access those documents over the internet and how to submit your proxy via the internet. This approach conserves natural resources and reduces our distribution costs, while providing a timely and convenient method of accessing the materials and voting. As a result, most stockholders will not receive printed copies of the proxy materials unless they request them. If you would like to receive a paper or email copy of the Company’s proxy materials, you should follow the instructions for requesting such materials in the Notice of Internet Availability. The Notice of Internet Availability is not itself a proxy card and should not be returned with voting instructions.
If you received your annual meeting materials by mail you may (and we encourage you to) sign up to receive future stockholder communications via email. With electronic delivery, we will notify you via email as soon as the annual report and the proxy statement are available on the internet, and you will be able to review those materials and submit your stockholder vote online. Your electronic delivery enrollment will generally be effective until you cancel it. To sign up for electronic delivery please contact the broker, bank, or other nominee that holds shares on your behalf.
What information is contained in Robinhood’s proxy materials?
This proxy statement includes a letter to stockholders from our CEO and describes the proposals to be voted on at the annual meeting, the voting process, the compensation of our directors and NEOs, and other required information.
Robinhood’s 2024 Annual Report includes our most recent SEC Form 10-K with our audited financial statements, management’s discussion and analysis of financial condition and results of operations, risk factors, and other required information.
If you received the Notice of Internet Availability, voting instructions can be found in the Notice of Internet Availability. If you received a paper copy of these materials, the mailing also included an accompanying proxy card or voting instruction form for the annual meeting.
What proposals will be voted on at the annual meeting?
Stockholders will vote on three proposals at the annual meeting:
•Election to the Board of the ten director nominees named in this proxy statement (Proposal 1);
•Approval, on an advisory basis, of the compensation of the Company’s named executive officers (Proposal 2); and
•Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal 3).

18	Robinhood Questions and Answers about Our Proxy Materials and the Annual Meeting

We will also consider any other business that properly comes before the annual meeting and any adjournment or postponement thereof.
How does the Board recommend I vote on these proposals and what vote is required to approve each of the proposals?
Proposal 1: Election to the Board of each of the ten director nominees named in this proxy statement.
•Robinhood’s Board recommends that you vote your shares “FOR” each of the director nominees.
•Each nominee will be elected if he or she receives a majority of votes cast, meaning that the number of votes cast “FOR” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election.
Proposal 2: Approval, on an advisory basis, of the compensation of the Company’s named executive officers.
•Robinhood’s Board recommends that you vote your shares “FOR” the approval, on an advisory basis, of the compensation of the Company’s NEOs.
•The proposal will be approved, on an advisory basis, if a majority of votes cast by stockholders present in person or represented by proxy at the annual meeting and entitled to vote on this proposal are in favor of this proposal (a majority of votes cast being the number of votes cast “FOR” this proposal exceeds 50% of the number of votes cast with respect to this proposal).
Proposal 3: Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.
•Robinhood’s Board recommends that you vote your shares “FOR”.
•The appointment of Ernst & Young LLP will be ratified if a majority of votes cast by stockholders present in person or represented by proxy at the annual meeting and entitled to vote on this proposal are in favor of this proposal (a majority of votes cast being the number of votes cast "FOR” this proposal exceeds 50% of the number of votes cast with respect to this proposal).
Who is entitled to vote?
At the close of business on April 23, 2025 (the last practicable date prior to the record date and the filing of the proxy statement), 767,047,021 shares of Class A common stock and 115,421,940 shares of Class B common stock were outstanding and entitled to vote. Stockholders of record as of the close of business on April 28, 2025, the record date, are entitled to notice of and to vote at the annual meeting.
The holders of our Class A common stock and Class B common stock vote together as a single class, unless otherwise required by our Amended and Restated Certificate of Incorporation (our “Charter”) or applicable law. We have no other class of stock outstanding.
What shares can I vote?
You may vote all shares of Robinhood common stock owned by you as of the close of business on the record date of April 28, 2025, with respect to each director standing for election, Proposal 2, and Proposal 3.
•Holders of our Class A common stock may cast one vote per share of Class A common stock held as of the close of business on the record date. Class A common stock is the class of our stock that is traded on Nasdaq.
•Holders of our Class B common stock may cast ten votes per share of Class B common stock held as of the close of business on the record date. Class B common stock is held exclusively by Mr. Tenev and Mr. Bhatt (together, the “Co-Founders”) and their related entities.
A list of stockholders of record entitled to vote at the annual meeting will be available for examination by any stockholder during ordinary business hours at Robinhood’s offices at 85 Willow Road, Menlo Park, California 94025 for a period of at least 10 days ending on the day before the annual meeting.

Questions and Answers about Our Proxy Materials and the Annual Meeting	19

What is the difference between a “beneficial owner” and a “stockholder of record”?
Whether you are a “beneficial owner” or a “stockholder of record” depends on how you hold your shares:
•Beneficial owners. Most stockholders of Robinhood hold their shares through a broker, bank, or other nominee (that is, in “street name”) rather than directly in their own names. If you hold shares in street name, you are a “beneficial owner” of those shares and a copy of our proxy materials, together with a voting instruction form, will be made available to you by your broker, bank or other nominee. Typically you will receive an email from your broker’s proxy service provider with a link to the materials or you will receive a paper notice regarding the availability of proxy materials at an internet page specified on the notice (such email or notice is called your “Notice of Internet Availability”).
•Stockholders of record. If you hold shares directly in your name with our stock transfer agent, Equiniti Trust Company, LLC (formerly known as American Stock Transfer & Trust Company, LLC), you are considered the “stockholder of record” with respect to those shares, and a copy of our proxy materials, together with a proxy card, will be made available to you by Robinhood. Typically you will receive an email from RobinhoodMarketsInc@proxypush.com with a link to the materials or a Notice of Internet Availability.
Why is the annual meeting being held virtually in 2025?
We are holding a virtual annual meeting in order to provide our stockholders the opportunity to access and experience the meeting over the internet in a consistent and convenient manner across the globe. Conducting the meeting virtually may also reduce the environmental impact associated with hosting an in-person meeting. Because this is a virtual-only meeting, you will not be able to attend the annual meeting physically in person.
Can I attend the virtual annual meeting? How do I register?
Voting Participants. To attend the virtual annual meeting online as a voting participant, you must register in advance with the notice you received regarding the meeting by going to www.proxydocs.com/HOOD. To register at www.proxydocs.com/HOOD, you will need the unique control number that appears on your Notice of Internet Availability (or your proxy card or voting instruction form). If you do not have (or cannot find) your control number, you should follow the instructions in the notice you received regarding the meeting or reach out to your broker to help facilitate. If you are a beneficial owner, you will also need to provide the name of the broker, bank, or other nominee at which you hold our shares, as well as the name on your account, as part of the registration process.
Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you to access the meeting online as a voting participant. Please be sure to follow the instructions in that email. If you do not comply with the registration procedures outlined above, you will not be admitted to the annual meeting as a voting participant. Stockholders are advised to register as far in advance as possible. Registration will remain open until the meeting begins.
If you are a beneficial owner, in order to register as a voting participant you might also need to obtain a Legal Proxy from your broker, bank, or other nominee and to submit a copy in advance of the meeting. Further instructions will be provided to you as part of your registration process. A “Legal Proxy” authorizes you to vote the shares on behalf of such broker or bank. Obtaining a Legal Proxy could take two weeks or more by mail, though many providers now support faster electronic versions. See the next question for more information about Legal Proxies.
General Public/Guests. The meeting is open to the public and may be viewed live online as a guest. Go to www.proxydocs.com/HOOD to register as a guest. (Guest registration takes only a minute and will be open until the meeting begins.) Upon registering, you will receive further instructions via email, including a unique link that will allow you to access the meeting online. Guests will be in view-only mode and will not be able to vote or participate in the meeting. Therefore, if you hold shares and plan to attend as a guest, please vote your shares in advance as described below so that your vote will be counted at the annual meeting.
Online access to the webcast will open approximately 15 minutes prior to the start of the meeting so that you may log in and test the computer audio system. Attendance at the annual meeting as a participant or as a guest is subject to capacity limits set by the virtual platform provider. We expect the platform will be able to accommodate at least 2,500 simultaneous viewers. (Anyone who is not logged into the meeting if/when the capacity limit is reached will not be able to watch or vote live at the meeting.)

20	Robinhood Questions and Answers about Our Proxy Materials and the Annual Meeting

If you have difficulty registering for the annual meeting, please check out the FAQs posted on the registration page, or email a request to: DSMsupport@mediantonline.com.
We will have technicians ready to assist you with any technical difficulties you may have accessing the annual meeting. Starting one hour prior to the meeting, if you encounter any difficulties accessing the online meeting platform, including any difficulties voting, you may call the technical support number that will be included in your instructional email.
Any recording of the annual meeting is prohibited; however, a replay of the annual meeting will be available for viewing for at least two weeks following the meeting on our Investor Relations website at investors.robinhood.com.
How can I vote my shares personally live online at the annual meeting?
If you hold shares as the stockholder of record, you have the right to vote those shares personally live at the virtual annual meeting. If you choose to do so, you can vote using the online ballot provided at the meeting. In order to be admitted to the online meeting as a voting participant, however, you must register in advance as described immediately above. Even if you plan to attend the annual meeting, we recommend that you vote your shares in advance (as described in the next question below) so that your vote will be counted in case you later decide not to attend the annual meeting.
If you are a beneficial owner of shares, you cannot vote your shares personally live at the annual meeting unless you (a) obtain a “Legal Proxy” from the broker, bank, or other nominee that holds your shares, giving you the right to vote the shares at the meeting using the online ballot provided at the meeting and (b) register in advance as described in the previous question.
Most beneficial owners will be able to complete this process quickly as described in the previous question by using the unique “control number” appearing on their Notice of Internet Availability or elsewhere in their proxy materials. Inputting your control number as part of the registration process causes a Legal Proxy to be issued automatically in the background. If you are a beneficial owner and were not assigned a control number, you might need to provide a formal Legal Proxy to us as part of the advance registration procedure. Check with the broker or bank at which you hold shares to learn how to obtain a Legal Proxy. (Often you can request a Legal Proxy on the online early voting website that’s linked from your Notice of Internet Availability. On that early voting site, check the box “I want to attend the meeting” (or similar words) and allow at least two weeks to receive the Legal Proxy by mail and another week to submit it to complete your registration for the meeting.) If you have questions about this process, please contact the broker, bank, or other nominee through which you hold shares.
How can I vote my shares in advance without attending the annual meeting?
You may direct how your shares are voted in advance (and without any need to attend the annual meeting) in one of the following ways:
•Internet. You can vote your shares via the internet by following the instructions on the website identified on your Notice of Internet Availability, proxy card, or voting instruction form.
•Telephone. Telephone voting is available only if you received printed proxy materials. You can vote your shares by telephone if you call the phone voting number appearing on your proxy card or voting instruction form.
•Mail. You can vote by mail only if you received printed proxy materials. You can vote your shares via mail by marking, dating, signing, and returning in the enclosed envelope any proxy card or voting instruction form you received.
The granting of proxies electronically is allowed by Section 212(c)(2) of the Delaware General Corporation Law.
Can I watch the meeting later?
Yes. A replay of the annual meeting will be available on our investor relations website at investors.robinhood.com. The recording will be posted within 24 hours after the meeting ends and will be available to view for at least two weeks.

Questions and Answers about Our Proxy Materials and the Annual Meeting	21

How can I submit questions and upvote questions for management to answer?
Stockholders may submit and upvote questions to the Company ahead of the meeting using the Q&A platform developed by Say. You may visit app.saytechnologies.com/robinhood-2025-annual to submit and upvote questions (or you may do so directly in your brokerage's investing application, if supported). The Q&A platform will be open to submit and upvote questions starting June 18, 2025, at 5:00 p.m. Eastern time. Stockholders will be able to submit and upvote questions until June 24, 2025, at 5:00 p.m. Eastern time. We will address a selection of the most upvoted questions during the meeting.
Our intent is to answer as many stockholder-submitted questions as time permits. We may combine or group together substantially similar questions to avoid repetition. We reserve the right to edit profanity or other inappropriate language, as well as exclude questions that are not pertinent to meeting matters or Company business.
What does it mean if I receive more than one set of proxy materials?
If your shares are registered differently or are held in more than one account, you will receive a Notice of Internet Availability (or in some cases a set of proxy materials) for each account. To ensure that all of your shares are voted, please submit your proxy or voting instructions for each account for which you have received a notice or set of proxy materials.
What is the deadline for voting my shares if I do not attend the annual meeting?
If you are a stockholder of record, your proxy must be received by telephone or the internet before the meeting is scheduled to begin in order for your shares to be voted. If you are a stockholder of record, you also have the option of completing, signing, dating, and returning the proxy card enclosed with the proxy materials so that it is received by 5:00 p.m. Eastern time on June 24, 2025, which is the day before the meeting, in order for your shares to be voted. If you are a beneficial owner of shares, please comply with the deadlines included in the voting instructions provided by the broker, bank, or other nominee that holds your shares.
How many shares must be present or represented to conduct business at the annual meeting?
Business may be conducted at the annual meeting only if a quorum is present or represented at the meeting, which means that holders of stock representing a majority of the voting power of all shares of stock issued and outstanding and entitled to vote at the annual meeting must be present in person or represented by proxy at the annual meeting. Both abstentions and broker non-votes are counted to determine whether a quorum is present. See “What effect do abstentions and broker non-votes have on the proposals?” below for more information.
What if a quorum is not present at the meeting?
If a quorum is not present at the scheduled time of the annual meeting, the chair of the annual meeting is authorized by our Amended and Restated Bylaws (the “Bylaws”) to adjourn the meeting, from time to time, until a quorum is present or represented, to reconvene at the same or some other place.
What effect do abstentions and broker non-votes have on the proposals?
Abstentions. Abstentions will not be counted as votes cast and, therefore, will have no effect on the outcome of any proposal at the annual meeting. An “abstention” occurs on a matter when a stockholder returns a proxy card marked “abstain” (or otherwise submits a voting instruction to abstain) as to such matter. (Merely leaving a proposal blank on the proxy card does not result in an abstention.) Abstentions will be counted as present and entitled to vote for purposes of determining whether a quorum is present at the annual meeting.
Broker Non-Votes. Broker non-votes will not be counted as votes cast and, therefore, will have no effect on the outcome of the vote on each of the non-routine items, although they will count for purposes of determining whether a quorum is present. A broker is entitled to vote shares held for a beneficial owner on routine matters (such as ratifying the appointment of Ernst & Young LLP), without instructions from the beneficial owner of those shares. On the other hand, a broker is not entitled to vote shares held for a beneficial owner on non-routine items (such as the election of directors and the Say-on-Pay vote) absent instructions from the beneficial owners of such shares. Consequently, if you hold shares in street name and you do not submit any voting instructions, your broker may exercise its discretion to vote your shares on the proposal to ratify the appointment of Ernst & Young LLP but will not vote your shares with respect to the election of directors or the Say-on-Pay vote. If this occurs, your shares will be voted in the manner directed by your broker on the proposal to ratify the appointment of Ernst & Young LLP but will constitute “broker non-votes” with respect to the election of directors and the Say-on-Pay vote.

22	Robinhood Questions and Answers about Our Proxy Materials and the Annual Meeting

How will my shares be voted if I do not provide specific voting instructions in the proxy card or voting instruction form that I submit?
If you submit a signed proxy card or voting instruction form without giving specific voting instructions on one or more matters listed in the notice for the meeting, your shares will be voted as recommended by our Board on such matters, and as the proxyholders may determine in their discretion with respect to any other matters properly presented for a vote at the annual meeting.
Can I change my vote or revoke my proxy?
You may change your vote or revoke your proxy at any time before your proxy is voted at the annual meeting. If you are a stockholder of record, you may change your vote or revoke your proxy by: (1) delivering to Robinhood (Attention: Corporate Secretary, at 85 Willow Road, Menlo Park, California 94025) a written notice of revocation of your proxy; (2) submitting an authorized proxy bearing a later date using one of the alternatives described above under “How can I vote my shares in advance without attending the annual meeting?”; or (3) attending the annual meeting and voting in person. Attendance at the annual meeting in and of itself, without voting in person at the annual meeting, will not cause your previously granted proxy to be revoked. For shares you hold in street name, you may change your vote by submitting new voting instructions to your broker, bank, or other nominee or by registering for the virtual meeting and voting in the meeting.
What happens if additional matters are presented at the annual meeting?
If you grant a proxy, the persons named as proxyholders, Jason Warnick and Daniel Gallagher, will each have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting.
Other than the matters and proposals described in this proxy statement, we have not received valid notice of any other business to be acted upon at the annual meeting.
Who will count the votes?
A representative of Mediant Communications Inc. will tabulate the votes and act as the Inspector of Election.
Where can I find the voting results of the annual meeting?
Robinhood will report voting results by filing with the SEC a Current Report on Form 8-K within four business days following the date of the annual meeting. If final voting results are not known when such report is filed, they will be announced in an amendment to such report within four business days after the final results become known.
Who will bear the cost of soliciting votes for the annual meeting?
Robinhood will bear the costs of the solicitation of proxies. These costs include the expense of preparing, assembling, printing, mailing, and distributing proxy solicitation materials for the annual meeting and reimbursements paid to brokerage firms and others for related expenses in forwarding materials to beneficial owners. We may conduct further solicitation personally, telephonically, over the internet, or by facsimile through our officers, directors, and employees, none of whom will receive additional compensation for assisting with the solicitation. We might incur other expenses in connection with the solicitation of proxies for the annual meeting.
May I propose actions for consideration at next year’s annual meeting or nominate individuals to serve as directors?
Yes. The following requirements apply to stockholder proposals and director nominations for the 2026 annual meeting of stockholders.

Questions and Answers about Our Proxy Materials and the Annual Meeting	23

Requirements for Stockholder Proposals to be Considered for Inclusion in Proxy Materials:
Stockholders interested in submitting a proposal for inclusion in the proxy materials we distribute for the 2026 annual meeting of stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be eligible for inclusion, stockholder proposals must be received by us no later than January 7, 2026, and must comply with Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. If we change the date of the 2026 annual meeting of stockholders by more than 30 days from the anniversary of this year’s meeting, stockholder proposals must be received a reasonable time before we begin to print and mail our proxy materials for the 2026 annual meeting of stockholders. Proposals should be sent to our Corporate Secretary at 85 Willow Road, Menlo Park, California 94025.
Requirements for Stockholder Proposals and Director Nominations Not Intended for Inclusion in Proxy Materials:
Stockholders who wish to nominate persons for election to the Board at the 2026 annual meeting of stockholders or who wish to present a proposal at the 2026 annual meeting of stockholders, but who do not intend for such nomination or proposal to be included in the proxy materials distributed by us for such meeting, must deliver written notice of the nomination or proposal to the Corporate Secretary at the above address no earlier than February 25, 2026, and no later than March 27, 2026 (provided, however, that if the 2026 annual meeting of stockholders is held earlier than May 26, 2026, or later than August 24, 2026, nominations and proposals must be delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Company). The stockholder’s written notice must include certain information concerning the stockholder and each nominee and proposal, as specified in Section 1.14 of the Company’s Bylaws, and must comply with the other requirements specified in the Bylaws. In addition to satisfying the requirements under the Company’s Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 26, 2026.
In addition, stockholders may recommend director candidates for consideration by the Nominating and Corporate Governance Committee (the “NomGov Committee”) by following the procedures set forth under “Stockholder Recommendations for Director Nominations” on page 43 of this proxy statement.
Are proxy materials for the 2025 annual meeting available online?
Yes. This proxy statement and the 2024 Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 Form 10-K”), are available online at www.proxydocs.com/HOOD.
What do I need to do now and who can help answer my questions?
Carefully read and consider the information contained in this proxy statement and vote your shares. If you have questions about the annual meeting, need assistance in voting, or if you desire copies of this proxy statement or proxy cards, you should contact:
Robinhood Investor Relations
by email to: ir@robinhood.com

24	Robinhood Cautionary Note Regarding Forward-Looking Statements

Cautionary Note Regarding Forward-Looking Statements

This proxy statement contains forward-looking statements (as such phrase is used in the federal securities laws), which involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “believe,” “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “estimate,” “predict,” “potential,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. This proxy statement includes, among others, forward-looking statements relating to our strategic and operational plans, financial outcomes, new product launches, and stockholder engagement plans.
Our forward-looking statements are subject to a number of known and unknown risks, uncertainties, assumptions, and other factors that may cause our actual future results, performance, or achievements to differ materially from any future results expressed or implied in this proxy statement. Reported results should not be considered an indication of future performance. Factors that contribute to the uncertain nature of our forward-looking statements include, among others: our rapid and continuing expansion, including continuing to introduce new products and services on our platforms as well as geographic expansion; the difficulty of managing our business effectively, including the size of our workforce, and the risk of declining or negative growth; the fluctuations in our financial results and key metrics from quarter to quarter; our reliance on transaction-based revenue, including payment for order flow (“PFOF”), the risk of new regulation or bans on PFOF and similar practices, and the addition of our new fee-based model for cryptocurrency; our exposure to fluctuations in interest rates and rapidly changing interest rate environments; the difficulty of raising additional capital (to provide liquidity needs and support business growth and objectives) on reasonable terms, if at all; the need to maintain capital levels required by regulators and self-regulatory organizations; the risk that we might mishandle the cash, securities, and cryptocurrencies we hold on behalf of customers, and our exposure to liability for processing, operational, or technical errors in clearing functions; the impact of negative publicity on our brand and reputation; the risk that changes in business, economic, or political conditions that impact the global financial markets, or a systemic market event, might harm our business; our dependence on key employees and a skilled workforce; the difficulty of complying with an extensive, complex, and changing regulatory environment and the need to adjust our business model in response to new or modified laws and regulations; the possibility of adverse developments in pending litigation and regulatory investigations; the effects of competition; our need to innovate and acquire or invest in new products, services, technologies and geographies in order to attract and retain customers and deepen their engagement with us in order to maintain growth; our reliance on third parties to perform some key functions and the risk that processing, operational or technological failures could impair the availability or stability of our platforms; the risk of cybersecurity incidents, theft, data breaches, and other online attacks; the difficulty of processing customer data in compliance with privacy laws; our need as a regulated financial services company to develop and maintain effective compliance and risk management infrastructures; the risks associated with incorporating artificial intelligence (“AI”) technologies into some of our products and processes; the volatility of cryptocurrency prices and trading volumes; the risk that our platforms and services could be exploited to facilitate illegal payments; and the risk that substantial future sales of Class A common stock in the public market, or the perception that they may occur, could cause the price of our stock to fall.
Because some of these risks and uncertainties cannot be predicted or quantified and some are beyond our control, you should not rely on our forward-looking statements as predictions of future events. More information about potential risks and uncertainties that could affect our business and financial results is included in the section of our Annual Report for the year ended December 31, 2024, titled “Risk Factors” and our other filings with the SEC, which are available on the SEC’s web site at www.sec.gov. Moreover, we operate in a very competitive and rapidly changing environment; new risks and uncertainties may emerge from time to time, and it is not possible for us to predict all risks nor identify all uncertainties. The events and circumstances reflected in our forward-looking statements might not be achieved and actual results could differ materially from those projected in the forward-looking statements.
Except as otherwise noted, all forward-looking statements are made as of the date we file this proxy statement and are based on information and estimates available to us at this time. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. Except as required by law, Robinhood assumes no obligation to update any of the statements in this proxy statement whether as a result of any new information, future events, changed circumstances, or otherwise. You should read this proxy statement with the understanding that our actual future results, performance, events, and circumstances might be materially different from what we expect.

Proposal 01

26	Robinhood Proposal 1 — Election of Directors

Election of Directors

Our business and affairs are managed with oversight from our Board. Our Board currently consists of ten directors, each of whom is nominated for re-election at the annual meeting. The number of directors is set by the Board, subject to the terms of our Charter and Bylaws (together with our Charter, our “Organizational Documents”).
Following the automatic sunset of our Board classifications at our 2024 annual meeting, all directors are elected for one-year terms.
The ten director nominees are introduced on the following pages, with detailed information about the nominees with explanations of how candidates are identified. This is followed by additional information about our current Board, including skills and qualifications, independence, and biographical information, as well as how stockholders can submit names for consideration as future director nominees.
For more information on our current Board structure, see “Corporate Governance—Board Structure.”

Each director nominee (“Nominee”) will be elected if he or she receives a majority of votes cast, meaning that the number of votes cast “FOR” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. (A different voting standard would apply if this were a “contested election,” as such term is defined in our Bylaws.)
Stockholders are not entitled to cumulate votes in the election of directors.
Abstentions and broker non-votes will have no effect on the outcome of this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board of Directors recommends that stockholders vote “FOR” the election of each of the Nominees named below. Proxies received by the Company will be voted “FOR” the election of the nominees named below unless you specify otherwise in the proxy.

What is being voted on and why?

Starting with our 2024 annual meeting, all directors are elected on an annual basis. You’re being asked to re-elect all of our directors who have been nominated by our Board to continue serving until our 2026 annual meeting of stockholders.

Proposal 1 — Election of Directors	27

Director Nominees
As recommended by the NomGov Committee, our Board has nominated the following directors for re-election at this annual meeting:

Name and Principal Occupation	Age	Director Since	Independent	Committee Membership
				Audit	NomGov	People	Safety
Vladimir Tenev Chair of the Board and Chief Executive Officer, Robinhood	38	2013
Baiju Bhatt Founder and Chief Executive Officer, Aetherflux	40	2013
John Hegeman Chief Revenue Officer, Meta	40	2025					●
Paula Loop Retired Partner, PricewaterhouseCoopers LLP	63	2021		CHAIR			●
Meyer Malka Founder and Managing Partner, Ribbit Capital	50	2022				●
Christopher Payne Advisor & Former President and Chief Operating Officer, DoorDash	56	2024		●	●
Jonathan Rubinstein Director, Amazon.com, Inc.	68	2021	LEAD		CHAIR
Susan Segal President and Chief Executive Officer, Americas Society and Council of the Americas	72	2024				CHAIR	●
Dara Treseder Chief Marketing Officer, Autodesk, Inc.	36	2021			●	●
Robert Zoellick Chair, Americas, Temasek Holdings (Private) Limited	71	2021		●			CHAIR

LEAD	Lead Independent Director	CHAIR	Committee Chair	Audit	Audit Committee	People	People and Compensation Committee
	Independent Director	●	Committee Member	NomGov	Nominating and Corporate Governance Committee	Safety	Safety, Risk and Regulatory Committee
If re-elected, each Nominee will serve as a director until our 2026 annual meeting of stockholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, retirement, disqualification, or removal from office.

28	Robinhood Proposal 1 — Election of Directors

All Nominees have consented to being named in this proxy statement and to serving as directors if elected. If any Nominee is unable to serve or for good cause will not serve as a director at the time of the annual meeting, the persons who are designated as proxies intend to vote, in their discretion, for such other persons, if any, as may be designated by the Board. As of the date of this proxy statement, the Board has no reason to believe that any of the persons named above will be unable or unwilling to stand as a nominee or to serve as a director if elected.
Mr. Payne and Mr. Hegeman were identified as potential directors by our NomGov Committee based on a director search conducted by Heidrick & Struggles. The NomGov Committee reviewed each individual’s background information and qualifications and recommended each of Mr. Payne and Mr. Hegeman to the Board for appointment to the Board. The Board met, discussed the NomGov Committee’s recommendation, and appointed each of Mr. Payne and Mr. Hegeman as a director.
The criteria set forth below, among others identified by the Board from time to time, reflect the traits, characteristics, abilities, and experience that the Board looks for in determining candidates for election to the Board. We believe that each Nominee satisfies the criteria below and possesses:
•the highest ethical character and alignment with the values of the Company;
•relevant expertise and experience, and ability to offer advice and guidance to the CEO and senior management based on that expertise and experience;
•the ability and willingness to devote sufficient time and energy to carrying out director duties effectively; and
•sound business judgment.
The Board will consider recommendations from other directors, stockholders, management, search firms, and others, as it deems appropriate.

Proposal 1 — Election of Directors	29

Skills and Qualifications for Director Nominees
Our Board is committed to ensuring that it is composed of directors who collectively possess a balanced mix of skills and qualifications that enable effective oversight of our mission, values, and business priorities. Below are the skills and qualifications that the Board considers to be particularly important to the Company as we continue to execute on our mission and advance our strategic objectives:

6	3
Financial Services and Fintech	Regulatory, Government and Public Policy

Sophisticated knowledge of our industries for understanding and reviewing our business and strategy	Sophistication in understanding and navigating the heavily regulated industries and complex political landscape in which we operate

7	7
Finance	Marketing

Financial expertise with experience analyzing financial statements and expertise in financial strategy, accounting, and reporting	Marketing and brand-building capabilities in rapidly changing and customer-facing industries, including new markets, and opportunities for innovation and disruption

9	10
Executive Leadership	Business Operations and Strategy

Operating experience as a senior executive leader, shaping strategy, performance, and prioritization	A practical understanding of developing, implementing, and assessing our operating plan and business strategy

6	6
Corporate Governance	Technology Infrastructure and Cybersecurity
Supports our goals of strong Board and management accountability, transparency, and protection of stockholder interests

Relevant to the Company as it looks for ways to enhance the customer experience and internal operations and oversee cybersecurity risk

5	7
Emerging Technology and Innovation	Risk Management

Relevant to overseeing our various and rapidly evolving technological opportunities and risks, including artificial intelligence (“AI”)	Important to the Board’s role in overseeing the risks facing the Company

6	6
Human Capital Management	International Business Experience

Expertise in workforce acquisition, management, and optimization, including compensation practices, that result in the attraction, development, and retention of top candidates with varied skills and backgrounds
Experience in multiple markets and possession of critical insights into the opportunities and risks of our international businesses

Through their varied professional backgrounds and wide-ranging experience, each of our director nominees provides relevant, complementary skills and expertise that contribute to the Board’s oversight responsibilities. The breadth of their experience and contributions to our Board’s overall expertise in the areas identified by our Board are highlighted above.

30	Robinhood Proposal 1 — Election of Directors

Director Dashboard
The following provides information regarding our Board as of April 25, 2025:

INDEPENDENCE	TENURE	AGE

Board Leadership Policy
The Board is committed to fostering a culture of integrity, inclusion, dignity, and mutual respect and believes in reflecting, in its composition, the wide diversity of views of the Company’s stockholders, employees, and customers. The Board seeks to combine the skills and experience of its long-standing Board members with the fresh perspectives, insights, skills, and experiences of new members from different backgrounds. It is the policy of the Board that when searching for director nominees, the NomGov Committee will recommend director nominees with individual attributes that contribute to the total diversity of viewpoints, experience, and expertise represented on the Board. The Board and NomGov Committee consider this policy annually during their self-assessment and when nominating directors for election to the Board, and the NomGov Committee believes that this policy is effective.

Proposal 1 — Election of Directors	31

Director Independence
Our Corporate Governance Guidelines provide that a majority of our directors shall be “independent” as that term is defined by the Nasdaq listing standards, which include the requirement that an independent director must be free of any relationships which, in the opinion of the Board, would interfere with the exercise of such director’s independent judgment and independence from management in carrying out the responsibilities of a director. There are no family relationships among any of our directors or executive officers.
Our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment, and affiliations, as well as information otherwise obtained by or available to us, our Board has determined that each of Mr. Hegeman, Ms. Loop, Mr. Malka, Mr. Payne, Mr. Rubinstein, Ms. Segal, Ms. Treseder, and Mr. Zoellick does not have any relationships that would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under Nasdaq listing standards. The Board has also determined, as further described below, that each of these directors is independent under applicable SEC rules and Nasdaq listing standards for service on the various committees of the Board on which they currently or previously served. Mr. Tenev and Mr. Bhatt are not independent (as a result of their current or prior employment with the Company).
In making these determinations regarding the independence of our directors, the Board considered (1) any transactions involving them described in the section below titled “Transactions with Related Persons,” (2) other transactions or relationships between the Company, on the one hand, and other companies at which they serve or served as an executive officer or in another leadership role or held a material ownership interest, on the other hand (for which in all cases the amount involved did not exceed 5% of the recipient entity’s annual gross revenue), and (3) the matters described below (none of which involved professional, advisory, or consulting services). In each case, the Board affirmatively determined that any such arrangements, transactions, or relationships did not, and would not, interfere with the director’s exercise of independent judgment in carrying out his or her responsibilities as a director:
•the relationship between Mr. Malka and entities associated with Ribbit Capital, which held more that 5% of the Company’s outstanding common stock at the time of the IPO until it reported that it held 5% or less of the Company’s outstanding common stock as of December 31, 2024, including the transactions involving entities associated with Ribbit Capital described in the section below titled “Transactions with Related Persons”; and
•transactions in the ordinary course of business involving aggregate payments greater than $10,000 to companies for which the following directors served as a non-employee director or executive officer, as applicable, at the time of payment: Mr. Malka, Mr. Payne, Mr. Rubinstein, and Ms. Treseder. The amount involved in each of these transactions did not exceed 5% of the recipient entity’s annual gross revenue.
The Board had previously determined that Frances Frei, who served on the Board until June 25, 2024, was independent under the applicable SEC rules.

Why is independence important?

Having independent directors is important to ensure the company acts in the best interest of stockholders and to mitigate conflicts of interest that might arise.

32	Robinhood Proposal 1 — Election of Directors

Biographical Information: Director Nominees
Set forth below are brief biographical descriptions of our director nominees. The primary experience, qualifications, attributes, and skills of each of our director nominees that led to the conclusion of the NomGov Committee and the Board that such person is qualified to serve as a member of the Board are also described in the following paragraphs.

Vladimir Tenev

Age: 38 Director Since: November 2013

PROFESSIONAL HIGHLIGHTS
Robinhood
CEO and President (Since November 2020)
Chair of the Board (Since March 2021)
Co-CEO and Co-President, alongside Mr. Bhatt (November 2013 - November 2020)
EDUCATION
Mr. Tenev holds an M.S. in Mathematics from the University of California, Los Angeles and a B.S. in Mathematics from Stanford University.

KEY SKILLS

Regulatory, Government and Public Policy - Sophistication in understanding and navigating the heavily regulated industries and complex political landscape in which we operate

Technology Infrastructure and Cybersecurity - Relevant to the Company as it looks for ways to enhance the customer experience and internal operations and oversee cybersecurity risk

Emerging Technology and Innovation - Relevant to overseeing our various and rapidly evolving technological opportunities and risks, including AI

QUALIFICATIONS AND ADDITIONAL EXPERIENCES
Mr. Tenev co-founded Robinhood with Mr. Bhatt in 2013 with a mission to democratize finance for all. He has over a decade of experience in financial services as a co-founder with Mr. Bhatt. As our Chief Executive Officer, and as a result of his experience in the financial industry, Mr. Tenev brings to our Board a strong vision for the Company’s products and business plans; historical and institutional knowledge about the Company, its leadership, and culture; and a keen understanding of strategies, values, and challenges that impact our business and customers.

Audit	Nominating and Corporate Governance	People and Compensation	Safety, Risk and Regulatory	Committee Chair

Proposal 1 — Election of Directors	33

Baiju Bhatt

Age: 40 Director Since: November 2013

PROFESSIONAL HIGHLIGHTS
Aetherflux Inc., a renewable energy company
Founder and Chief Executive Officer (Since October 2023)
Robinhood
Chief Creative Officer (March 2021 - March 2024)
Co-CEO and Co-President, alongside Mr. Tenev (November 2013 - November 2020)
EDUCATION
Mr. Bhatt holds a M.S. in Mathematics and a B.S. in Physics from Stanford University.

KEY SKILLS

Marketing - Marketing and brand-building capabilities in rapidly changing and customer-facing industries, including new markets, and opportunities for innovation and disruption

Financial Services and Fintech - Sophisticated knowledge of our industries for understanding and reviewing our business and strategy

Technology Infrastructure and Cybersecurity - Relevant to the Company as it looks for ways to enhance the customer experience and internal operations and oversee cybersecurity risk

QUALIFICATIONS AND ADDITIONAL EXPERIENCES
Mr. Bhatt co-founded Robinhood with Mr. Tenev in 2013 with a mission to democratize finance for all. He has over a decade of experience in financial services as a co-founder with Mr. Tenev. As our former Chief Creative Officer and Co-CEO of the Company, and as a result of his experience in the financial industry, Mr. Bhatt brings to our Board a strong vision for the Company’s business; historical and institutional knowledge about the Company, its leadership, and culture; and a keen understanding of strategies, values, and challenges that impact our business and customers.

Audit	Nominating and Corporate Governance	People and Compensation	Safety, Risk and Regulatory	Committee Chair

34	Robinhood Proposal 1 — Election of Directors

John Hegeman		INDEPENDENT

Age: 40 Director Since: March 2025	Committees:

PROFESSIONAL HIGHLIGHTS
Meta Platforms, Inc. (“Meta”), a technology conglomerate focused on connecting people through social media platforms and products
Chief Revenue Officer (Since December 2024)
Vice President, Head of Monetization (April 2022 - December 2024)
Vice President, Ads (June 2021 - April 2022)
Various other roles since 2007
Quora, Inc. (“Quora”), a question-and-answer platform used to gain and share information
Director, Engineering (May 2013 - July 2014)
EDUCATION
Mr. Hegeman holds a degree in mathematics and economics from Stanford University.

KEY SKILLS

Emerging Technology and Innovation - Relevant to overseeing our various and rapidly evolving technological opportunities and risks, including AI

Technology Infrastructure and Cybersecurity - Relevant to the Company as it looks for ways to enhance the customer experience and internal operations and oversee cybersecurity risk

International Business Experience - Experience in multiple markets and possession of critical insights into the opportunities and risks of our international businesses

QUALIFICATIONS AND ADDITIONAL EXPERIENCES
Mr. Hegeman contributes to the mix of experience and qualifications the Board seeks to maintain through his deep experience in products, emerging technologies, and consumer-facing companies. Mr. Hegeman currently also serves on the board of Jio Platforms Limited and The Center for Election Science. Mr. Hegeman brings to our Board a deep understanding of the industry sectors in which we operate and valuable insight into product and technological developments, including consumer experience, that affect our business.

Audit	Nominating and Corporate Governance	People and Compensation	Safety, Risk and Regulatory	Committee Chair

Proposal 1 — Election of Directors	35

Paula Loop		INDEPENDENT

Age: 63 Director Since: June 2021	Committees:

PROFESSIONAL HIGHLIGHTS
PricewaterhouseCoopers LLP (“PwC”), one of the “Big Four” accounting firms
Partner, a position from which she retired in June 2021
OTHER PUBLIC COMPANY DIRECTORSHIPS
Fastly, Inc., a cloud computing services provider (Since July 2021)
APi Group Corporation, a construction engineering company (Since March 2022)
EDUCATION
Ms. Loop is a Certified Public Accountant and holds a B.S. in Business Administration from the University of California, Berkeley.

KEY SKILLS

Finance - Financial expertise with experience analyzing financial statements and expertise in financial strategy, accounting, and reporting

Risk Management - Important to the Board’s role in overseeing the risks facing the Company

Corporate Governance - Supports our goals of strong Board and management accountability, transparency, and protection of stockholder interests

QUALIFICATIONS AND ADDITIONAL EXPERIENCES
Ms. Loop contributes to the mix of experience and qualifications the Board seeks to maintain through her extensive experience in corporate governance, technical accounting, and SEC financial reporting matters. In addition, over the course of a more than 30-year career with PwC, Ms. Loop served as the leader of PwC’s Governance Insights Center, from 2016 to 2021, where she led all of PwC’s governance education programs, as PwC’s New York Metro Regional Assurance Leader from 2012 to 2016, and as PwC’s U.S. and Global Talent Leader from 2010 to 2012. Ms. Loop was a member of PwC’s Board of Partners from June 2017 to June 2021, including on the firm’s Governance, Risk & Quality, and Executive Compensation Committees. Beginning in December 2019, Ms. Loop served on the board of the Value Reporting Foundation, which oversaw efforts by the Sustainability Accounting Standards Board to establish industry-specific disclosure standards across a range of ESG topics until it consolidated into the IFRS Foundation in August 2022, and from 2018 to 2021 she served as advisory board chair at the NYU Stern Center for Sustainable Business. Ms. Loop brings to our Board extensive experience in a wide range of financial and accounting matters and a solid understanding of corporate governance, risk management and stockholder interests.

Audit	Nominating and Corporate Governance	People and Compensation	Safety, Risk and Regulatory	Committee Chair

36	Robinhood Proposal 1 — Election of Directors

Meyer Malka		INDEPENDENT

Age: 50 Director Since: March 2022	Committees:

PROFESSIONAL HIGHLIGHTS
Ribbit Capital, a venture capital firm focused on investing in innovative companies in the financial services sector
Founder and Managing Partner (Since May 2012)
Bling Nation Ltd., a mobile payments company, which later evolved into Lemon Inc., a mobile wallet company that was acquired in 2013
Co-Founder and Co-Chief Executive Officer (2008 – 2011)
Banco Lemon, a Brazilian retail bank serving the underbanked population, which went on to become one of the largest private microfinance institutions in Brazil, until its acquisition in 2009 by Banco do Brasil S.A., Latin America’s largest bank
Co-Founder (2003)
Patagon.com, Inc., an online brokerage, which became Latin America’s first comprehensive internet-based financial services portal and dealer until its acquisition in March 2000 by Banco Santander, S.A.
Founder (1998)
Heptagon Group, a securities and investment broker-dealer
Co-Founder (1991)
OTHER PUBLIC COMPANY DIRECTORSHIPS
Ribbit LEAP, Ltd., a special purpose acquisition company (September 2020 - August 2022)
MercadoLibre, Inc., an online marketplace (March 2013 - April 2021)
EDUCATION
Mr. Malka holds a degree in economics from the Universidad Católica Andrés Bello.

KEY SKILLS

Marketing - Marketing and brand building capabilities in rapidly changing and customer-facing industries, including new markets, and opportunities for innovation and disruption

Financial Services and Fintech - Sophisticated knowledge of our industries for understanding and reviewing our business and strategy

Technology Infrastructure and Cybersecurity - Relevant to the Company as it looks for ways to enhance the customer experience and internal operations and oversee cybersecurity risk

QUALIFICATIONS AND ADDITIONAL EXPERIENCES
Mr. Malka contributes to the mix of experience and qualifications the Board seeks to maintain through his extensive experience in the financial and technology sectors. In addition, Mr. Malka has more than 25 years of experience building and investing in technology and financial services across the U.S., Europe, and Latin America. Mr. Malka currently serves on the boards of several private companies as well. As a result of his experience, Mr. Malka brings to our Board a deep understanding of the particular industry and technology sectors in which we operate and valuable insight into marketing and branding our products.

Audit	Nominating and Corporate Governance	People and Compensation	Safety, Risk and Regulatory	Committee Chair

Proposal 1 — Election of Directors	37

Christopher Payne		INDEPENDENT

Age: 56 Director Since: December 2024	Committees:

PROFESSIONAL HIGHLIGHTS
DoorDash, Inc., a technology company that connects consumers with local restaurants, convenience stores, and other businesses for delivery and pickup
Strategic Advisor (Since March 2023)
President and Chief Operating Officer (January 2016 - March 2023)
Tinder, Inc., an online dating and geosocial networking application
Chief Executive Officer (March 2015 - August 2015)
eBay Inc., an e-commerce marketplace that connects buyers and sellers
Senior Vice President, North American Marketplaces (September 2010 - December 2014)
Positronic, Inc., a developer of predictive search technology (acquired by eBay Inc.)
Founder and Chief Executive Officer (July 2007 - December 2008)
Microsoft Corporation, a technology company that develops and sells software, services, and hardware
Vice President (2001 - 2007)
Amazon.com, Inc., an e-commerce company
Vice President (1998 - 2001)
OTHER PUBLIC COMPANY DIRECTORSHIPS
Gogo, Inc., a provider of in-flight broadband Internet service and other connectivity services for business aircraft (Since June 2014)
Hims & Hers Health Inc., a leading health and wellness platform (Since March 2024)
EDUCATION
Mr. Payne holds a B.A. in U.S. history from Dartmouth College.

KEY SKILLS

Executive Leadership - Operating experience as a senior executive leader, shaping strategy, performance, and prioritization

Business Operations and Strategy - A practical understanding of developing, implementing, and assessing our operating plan and business strategy

Technology Infrastructure and Cybersecurity - Relevant to the Company as it looks for ways to enhance the customer experience and internal operations and oversee cybersecurity risk

QUALIFICATIONS AND ADDITIONAL EXPERIENCES
Mr. Payne contributes to the mix of experience and qualifications the Board seeks to maintain through his extensive experience in the technology and e-commerce sectors as a seasoned operator who has helped build category-defining companies at pivotal points in their evolution. Mr. Payne currently serves on the advisory boards of several private companies as well. As a result of his experience, Mr. Payne brings to our Board a deep understanding of the particular industry and technology sectors in which we operate and valuable insight into delivering great products in service of our mission.

Audit	Nominating and Corporate Governance	People and Compensation	Safety, Risk and Regulatory	Committee Chair

38	Robinhood Proposal 1 — Election of Directors

Jonathan Rubinstein		INDEPENDENT

Age: 68 Director Since: May 2021	Committees:

PROFESSIONAL HIGHLIGHTS
Robinhood
Lead Independent Director (Since May 2021)
Amazon.com, Inc., an e-commerce company
Director (Since December 2010)
Lead Director (September 2017 - September 2023)
SENIOR ROLES AT:
Apple Inc., a consumer electronics company, where he played a key role in developing the iPod as General Manager of the iPod Division from 2002 to 2006 (February 1997 - April 2006)
Bridgewater Associates, an investment management firm (March 2016 - March 2017)
Hewlett-Packard Co., an information technology company (July 2010 - January 2012)
Palm, Inc., a smartphone manufacturer (June 2009 - July 2010, when it was acquired by Hewlett-Packard)
OTHER PUBLIC COMPANY DIRECTORSHIPS
Qualcomm Incorporated, a semiconductor company (May 2013 - May 2016)
Palm, Inc., a smartphone manufacturer (October 2007 - July 2010)
EDUCATION
Mr. Rubinstein holds an M.S. in computer science from Colorado State University, an M.Eng. in electrical engineering from Cornell University, and a B.S. from Cornell University.

KEY SKILLS

Executive Leadership - Operating experience as a senior executive leader, shaping strategy, performance, and prioritization

Technology Infrastructure and Cybersecurity - Relevant to the Company as it looks for ways to enhance the customer experience and internal operations and oversee cybersecurity risk

Emerging Technology and Innovation - Relevant to overseeing our various and rapidly evolving technological opportunities and risks, including AI

QUALIFICATIONS AND ADDITIONAL EXPERIENCES
Mr. Rubinstein contributes to the mix of experience and qualifications the Board seeks to maintain through his experience as a senior leader in high profile technology companies and his experience serving on other public company boards, including as a Lead Director. In addition, Mr. Rubinstein has served as a Senior Advisor at PDT Partners, an asset management firm, since September 2017. He is also a member of the National Academy of Engineering and a senior member of the Institute of Electrical and Electronics Engineers. As a result of his experiences, Mr. Rubinstein brings to our Board a deep understanding of the risks and opportunities involved in the development of strategies and diverse businesses, practical knowledge of executive management, and extensive insight into technological developments that affect our business, including customer experience and cybersecurity matters.

Audit	Nominating and Corporate Governance	People and Compensation	Safety, Risk and Regulatory	Committee Chair

Proposal 1 — Election of Directors	39

Susan Segal		INDEPENDENT

Age: 72 Director Since: March 2024	Committees:

PROFESSIONAL HIGHLIGHTS
Americas Society and Council of the Americas, a non-profit organization focused on political, social, and economic issues and development throughout the Americas
President and CEO (Since August 2003)
JP Morgan Partners/Chase Capital Partners, a private equity division of the financial services firm, JPMorgan Chase
Former Partner and Head of the Latin American Group, where she focused on pioneering early-stage venture capital investing in Latin America
OTHER PUBLIC COMPANY DIRECTORSHIPS
MercadoLibre, Inc., an online marketplace (Since April 2012)
Vista Energy, S.A.B. de C.V., an oil and gas company (Since July 2017)
Scotiabank, a banking and financial services company (December 2011 - April 2023)
Ribbit LEAP, Ltd., a special purpose acquisition company (September 2020 - September 2022)
EDUCATION
Ms. Segal holds a master’s degree in business administration from Columbia University and a bachelor’s degree from Sarah Lawrence College.

KEY SKILLS

Executive Leadership - Operating experience as a senior executive leader, shaping strategy, performance, and prioritization

International Business Experience - Experience in multiple markets and possession of critical insights into the opportunities and risks of our international businesses

Human Capital Management - Expertise in workforce acquisition, management, and optimization, including compensation practices, that result in the attraction, development, and retention of top candidates with varied skills and backgrounds

QUALIFICATIONS AND ADDITIONAL EXPERIENCES
Ms. Segal contributes to the mix of experience and qualifications the Board seeks to maintain through her extensive experience in the financial sector, both in the U.S. and internationally, and her many years of service on public company boards. In addition, Ms. Segal has more than 40 years of experience in the private sector in Latin America and other emerging markets. She founded an investment advisory focused on Latin America and the U.S. Hispanic market. Ms. Segal currently serves on the boards of several non-profit organizations, including the Tinker Foundation and the Advisory Board of Bretton Woods Foundation. She was also named an honorary director of Scotiabank, was a director and chairman of Scotiabank USA, a nonpublic subsidiary of Scotiabank through December 2023, and is a member of the Council on Foreign Relations. As a result of her experience, Ms. Segal brings to our Board a deep understanding of the particular industry sectors in which we operate and extensive insight into international market and operations.

Audit	Nominating and Corporate Governance	People and Compensation	Safety, Risk and Regulatory	Committee Chair

40	Robinhood Proposal 1 — Election of Directors

Dara Treseder		INDEPENDENT

Age: 36 Director Since: November 2021	Committees:

PROFESSIONAL HIGHLIGHTS
Autodesk, Inc., a provider of 3D design, engineering, and entertainment software and services
Chief Marketing Officer, where she is responsible for marketing strategy globally and oversees worldwide marketing, brand and communications, global demand generation, and education business teams (Since October 2022)
Peloton Interactive, Inc., an interactive fitness platform
Senior Vice President, Head of Global Marketing & Communications, where she set strategy and goals for Peloton’s marketing efforts to build its brand and drive growth and international expansion (August 2020 - September 2022)
Carbon, Inc., a 3D printing technology company
Chief Marketing and Communications Officer (December 2018 - August 2020)
GE Business Innovations and GE Ventures, which commercialized GE’s intellectual property
Chief Marketing Officer (July 2017 - December 2018)
Apple Inc., a consumer electronics company
Global Head of Demand Generation, Filemaker, and other various positions (June 2014 - July 2017)
Goldman Sachs & Co, an investment banking firm
FINRA-registered position (August 2010 - August 2012)
OTHER PUBLIC COMPANY DIRECTORSHIPS
PG&E Corporation, a natural gas and electric utility (July 2020 - October 2021)
EDUCATION
Ms. Treseder holds an M.B.A. from Stanford University Graduate School of Business and an A.B. from Harvard University.

KEY SKILLS

Marketing - Marketing and brand-building capabilities in rapidly changing and customer-facing industries, including new markets, and opportunities for innovation and disruption

Emerging Technology and Innovation - Relevant to overseeing our various and rapidly evolving technological opportunities and risks, including AI

International Business Experience - Experience in multiple markets and possession of critical insights into the opportunities and risks of our international businesses

QUALIFICATIONS AND ADDITIONAL EXPERIENCES
Ms. Treseder contributes to the mix of experience and qualifications the Board seeks to maintain through her experience in marketing and communications. In addition, Ms. Treseder currently serves on the board of directors of the Public Health Institute, a non-profit organization, which she joined in 2017, and on the board of directors of the Autodesk Foundation, a non-profit organization, which she joined in 2022. Ms. Treseder brings to our Board extensive experience with and a keen understanding of the marketing strategies and global brands which impact our business.

Audit	Nominating and Corporate Governance	People and Compensation	Safety, Risk and Regulatory	Committee Chair

Proposal 1 — Election of Directors	41

Robert Zoellick		INDEPENDENT

Age: 71 Director Since: May 2021	Committees:

PROFESSIONAL HIGHLIGHTS
Temasek Holdings (Private) Limited, a Singapore sovereign wealth fund
Chair, Americas (Since July 2023)
Board Member (August 2013 - June 2023)
Belfer Center for Science and International Affairs at Harvard University
Senior Fellow (Since July 2012)
Adjunct Professor (2022 - 2023)
Brunswick Group, a strategic advisory firm
Senior Counselor (May 2017 - September 2024)
Public Sector Posts
•President of the World Bank (July 2007 - June 2012)
•Deputy Secretary of State (February 2005 - June 2006)
•U.S. Trade Representative (February 2001 - February 2005)
•Deputy Chief of Staff at the White House
(August 1992 - January 1993)
•Undersecretary of State (February 1989 - August 1992)
•Counselor to Secretary James Baker while working in the Department of the Treasury (1985 – 1988)
AllianceBernstein Holding L.P., a global asset management firm
Non-executive board chairman (May 2017 - April 2019)
Laureate Education, Inc.
Member of the board (December 2013 - December 2017)
SENIOR POSTS AT:
Goldman Sachs & Co., an investment banking firm
The Federal National Mortgage Association (commonly known as Fannie Mae), a federally sponsored mortgage securitization company
U.S. Naval Academy, a distinguished college for military officers
OTHER PUBLIC COMPANY DIRECTORSHIPS
X Corp (f/k/a Twitter, Inc.), a microblogging service (July 2018 - May 2022)
EDUCATION
Mr. Zoellick holds a J.D. from Harvard Law School, an M.P.P. from Harvard’s John F. Kennedy School of Government, and a B.A. from Swarthmore College.

KEY SKILLS

Regulatory, Government and Public Policy - Sophistication in understanding and navigating the heavily regulated industries and complex political landscape in which we operate

International Business Experience - Experience in multiple markets and possession of critical insights into the opportunities and risks of our international businesses

Risk Management - Important to the Board’s role in overseeing the risks facing the Company

QUALIFICATIONS AND ADDITIONAL EXPERIENCES
Mr. Zoellick contributes to the mix of experience and qualifications the Board seeks to maintain through his perspectives and extensive experience he brings from serving in the government and in the private and public sectors. In addition, Mr. Zoellick is the author of America in the World: A History of U.S. Diplomacy and Foreign Policy (2020). Currently, Mr. Zoellick also chairs the International Advisory Council of Standard Chartered Bank, a banking and financial services company, and serves on the Strategic Council of Swiss Re, a reinsurance company. He is a member of the boards of several non-profit organizations, including the Carnegie Endowment for International Peace, the Peterson Institute for International Economics, and the Wildlife Conservation Society. As a result of his experience, Mr. Zoellick brings to our Board sophistication in understanding and navigating the heavily regulated industries in which we operate.

Audit	Nominating and Corporate Governance	People and Compensation	Safety, Risk and Regulatory	Committee Chair

42	Robinhood Proposal 1 — Election of Directors

Procedures if a Nominee is Not Re-Elected
All of our director nominees are currently incumbent directors. Our Bylaws provide that if any incumbent director nominee is not re-elected (i.e., the number of votes cast “FOR” such director’s election does not exceed 50% of the number of votes cast with respect to such director’s election) and no successor is elected at the meeting, that incumbent director must promptly tender his or her irrevocable resignation to the Board, with such resignation to be effective if and when it is accepted by the Board.
In that case, our Bylaws provide that the NomGov Committee will make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken, and that the Board shall act on the tendered resignation, taking into account the NomGov Committee’s recommendation. The NomGov Committee in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her irrevocable resignation will not participate in the recommendation of the NomGov Committee or the decision of the Board with respect to his or her irrevocable resignation. If such incumbent director’s irrevocable resignation is not accepted by the Board, such director will continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal.
If a director’s irrevocable resignation is accepted by the Board pursuant to the Bylaws, then the Board, in its sole discretion, may fill any resulting vacancy or may decrease the size of the Board.
Consideration of Director Candidates
The NomGov Committee continues to actively engage in searching for, identifying, evaluating, and assisting in recruiting a diverse pool of individuals qualified to become Board members.

1	Align on Candidate Criteria	2	Source Candidate Pool	3	Interview and Recruit	4	Recommend and Approve
•Recommend to Board the criteria for selection of directors •Consider Board’s needs and skills •Consider integrity and experience criteria •Consider Board leadership policy		•Independent Directors •Management team •Outside search firm •Stockholders, if recommendation submitted (per NomGov Committee charter)
•Candidates meet with Board Chair and NomGov Committee members
•NomGov Committee discusses candidates with Board members and provides opportunity for other Board members to interview them
•Management team available to meet with candidates, if requested
•Interviewers focus on fit with current Board and deep dive on specific focus areas
						•NomGov Committee formally recommends selected candidates for appointment to the Board •Full Board reviews and formally appoints candidates

In considering director candidates, whether submitted by management, current Board members, stockholders, or other persons, the NomGov Committee will consider the qualifications and suitability of the candidate.

Proposal 1 — Election of Directors	43

The NomGov Committee believes that the minimum qualifications for service as a director of the Company are that a nominee possess and exhibit:
•highest ethical character and alignment with the values of the Company;
•relevant expertise and experience, and ability to offer advice and guidance to the CEO and senior management based on that expertise and experience;
•the ability and willingness to devote sufficient time and energy to carrying out director duties effectively; and
•sound business judgment.
The NomGov Committee also takes into account the satisfaction of any independence requirements imposed by any applicable laws, regulations, or rules and the Company’s Corporate Governance Guidelines.
In connection with the NomGov Committee’s consideration of a potential director candidate, the NomGov Committee may also collect and review publicly available information regarding the person to assess the suitability of the candidate and determine whether the person should be considered further. If the NomGov Committee determines that the candidate warrants further consideration, the chair or another member of the NomGov Committee may contact the candidate. Generally, if the candidate expresses a willingness to be considered and to serve on the Board, the NomGov Committee may request information from the candidate, review his or her accomplishments and qualifications, and conduct one or more interviews with the candidate and members of the NomGov Committee or other Board members. The NomGov Committee may consider all this information in light of information regarding other candidates that the NomGov Committee is evaluating for membership on the Board. In certain instances, NomGov Committee members or other Board members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have firsthand knowledge of the candidate’s accomplishments.
Stockholder Recommendations for Director Nominations
The NomGov Committee will consider director candidates recommended by stockholders. With regard to a candidate recommended by a stockholder, the NomGov Committee may also consider the number of shares held by the recommending stockholder and the length of time that such shares have been held.
To have a candidate considered by the NomGov Committee, a stockholder must submit the recommendation in writing and must include the following information:
•The name of the stockholder and evidence of the stockholder’s ownership of Company stock, including the number of shares owned and the length of time of ownership; and
•The name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company, and the candidate’s consent to be named as a director if selected by the NomGov Committee and nominated by the Board.
The NomGov Committee may require additional information as it deems reasonably required to determine the eligibility of the recommended director candidate to serve as a member of the Board.
The stockholder recommendation and information described above must be sent to the chair of the NomGov Committee in care of the Corporate Secretary at Robinhood Markets, Inc., 85 Willow Road, Menlo Park, California 94025. For a candidate to be considered by the NomGov Committee for nomination to the Board at an upcoming annual meeting, a stockholder recommendation must be received by the Corporate Secretary not less than 120 days prior to the anniversary date of the Company’s most recent annual meeting of stockholders.
The NomGov Committee’s evaluation process does not vary based on the source of a recommendation of a candidate, although, as stated above, in the case of a candidate recommended by a stockholder, the Board may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

Corporate Governance

Corporate Governance	45

Corporate Governance

Our Charter, which provides for dual class stock (as described below) and a classified board that automatically sunset in 2024, was approved in March 2021 by the pre-IPO Board and by pre-IPO stockholders and took effect immediately prior to the completion of the IPO on August 2, 2021. Our classified board automatically sunset at the 2024 annual meeting of stockholders and our dual class stock will automatically sunset 15 years after the IPO.
Stockholder Structure
Dual Class Stock
Our Charter provides for two classes of voting common stock: Class A with one vote per share and Class B with ten votes per share. Class A is publicly traded on Nasdaq; Class B is privately held by our Co-Founders and their related entities (including estate planning vehicles). The holders of our Class A shares and Class B shares vote together as a single class on all matters submitted to a stockholder vote, unless otherwise required by our Charter or applicable law. They will vote together as a single class on all proposals at the annual meeting. Class B shares are convertible into Class A shares on a one-for-one basis, and, if not earlier converted, all Class B shares will automatically convert into Class A shares on August 2, 2036, which is the fifteenth anniversary of our IPO closing date. For further information regarding our classes of stock, see “Description of Robinhood Securities Registered Under Section 12 of the Exchange Act” included as an exhibit to our 2024 Form 10-K.
Founders’ Voting Agreement
Our Co-Founders and some of their related entities have entered into a voting agreement, as described in more detail under “Other Matters—Voting Agreements” elsewhere in this proxy statement. The parties to that agreement have agreed, among other things, (a) to vote all of their shares of common stock in favor of the election of each Co-Founder to, and against the removal of each Co-Founder from, our Board and (b) to vote together in the election of other directors generally, subject to deferring to the decision of the NomGov Committee in the event of any disagreement between the Co-Founders. As of April 23, 2025, parties to this agreement control approximately 60% of the total outstanding voting power of our common stock. Therefore, the Co-Founders will be able to determine the outcome of the election of directors and, if the Co-Founders vote together on other matters, to determine the outcome of all other matters submitted to a vote at the annual meeting.
Class B Exchange Agreements
In connection with the IPO, we entered into two separate equity exchange right agreements with our Co-Founders and certain of their respective related entities, which became effective immediately following the effectiveness of the filing of our Charter. Pursuant to the equity exchange right agreements, each of our Co-Founders has a continuing right (an “Equity Exchange Right”) but not an obligation to require us to exchange, for shares of Class B common stock, any shares of Class A common stock received by him upon the vesting and settlement of restricted stock units (“RSUs”). The Equity Exchange Rights apply only to RSUs granted to our Co-Founders prior to the closing of our IPO on August 2, 2021. To date, neither Co-Founder has utilized any Equity Exchange Rights, and there are no outstanding shares held by the Co-Founders subject to the Equity Exchange Right. The form of equity exchange right agreement is included as an exhibit to our 2024 Form 10-K.

What is corporate governance?

Corporate governance is the system by which companies are directed and controlled, with ultimate oversight by the board of directors. The CEO reports to the board, and board members are responsible to stockholders through the voting process.

46	Robinhood Corporate Governance

Board Structure
Annual Election of Directors
Our Charter provided for our Board to be divided into three classes (Class I, Class II, and Class III), which classification automatically sunset at our 2024 annual meeting of stockholders. Our Board is now fully declassified, and all directors are elected for one-year terms.
Board Leadership Structure
Our CEO, Vladimir Tenev, also serves as the Chair of our Board. Our Board believes his leadership and commitment to advancing our mission are important to achieving our strategic growth objectives. The Board believes that the Company and our stockholders benefit from Mr. Tenev’s vision and deep understanding of our business and culture, as well as his detailed and in-depth knowledge of the issues, opportunities, and challenges facing the company and its business. Mr. Tenev’s combined role enables strong leadership and strategic vision, creates clear accountability, and enhances our ability to communicate our message and strategy clearly and consistently to stockholders. At the same time, we have assembled a highly qualified group of independent directors with a diversity of perspectives and expertise to provide oversight and guidance to our management team.
Our Corporate Governance Guidelines provide that one of our independent directors will serve as the Lead Independent Director at any time when the Chair of our Board is a member of management or is otherwise not independent, and our independent directors have elected Jonathan Rubinstein to serve as our Lead Independent Director. As Lead Independent Director, Mr. Rubinstein, among other things:
•Presides over all meetings of the Board at which the Chair is not present, including any executive sessions of the independent directors;
•Consults with the Chair to determine and approve schedules and agendas for the meetings of our Board;
•Acts as liaison between the Chair and the independent directors and between our management and the independent directors;
•May call special meetings of the Board in accordance with our Bylaws; and
•Along with the Chair, serves as a point person for stockholders wishing to communicate with the Board.
Our Board believes that a leadership structure with a strong and empowered Lead Independent Director provides effective independent oversight of management and an important independent leadership voice in the boardroom and beyond to partner with and challenge management when necessary to ensure strong accountability to our stockholders. Our Board’s independent directors also provide strong independent leadership for each of our standing committees. We believe that our current leadership structure, together with strong governance practices, creates a productive relationship between our Board and management, including strong independent oversight that benefits our stockholders.
See “Oversight of Risk Management” on pages 55-57 for additional information regarding our Board’s role in risk oversight.

What is a Lead Independent Director and why does Robinhood have one?

Because the Chair of our Board, Vladimir Tenev, is our CEO and, therefore, not an “independent” director, our independent directors have elected a “Lead Independent Director” to ensure effective independent oversight of management. Although Mr. Tenev’s combined CEO/Chair role provides strong leadership and strategic vision, among other things, our Board believes that our leadership structure is strengthened and empowered with a Lead Independent Director as well.

Corporate Governance	47

Committees of the Board
The Board has four standing committees, all of which were formed effective August 2, 2021, concurrently with the closing of our IPO:

Audit	The Audit Committee;
NomGov	The Nominating and Corporate Governance Committee;

People	The People and Compensation Committee; and
Safety	The Safety, Risk and Regulatory Committee.

What are “standing” committees?

“Standing” committees are Board committees that are anticipated to be around on a long-term basis. Other, ad-hoc committees may be created by the Board to fulfill certain purposes and may only exist for a short period of time.

The current chair and members of each standing committee are listed below, along with the number of times each committee met during 2024:

Standing Committees
Name	Audit	Nominating and Corporate Governance	People and Compensation	Safety, Risk and Regulatory
John Hegeman				●
Paula Loop	CHAIR			●
Meyer Malka*			●
Christopher Payne*	●	●
Jonathan Rubinstein		CHAIR
Susan Segal*			CHAIR	●
Dara Treseder		●	●
Robert Zoellick	●			CHAIR
2024 Meetings	9	4	7	4

●	Member	CHAIR	Committee Chair
*    In March 2025, Mr. Malka ceased to serve on the NomGov Committee; Mr. Payne ceased to serve on the Safety Committee and joined the Audit Committee and the NomGov Committee; and Ms. Segal ceased to serve on the Audit Committee.
In 2022, our Board also formed a Demand Review Committee, a special, non-standing committee of the Board composed of independent directors to review a stockholder litigation demand that we received.

Why does a board have committees?

The board delegates oversight of certain matters to smaller groups of directors so that appropriate attention and focus can be given to important subjects, like financial reporting, compensation, director nominations, and risk oversight.

48	Robinhood Corporate Governance

Audit Committee	Meetings in 2024: 9

Paula Loop	Christopher Payne	Robert Zoellick

The Board has determined that each member of the Audit Committee is an independent director within the meaning of applicable SEC rules and Nasdaq listing standards.
The Audit Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the Nasdaq listing standards. A copy of the charter is available on the Corporate Governance section of the Company’s Investor Relations website at investors.robinhood.com/governance/governance-documents.

PRINCIPAL RESPONSIBILITIES
Under its charter, the Audit Committee’s responsibilities include oversight of, among other matters:
•The qualifications, independence, and performance of the independent registered public accounting firm
•The performance of the Internal Audit function
•The integrity of the Company’s financial statements and its accounting and financial reporting processes
•The effectiveness of the Company’s internal control over financial reporting
•The Company’s processes and procedures relating to assessment and management of financial, disclosure, and reporting risks
•Related person transactions
The Board has determined that each of Ms. Loop and Mr. Zoellick qualifies as an “audit committee financial expert” within the meaning of SEC rules and a financially sophisticated audit committee member pursuant to Nasdaq listing standards. Each member of our audit committee can read and understand fundamental consolidated financial statements, in accordance with applicable requirements, and no member of the Audit Committee has participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

RECENT KEY AREAS OF FOCUS
•Reviewed annual and quarterly financial reports, including critical audit matters, and earnings releases
•Oversaw compliance with the SEC’s rules that implement Section 404 of the Sarbanes-Oxley Act with respect to management’s report on the effectiveness of our internal control over financial reporting and our independent registered public accounting firm’s attestation as to the effectiveness of our internal control over financial reporting
•Reviewed updates to the Company’s accounting policies to address required changes in US generally accepted accounting principles (“GAAP”)
•Reviewed reports from the independent registered public accounting firm and Internal Audit function
•Obtained and discussed results of the Audit Committee’s annual performance assessment
•Met periodically with management, the Head of Internal Audit, and the independent registered public accounting firm in separate executive sessions
•Received updates on whistleblower reports within the Committee’s scope of review
•Reviewed accounting implications in connection with acquiring and integrating a new business
•Reviewed related person transaction matters

Corporate Governance	49

Nominating and Corporate Governance Committee	Meetings in 2024: 4

Jonathan Rubinstein	Christopher Payne	Dara Treseder

The Board has determined that each member of the NomGov Committee is an independent director within the meaning of applicable SEC rules and Nasdaq listing standards.
The NomGov Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the Nasdaq listing standards. A copy of the charter is available on the Corporate Governance section of the Company’s Investor Relations website at investors.robinhood.com/governance/governance-documents.

PRINCIPAL RESPONSIBILITIES
Under its charter, the NomGov Committee’s responsibilities include, among other matters:
•Recommending to the Board candidates for director to be nominated by our Board and submitted to a stockholder vote at the annual meeting of stockholders
•Recommending to the Board (i) the criteria for selection of directors and (ii) strategies for Board refreshment and director succession planning
•Making recommendations to our Board with respect to director independence, including overseeing our Board’s annual evaluation of the independence of each director
•Overseeing the annual self-assessment of our Board and its committees, overseeing periodic assessments of the individual directors, and reviewing the results of all such assessments
•Overseeing management’s strategy and reporting efforts with respect to ESG matters, including general oversight of (i) any ESG, corporate social responsibility, or sustainability report, (ii) ESG ratings of the Company, and (iii) environmental and governance risks facing the Company
•Recommending to our Board corporate governance principles applicable to the Company, and annually reviewing and making appropriate recommendations to our Board for revisions to our Corporate Governance Guidelines

RECENT KEY AREAS OF FOCUS
•Oversaw the Board’s recruitment processes (including interviewing and recommending potential director candidates) and director onboarding program
•Reviewed Board member independence and skills and qualifications to serve on committees
•Reviewed Board composition, committee membership, and leadership appointment
•Reviewed disclosure regarding the Company’s corporate governance practices
•Reviewed matters regarding the Company’s annual meeting of stockholders and received updates on proxy season trends
•Oversaw and received quarterly updates with respect to the Company’s ESG strategy and reporting efforts, including the Company’s annual ESG Report and ESG ratings
•Oversaw stockholder engagement program
•Oversaw the annual self-assessment process for the Board and its committees and discussed action items to address the results of those self-assessments
•Obtained and discussed results of the NomGov Committee’s annual performance assessment
•Reviewed the Corporate Governance Guidelines and NomGov Committee Charter
•Reviewed trends and regulatory developments in corporate governance

50	Robinhood Corporate Governance

People and Compensation Committee	Meetings in 2024: 7

Susan Segal	Meyer Malka	Dara Treseder

The Board has determined that each member of the People Committee is an independent director within the meaning of applicable SEC rules and Nasdaq listing standards.
The People Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the Nasdaq listing standards. A copy of the charter is available on the Corporate Governance section of the Company’s Investor Relations website at investors.robinhood.com/governance/governance-documents.

PRINCIPAL RESPONSIBILITIES
Under its charter, the People Committee’s responsibilities include, among other matters:
•Evaluating, reviewing, approving, and/or recommending executive officer and director compensation arrangements, plans, policies, and programs maintained by the Company
•Administering the Company’s executive bonus plans or programs and equity-based compensation plans
•Providing oversight of the Company’s other compensation policies and plans and overall compensation philosophy
•Providing oversight of the Company’s human capital management (“HCM”) and related policies, strategies, and initiatives
•At least annually reviewing management’s assessment of major risk exposures associated with our compensation programs, policies, and practices and the mitigation thereof
•Reviewing and discussing with management the Company’s Compensation Discussion and Analysis (“CD&A”) and, based on such discussion, approving the CD&A for inclusion in the Company’s proxy statement and/or Annual Report on Form 10-K
•Approving the People Committee Report for inclusion in the Company’s proxy statement and/or on Form 10-K
•Reviewing, adopting, amending (or making such recommendations to the Board), and administering clawback policies and practices
The People Committee may delegate its authorities or responsibilities to subcommittees of one or more members of the People Committee or committees of other individuals as it deems appropriate as set forth in its charter.

RECENT KEY AREAS OF FOCUS
•Oversaw compensation matters, including the Company’s benefits and compensation programs, compensation strategy and philosophy, and compensation risk assessment
•Discussed and evaluated director compensation arrangement and program
•Reviewed the Company’s policies and strategies relating to HCM matters, including the Company culture and workforce cultivation
•Oversaw employee survey results
•Oversaw the Company’s executive retention strategy
•Reviewed and approved the corporate and/or individual goals and objectives applicable to the compensation of the CEO and evaluated the CEO’s performance in light of those goals and objectives
•Reviewed and discussed options for executive long-term incentive program
•Reviewed and considered the results of the 2024 Say-on-Pay vote
•Reviewed the Company’s leadership development program and succession plan
•Reviewed and approved (or made such recommendation to the Board) revisions to the Company’s Change in Control and Severance Plan for Key Employees
•Obtained and discussed results of the People Committee’s annual performance assessment

Corporate Governance	51

Safety, Risk and Regulatory Committee	Meetings in 2024: 4

Robert Zoellick 1	John Hegeman	Paula Loop	Susan Segal

The Board has determined that each member of the Safety Committee is an independent director within the meaning of applicable SEC rules and Nasdaq listing standards.
The Safety Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the Nasdaq listing standards. A copy of the charter is available on the Corporate Governance section of the Company’s Investor Relations website at investors.robinhood.com/governance/governance-documents.

PRINCIPAL RESPONSIBILITIES
Under its charter, the Safety Committee’s responsibilities include, among other matters:
•Reviewing and discussing with management our significant financial, strategic, operational, and compliance risk exposures, trends in our major risk concentrations, and the steps management has taken to assess, monitor, and manage such risk exposures, trends, and concentrations
•Reviewing on a periodic basis our enterprise risk management process, and the measures implemented by management to help identify, assess, manage, monitor, and mitigate material risks
•Reviewing management’s exercise of its responsibility to identify, assess, manage, monitor, and mitigate material risks (other than with respect to those risks explicitly delegated to another committee or reserved by the full Board), including risks relating to AI, cybersecurity and data privacy, and liquidity and capital adequacy
•Periodically reviewing our enterprise-wide compliance program and its financial crimes framework policies, including reports from management regarding overall effectiveness of and ongoing enhancements to, those programs and policies, as appropriate
•Reviewing and discussing compliance risks, the level of compliance risk, management actions on significant compliance matters and reports concerning our compliance with applicable laws and regulations

RECENT KEY AREAS OF FOCUS
•Oversaw the Company’s security and privacy measures, including cybersecurity and safety goals
•Reviewed, on a quarterly basis, the Company’s top risks, including efforts to manage such risks
•Reviewed the Company’s enterprise risk management program
•Reviewed the Company’s enterprise-wide compliance program
•Reviewed and approved revisions to the Company’s Confidential Information and Insider Trading Policy
•Reviewed and recommended to the Board revisions to the Safety Committee charter
•Obtained and discussed results of the Safety Committee’s annual performance assessment
•Reviewed and approved revisions to the Company’s Code of Conduct

52	Robinhood Corporate Governance

Director Engagement
Meetings of the Board and Director Attendance
Overall Attendance at Board and Committee Meetings
During 2024, the Board held 5 meetings and its standing committees held 24 meetings. During 2024, each incumbent director attended at least 75% of the aggregate of the total number of meetings of the Board and of the committees on which he or she served or held during the portion of the year for which he or she was a director or committee member.
Executive Sessions
Independent directors of our Board meet in regularly scheduled sessions without any non-independent directors or management. The Lead Independent Director chairs the executive sessions of the independent directors, who meet periodically (and at least twice annually) during regularly scheduled meetings.

What are executive sessions?

These are closed meetings that only our independent directors attend. The purpose is for these directors to meet privately, without management, to encourage and enhance communication among independent directors and to discuss any potentially sensitive matters.

Policy for Director Attendance at Annual Meetings of Stockholders
It is the Company’s policy that directors are invited and encouraged to attend the annual meeting of stockholders. All of our directors on the Board at such time attended the 2024 annual meeting.
Director Education and Orientation Program
The Company provides an orientation and continuing education process for Board members to enable them to stay current on developments related to their Board and committee service. Educational opportunities may include seminars, presentations, relevant materials, meetings with key management, and/or visits to Company facilities. The NomGov Committee is responsible for reviewing the Company’s programs relating to director orientation and continuing education from time to time.

New Director Orientation
As new directors join the Board, the Company provides a high-touch, customizable orientation and onboarding experience. At the end of their orientation, new directors should: know key information about Robinhood’s business, vision, strategy, leaders, and organization; feel excited about joining the Board, welcomed, and supported as a new director, and well-informed about their responsibilities and duties as directors; and have access to resources, information, and contacts that will enable them to be effective in their role.

Continuing Education	The Company provides quarterly updates on continuing education opportunities and will reimburse Board members for the cost of any programs Board members attend.

Beyond the Boardroom
Throughout their service, our directors have discussions with each other and senior leadership of the Company outside of regularly scheduled Board and committee meetings in order to share ideas and perspectives, build relationships, and gain a deeper understanding of the Company’s business.

Corporate Governance	53

Board and Committee Performance Assessments
Under our Corporate Governance Guidelines, our Board and each standing committee is required to conduct an annual performance assessment. These assessments are intended to facilitate an examination and discussion by the Board and each such committee of, among other matters, its effectiveness as a group in fulfilling its charter requirements and other responsibilities, its performance, and opportunities for improvement. The NomGov Committee oversees the format and framework for each annual assessment and also utilizes the results of the assessment process in recommending the characteristics and critical skills required of prospective candidates for election to the Board and making recommendations to the Board with respect to assignments of Board members to its various committees. Results of those self-assessments are also shared with management, as appropriate, to assist the Board and committees in making enhancements to address opportunities identified.

What are Robinhood’s Board and committee assessments?

Our Board and committees annually assess, examine, and discuss their performance and effectiveness, as well as action items to address the results of their self-assessments.

Determine format	Conduct assessment	Review feedback	Respond to director input

The formal performance assessment may be in the form of written or oral questionnaires administered by Board members, management, or third parties (or a combination of all). Each year, our NomGov Committee discusses and considers the appropriate approach and approves the form and framework of the assessment.

Each member of our Board participates in the formal assessment process for the Board and each committee on which they serve, responding to questions designed to elicit information to be used in improving Board and committee effectiveness.
		Director input solicited from the formal assessment process is discussed during Board and committee meetings to identify constructive practices and determine opportunities to improve effectiveness.	In response to feedback, our Board and committees work with management to take concrete steps to improve policies, processes, and practices to further Board and committee effectiveness.

Lead Independent Director
In addition to the formal annual Board and committee performance assessment process, our Lead Independent Director meets with each Board member from time to time and receives input regarding Board and committee practices and management oversight.
Throughout the year, directors also have the opportunity to provide input directly to committee chairs and to management.

Our Board and our Board committees continuously assess their own effectiveness throughout the year.

54	Robinhood Corporate Governance

Enhancements made in response to Board and committee performance assessments

Enhancements made in response to our Board and committee performance assessment process over the years include:
•Increased Board focus on the Company’s strategy, growth, brand, and key risks
•Information and materials regularly provided to the Board continue to evolve in order to provide timely updates in response to Board suggestions and insight into how the management tracks and executes strategic initiatives, and to allow for focus on key information and issues
•Modification of meeting structure and cadence to enhance our Board’s ability to perform and engagement with its oversight responsibilities
•Prioritization of Board discussion so as to provide ample time during meetings for discussion, debate, and in-depth reviews, as well as continued use of executive sessions
•Enhanced discussion about areas of emerging risk at Board and Safety Committee meetings, including in-depth reviews of key topics including AI risk, cybersecurity risk, operational resilience, and risks arising from the economic and regulatory environment
•Providing third-party perspectives on the Company, peers, the industry, and the economy, and on stockholder and stakeholder feedback in Board and committee materials and presentations and through additional resources
•More educational opportunities during regularly scheduled meetings, with an emphasis on topics requested by the Board and current events and trends
•More communication between the Board and the management outside of formal Board meetings
•Increased time for Board member-only gatherings

CEO Evaluation
Our People Committee oversees an annual review of the performance of our CEO. The People Committee initiated the evaluation process at the end of 2024 by discussing areas of focus with our Lead Independent Director, including our CEO’s development of Robinhood’s vision and strategy and his communication of the vision, execution against strategy, and leadership and team-building, with respect to both the executive team and the Board. Our Lead Independent Director met with each director as well as with senior executives and discussed confidential feedback on those areas of focus. Our Lead Independent Director also met with our CEO to discuss his self-assessment of his performance and achievements. Following those meetings, the consolidated feedback was provided by our Lead Independent Director to our CEO and discussed with the Board in executive sessions.

Corporate Governance	55

Key Areas of Board Oversight
Oversight of Risk Management
Robinhood, like most public companies, faces a number of risks, which include, among others, strategic, financial, business and operational, legal, regulatory, compliance, and reputational risks. While our Board maintains ultimate responsibility for the oversight of risk, Robinhood has implemented a multi-layered approach to manage risk in our operations, including through Board, Board committees, and management oversight of these risks.
At the Board level, our Board has responsibility for the oversight of enterprise risk management and reviews strategic and operational risks. Our Board performs this oversight at each regular Board meeting or as needed through discussions, Board committee reports highlighting all significant committee activities, management reports, and meetings with external advisors with expertise on relevant risk-related matters. Our Board also evaluates relevant risks when reviewing or approving significant transactions. Our Chair, Lead Independent Director, and the chairs of our Board committees meet with leaders in senior management to identify and discuss risks and exposures and escalate potential issues to the relevant Board committee or the Board, as appropriate.
The Board’s committees assist the Board in risk oversight by addressing and overseeing certain categories of risk management within the purview of each committee as described in the below chart.
Our Board believes its leadership structure effectively supports the risk oversight function of the Board. Management’s reporting processes are designed to provide visibility to our Board regarding the identification, assessment, and management of risks and management’s strategic approach to risk mitigation. Subject to Board and Board committee oversight, management is responsible for our day-to-day risk management processes. Our Board and Board committees are in regular communication with management regarding risk identification and mitigation, including through management’s attendance at Board and committee meetings and direct communications outside of meetings.

56	Robinhood Corporate Governance

Board of Directors
Regularly reviews the Company’s strategy and management of associated short-term, intermediate-term, and long-term risks, including through discussions with management, Board committee reports highlighting all significant committee activities, management reports, and meetings with external advisors with expertise on relevant risk-related matters, as well as evaluates relevant risks when reviewing or approving significant transactions.

Audit Committee
Oversees our financial, reporting, and disclosure risks, including risks related to our internal control over financial reporting and disclosure controls and procedures; the qualifications, independence, and performance of our independent auditors; and the performance of our internal audit function.
Also discusses with management and our independent auditor guidelines and policies with respect to risk assessment and risk management.

People Committee
Oversees risks relating to executive compensation and HCM, including risks related to our executive compensation plans and arrangements; our compensation philosophy and practices; succession planning; and other HCM matters, including risks related to, among other things, building and cultivating our workforce.

NomGov Committee
Oversees our corporate governance framework and ESG strategy, reporting efforts, and program, including risks related to our corporate governance practices; the performance of our Board; and the composition of our Board.

Safety Committee
Oversees risks related to significant financial, strategic, and operational matters as well as legal and compliance matters; creation and application of regulations and policies; trends in our major risk concentrations; and the steps management has taken to assess, monitor, and manage such risk exposures, trends, and concentrations; the delegation of certain risk oversight and responsibility; our AI and cybersecurity risk management programs; and our enterprise-wide compliance programs.
Also consults with the chairs of other Board committees to discuss risk-related matters delegated to those committees in relation to the Company’s enterprise risk management framework and regulatory compliance programs.

Management Responsible for day-to-day risk operation and management processes, including through functional owners’ interactions with employees, committee members, and Board members.

Internal Audit
Provides independent and objective assurance regarding the effectiveness of internal controls that mitigate current and emerging risks, in order to strengthen the internal controls ecosystem within the Company.

Compliance
Establishes and maintains the company’s compliance with internal and external regulations and requirements Establishes and maintains financial compliance with internal control over financial reporting and SEC disclosure controls by advising on controls implementation and through routine testing of control effectiveness to mitigate financial reporting and disclosure risks.

Enterprise Risk Management
Establishes the standards for identifying, measuring, and monitoring the risks of the Company and its subsidiaries thus facilitating informed risk-based decisions.
Principal role is one of oversight and governance.

Corporate Governance	57

Oversight of Data Privacy and Cybersecurity
Our Board is committed to mitigating data privacy and cybersecurity risks and recognizes the importance of these issues as part of our risk management framework. Our Board and Safety Committee’s principal role is one of oversight, recognizing that management is responsible for the design, implementation, and maintenance of an effective program for protecting against and mitigating data privacy and cybersecurity risks. Although no organization can eliminate cybersecurity and information technology risk completely, the Company has a cybersecurity program that includes physical, technological, and administrative controls designed to detect, contain, respond to and remediate cybersecurity threats and incidents and defined processes to assess, identify, and manage material risks from cybersecurity threats. Management has established cybersecurity standards to improve our cybersecurity risk posture and to help define and implement appropriate measures to protect the Company’s systems and data from cyber threats. Our ERM team provides governance over risk management practices and reports on a quarterly basis on top risks to the Safety Committee, along with planned mitigants and monitoring procedures. Our Safety Committee reviews management’s exercise of its responsibility to identify, assess, manage, monitor and mitigate material risks not specifically allocated to the Board or another of its committees. The Safety Committee has been explicitly assigned the responsibility to oversee risks from cybersecurity and data privacy threats, among others, and the full Board will be notified when our Materiality Assessment Committee (which determines, without unreasonable delay, whether a cybersecurity incident is materials to the Company) is assessing a cybersecurity incident and informed of any required disclosures. Our Board and Safety Committee receive updates on relevant industry developments, threats, and material risks identified as needed each quarter, including material legal and legislative developments, concerning data privacy and security, the rapidly evolving cybersecurity risk landscape, and the Safety Committee facilitates the Board’s oversight responsibilities.
More information about our risk management, strategy, and governance with respect to risks from cybersecurity threats can be found in Part I, Item 1C of our 2024 Form 10-K.
Succession Planning
The Board is responsible for maintaining a robust process for the succession of directors that is aimed at retaining an appropriate balance with respect to the expertise and experience on the Board. For more details on what the NomGov Committee and Board considers in connection with director candidates, see pages 42-43. In addition, our Board recognizes the importance of identifying and developing executive talent to ensure we continue to have effective executive leadership in place both now and in the future. The Board is responsible for working with senior management to ensure that effective plans are in place for management succession and, as part of that process, the CEO reports to the Board or a relevant committee from time to time on succession planning matters. The People Committee also receives regular updates on talent, which includes review of the Company’s talent strategies, executive new hires, promotions and role changes, and succession plans for key executive positions.

What is succession planning?

Companies benefit from being able to move swiftly in times of change, and succession planning prepares companies for changes among executives and personnel. The Board is responsible for this planning at the director and CEO level and oversees it at other executive levels. Management is responsible for lower-level succession planning.

Stockholder Engagement
In line with our mission, Robinhood is committed to seeking feedback and perspectives of our stockholders and other stakeholders to help inform how we continue to grow our business, serve our customers, advance our governance, environmental, and workforce priorities, and maintain sound Board and corporate governance practices.
Retail Stockholder Engagement
We remain focused on our mission to democratize finance for all. Anchored in our value of Participation is Power, we promote engagement with our retail stockholders through the Say platform in two main ways. Through Say, we strengthen retail participation by providing the most accessible method for retail stockholders to vote by proxy at the annual meetings. Further,

58	Robinhood Corporate Governance

Say opens a direct communication line between stockholders and the Company by inviting our retail stockholders to ask questions on our earnings calls and annual meetings. We introduced Say at our inaugural 2022 annual meeting of stockholders and have continued to refine the platform for users and utilize it at our annual meetings to solicit our retail stockholders’ key questions and topics of interest. The Q&A through Say at the 2024 annual meeting was a main component of the meeting, and our CEO addressed the retail stockholders’ questions directly. We are once again utilizing Say at this annual meeting.
Institutional Stockholder Engagement
We annually conduct a stockholder engagement program to proactively initiate dialogue with our institutional investors. This year, these meetings were led by our management team, with participation of our Lead Independent Director in meetings with certain stockholders. We reached out to and engaged with several of our largest institutional stockholders, with leaders from our Legal, Investor Relations, and ESG functions joining these meetings. These meetings covered various topics, including:
•Corporate governance practices, including our stockholder voting structure, the declassification of our Board, our executive succession planning, and retail stockholder engagement
•Board composition, including leadership structure, director skills, Board size, and newly added directors
•Board’s oversight of the Company’s strategic and regulatory risks, including risks relating to AI, our products, and the evolving regulatory environment
•ESG disclosures and priorities, our international sustainability strategy, and our approach to building and cultivating our workforce
•Executive compensation program, including our compensation philosophy and structure, as well as enhanced proxy disclosures
Our management team shared insights from these meetings with our NomGov Committee and Board, to help inform their determination and development of our key practices and strategies. As our stockholder base continues to evolve, we plan to continue engaging with more of our stockholders to ensure we collect feedback from a broad set of stakeholders and understand the perspectives and interests across our investor base.
Delivering on Our Mission
ESG Priorities
We maintain strategic programs such as ESG so that Robinhood continues to be a company rooted in transparency and trust. We see ESG as an opportunity to drive long-term impact for our business and respond to a new generation of investors and customers who choose companies that reflect their values. We launched our first ESG report when we became a public company, and we publish information annually to provide all stakeholders transparency on our priorities and how we operate.
Governance: Governing Responsibly
Robinhood has a steadfast commitment to maintaining high standards of business, professional conduct, and compliance. We seek to earn and keep the trust of our customers and stakeholders each day by upholding our values and maintaining a culture of integrity. This includes but is not limited to our codes of conduct, the ability to speak up safely, and our commitment to privacy, security, and ESG oversight.
Anchored in our value of Safety Always, we believe we have a strong and highly experienced Board that provides effective oversight of risk, regulatory, compliance, and ethics. Our Board is also responsible for oversight of our ESG efforts: the NomGov Committee oversees management’s strategy and reporting efforts with respect to ESG.

Corporate Governance	59

Social: Human Capital Management
At Robinhood, delivering on our ambitious, innovative roadmap requires a great culture—how we hire, how we work, and how we foster high performance. Our human capital strategy reflects that. We hire top talent who care deeply about the mission and have a track record of impact. We remove bureaucracy, operate with urgency, and foster community through a great employee experience. We reward people with competitive compensation and benefits, providing outsized rewards for outsized impact. We also ensure an inclusive culture where employees can connect, different perspectives can be heard, and everyone can do their best work. The People Committee assists the Board in overseeing the Company’s policies and strategies relating to workplace inclusion culture and HCM.
Environmental: Working Towards Sustainability
Robinhood is committed to understanding and responsibly managing our environmental impact, including carbon emissions. We have completed a greenhouse gas inventory (sometimes termed a “carbon footprint”) annually since 2019. We report Scope 1, 2, and 3 emissions across our value chain—including building operations, cloud usage and contracted co-located data centers, employee work-from-home, purchased goods and services, marketing, and business travel. We’ve also taken early steps to build out a sustainability program at Robinhood aimed at reducing emissions and other facets of our environmental footprint.
Other Governance Policies and Practices
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines to establish the basis for the corporate governance of the Company and to comply with applicable law and Nasdaq listing standards. The Corporate Governance Guidelines set our Board’s policy with respect to, among other things, conduct of Board meetings, director qualifications and tenure, Board leadership, term limits, director stock ownership requirements, leadership development, and succession planning. The Corporate Governance Guidelines can be found on the Corporate Governance section of the Company’s Investor Relations website at investors.robinhood.com/governance/governance-documents.
Code of Conduct
Our Board has adopted a Code of Conduct that applies to all of our officers, directors, employees, and contingent workers, including our CEO, Chief Financial Officer (“CFO”), and other executive and senior officers. The Board has also adopted a Code of Ethics for Senior Financial Executives. The full text of both our Code of Conduct and our Code of Ethics for Senior Financial Executives is available on the Corporate Governance section of the Company’s Investor Relations website at investors.robinhood.com/governance/governance-documents. We will promptly disclose any amendments to either the Code of Conduct or the Code of Ethics for Senior Financial Executives, as well as any waivers under either code, on our investor relations website or in a current or periodic report filed with the SEC within four days of the amendment or waiver.

60	Robinhood Corporate Governance

Insider Trading Policy
We have adopted a Confidential Information and Insider Trading Policy (the “Insider Trading Policy”) governing the purchase, sale, and/or other dispositions of Company securities by directors, officers and employees that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company. In addition, the Company may not, directly or indirectly, buy or sell its securities while in possession of material nonpublic information related to the Company unless the transaction otherwise complies with all applicable securities laws and the Company is not prohibited from buying or selling its securities in accordance with a trading plan adopted in accordance with Rule 10b5-1(c) under the Exchange Act that complies with all applicable federal and state securities laws.
Policy Against Hedging and Pledging
The Company recognizes that hedging against losses in Company shares may disturb the alignment between stockholders and Robinhood insiders that the Company’s equity awards and stock ownership policies are intended to build. As a matter of Robinhood policy and pursuant to the Insider Trading Policy, all employees of, members of the Board of, members of the boards of managers of, and officers of, Robinhood, their family members, and their controlled entities if applicable (collectively, “covered persons”) are prohibited from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, exchange funds, and event contracts), or otherwise engaging in transactions, with the purpose or effect of limiting or eliminating economic risks associated with owning our securities. “Our securities” for purposes of this paragraph includes (i) all securities that Robinhood (including its subsidiaries) has issued, including common stock and warrants to purchase common stock (and any other securities that Robinhood may issue in the future, including, but not limited to, preferred shares, notes, and debentures); (ii) any derivative financial products, contracts, or similar instruments pertaining to Robinhood’s securities, whether or not issued by Robinhood, such as options and forward contracts; and (iii) any derivative financial products, contracts, or similar instruments that are tied to Robinhood metrics, performance, or events, whether or not issued by Robinhood, such as event contracts (the derivative financial products, contracts, or similar instruments set forth in (ii) and (iii) are collectively referred to in this paragraph as “Robinhood Derivatives”). In addition, covered persons, consultants, and agents are not permitted to hold or trade in Robinhood Derivatives. RSUs, employee stock options, and other derivative securities granted to insiders under our equity incentive plans are excluded from this prohibition of trading in Robinhood Derivatives (but are generally nontransferable according to their terms). Covered persons are also not permitted to pledge our securities and are prohibited from purchasing our securities on margin and/or holding our securities in accounts that are authorized for margin trading.
Communications with Directors
The Board has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member (or all members) of the Board, the non-employee directors as a group, any Board committee, or any chair of any committee by mail or electronically. To communicate with the Board or any member, group, or committee thereof, correspondence should be addressed to the Board or any member, group, or committee thereof by name or title. All such correspondence should be sent to Robinhood Markets, Inc., “Attention: Corporate Secretary” at 85 Willow Road, Menlo Park, California 94025 or electronically to CorporateSecretary@robinhood.com.
Communications regarding accounting, internal accounting controls, or auditing matters may be reported to the Audit Committee using the above address. All communications received as set forth above will be opened by the office of the Corporate Secretary for the purpose of determining whether the contents represent an appropriate message to the Company’s directors. Materials that are not in the nature of advertising, soliciting, or promoting a product or service and that are not patently offensive will be forwarded to the Chair of the Board and the Lead Independent Director (if applicable) or, if the communication is confidential or should otherwise be restricted, to the identified directors or the directors who are members of the group or committee to which the envelope is addressed.

Corporate Governance	61

Director Compensation
The Board assessed director compensation arrangements at our peer group companies with the assistance of our independent compensation consultant, Pay Governance LLC (“Pay Governance”), and adopted a Non-Employee Director Compensation Program. The Non-Employee Director Compensation Program specifies the compensation paid to our non-employee directors following the IPO and is intended to attract and retain, on a long-term basis, exceptional directors. We periodically evaluate our Non-Employee Director Compensation Program as part of our regular review of our overall compensation program and strategy and may make adjustments, as appropriate.
Under our Non-Employee Director Compensation Program, each non-employee director receives cash and equity compensation for service on our Board. In addition, the Lead Independent Director, committee chairs, and committee members are entitled to receive annual cash retainers, payable quarterly in arrears (and prorated for any partial quarter of service).

Director Retainer

Annual Cash Retainer
+
Annual RSU Grant

Committee and Leadership Retainers

Lead Independent Director

Audit Committee

Nominating and Corporate Governance Committee

People and Compensation Committee

Safety, Risk and Regulatory Committee

Demand Review Committee

■ Chair ■ Member

Each non-employee director is entitled to receive an annual cash retainer of $50,000 for Board membership, payable quarterly in arrears (and prorated for any partial quarter of service). Each non-employee director may elect to have his or her cash retainers paid in the form of equity, either as fully vested shares of Class A common stock or fully vested RSUs (with deferred settlement) in respect of Class A common stock. Elections must be made in advance. Each director who elects to receive equity in lieu of cash will automatically be granted a number of shares or RSUs, as applicable, each quarter equal to the amount of his or her quarterly retainer divided by the closing price per share of our Class A common stock on the grant date, which is generally the last day of the calendar quarter for which the retainer would otherwise have been paid.

62	Robinhood Corporate Governance

Each non-employee director who is first elected or appointed to the Board will receive an automatic initial award of a number of RSUs determined by dividing $225,000 by the grant date closing price of our Class A common stock. This initial award will vest in equal quarterly installments over three years, subject to the non-employee director providing services through each applicable vesting date. Additionally, on the date of each annual meeting of our stockholders, each non-employee director continuing as a director after the meeting will automatically be granted a number of RSUs determined by dividing $225,000 by the grant date closing price of our Class A common stock. Any non-employee director who joins our Board between annual meetings will automatically be granted a prorated annual award of RSUs for the first partial year of service. Annual grants will vest in equal quarterly installments over one year, subject to the non-employee director providing services through each applicable vesting date (with the final tranche scheduled to vest the day before the next annual meeting, and with prorated annual grants vesting in tandem with the full-year annual grants). Each non-employee director may also elect to defer the settlement of equity compensation by completing and filing a deferral election form. Any such deferred compensation will be settled at the time specified in the director’s deferral election form.
The terms of our non-employee directors’ RSUs (whether granted pre-IPO or post-IPO) provide for full acceleration of any outstanding but unvested RSUs upon a change in control of Robinhood.
Director Compensation Table
The following table presents fiscal year 2024 compensation information for Robinhood’s non-employee directors who served during any part of 2024. Mr. Tenev, who served as an employee director for all of 2024, received no additional compensation for his service on the Board.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)(4)	All Other Compensation ($)	Total ($)
Current Directors:
Baiju Bhatt(5)	39,010	224,996	—	264,006
Paula Loop(6)	93,500	224,996	—	318,496
Meyer Malka(7)	—	286,031	—	286,031
Christopher Payne(8)	—	345,845	—	345,845
Jonathan Rubinstein(9)	—	348,213	—	348,213
Susan Segal(10)	60,261	506,077	—	566,338
Dara Treseder(11)	63,500	224,996	—	288,496
Robert Zoellick(12)	90,000	224,996	—	314,996
Former Director:
Frances Frei(13)	—	56,718	—	56,718
(1)Represents amounts paid in respect of Board service in 2024. Cash amounts differ, in part, because some directors elected pursuant to our Non-Employee Director Compensation Program to receive RSUs in lieu of their quarterly cash fees for Board and committee service (see “Director Compensation” above) and directors joined the Board at different points during the year.
(2)Represents the aggregate grant date fair value of each director’s RSUs computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification™ Topic 718 Compensation—Stock Compensation (“FASB ASC 718”). These amounts represent only the grant date fair value for accounting purposes and do not reflect whether the director has actually realized a financial benefit from the awards (such as by vesting in stock). For information on the assumptions used in the grant date fair value computations, refer to the following sections of our 2024 Form 10-K: “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Estimates;” Note 1 to our consolidated financial statements—“Description of Business and Summary of Significant Accounting Policies—Share-based Compensation;” and Note 13 to our consolidated financial statements—“Common Stock and Stockholders' Equity—Equity Incentive Plans.”

Corporate Governance	63

(3)Unvested RSUs at Year-End. The number of unvested RSUs held on December 31, 2024, by each non-employee director was as follows:

•Baiju Bhatt: 7,564 unvested RSUs	•Jonathan Rubinstein: 16,620 unvested RSUs
•Paula Loop: 14,356 unvested RSUs	•Susan Segal: 17,386 unvested RSUs
•Meyer Malka: 10,431 unvested RSUs	•Dara Treseder: 7,564 unvested RSUs
•Christopher Payne: 7,947 unvested RSUs	•Robert Zoellick: 12,092 unvested RSUs
Vested but Unpaid RSUs at Year-End. Our Non-Employee Director Compensation Program provides that non-employee directors may elect to defer payment of RSUs (i.e., to defer settlement and delivery of vested shares) in some circumstances. The number of vested but unpaid RSUs held on December 31, 2024, by each non-employee director was as follows:

•Baiju Bhatt: 0 vested but unpaid RSUs	•Jonathan Rubinstein: 43,215 vested but unpaid RSUs
•Paula Loop: 30,040 vested but unpaid RSUs	•Susan Segal: 7,423 vested but unpaid RSUs
•Meyer Malka: 0 vested but unpaid RSUs	•Dara Treseder: 0 vested but unpaid RSUs
•Christopher Payne: 68 vested but unpaid RSUs	•Robert Zoellick: 0 vested but unpaid RSUs
(4)On June 26, 2024 (the day of our 2024 annual meeting of stockholders), each non-employee director in office at such time automatically received under our Non-Employee Director Compensation Program an annual award of 10,085 RSUs, which had a grant date fair value of $224,996.
(5)Mr. Bhatt resigned as the Company’s Chief Creative Officer on March 21, 2024 and thereafter became eligible to receive compensation under our Non-Employee Director Compensation Program. Mr. Bhatt received his quarterly Board fees for 2024 in the form of cash.
(6)Ms. Loop elected to receive her quarterly Board and committee fees for 2024 in the form of cash.
(7)Mr. Malka elected to receive his quarterly Board and committee fees for 2024 in the form of stock in lieu of cash. Accordingly, we granted Mr. Malka an award of 726 shares of Class A common stock on March 31, 2024, which had a grant date fair value of $14,614; 647 shares of Class A common stock on June 30, 2024, which had a grant date fair value of $14,693; 677 shares of Class A common stock on September 30, 2024, which had a grant date fair value of $15,855; and 426 shares of Class A common stock on December 31, 2024, which had a grant date fair value of $15,873.
(8)Mr. Payne joined the Board on December 16, 2024, and on that day automatically received under our Non-Employee Director Compensation Program (a) an initial award of 5,208 RSUs, which had a grant date fair value of $224,986; and (b) a prorated annual award of 2,739 RSUs, which had a grant date fair value of $118,325. Mr. Payne elected to receive his quarterly Board and committee fees for 2024 in the form of stock in lieu of cash. Accordingly, we granted Mr. Payne 68 shares of Class A common stock on December 31, 2024, which had a grant date fair value of $2,534.
(9)Mr. Rubinstein elected to receive his quarterly Board and committee fees for 2024 in the form of stock in lieu of cash. Accordingly, we granted Mr. Rubinstein an award of 1,558 shares of Class A common stock on March 31, 2024, which had a grant date fair value of $31,363; 1,381 shares of Class A common stock on June 30, 2024, which had a grant date fair value of $31,363; 1,334 shares of Class A common stock on September 30, 2024, which had a grant date fair value of $31,242; and 785 shares of Class A common stock on December 31, 2024, which had a grant date fair value of $29,249.
(10)Ms. Segal joined the Board on March 21, 2024, and on that day automatically received under our Non-Employee Director Compensation Program (a) an initial award of 11,786 RSUs, which had a grant date fair value of $224,995; and (b) a prorated annual award of 2,938 RSUs, which had a grant date fair value of $56,086. Ms. Segal elected to receive her quarterly Board and committee fees for 2024 in the form of cash.
(11)Ms. Treseder elected to receive her quarterly Board and committee fees for 2024 in the form of cash.
(12)Mr. Zoellick elected to receive his quarterly Board and committee fees for 2024 in the form of cash.
(13)Professor Frei served on the Board until June 25, 2024. Professor Frei elected to receive her quarterly Board and committee fees for 2024 in the form of stock in lieu of cash. Accordingly, we granted Professor Frei an award of 993 shares of Class A common stock on March 31, 2024, which had a grant date fair value of $19,989; and 853 shares of Class A common stock on June 25, 2024, which had a grant date fair value of $18,885. Professor Frei received 1,073 shares of Class A common stock on June 25, 2024, for the accelerated vesting of her existing equity grant in connection with the termination of her director service with the Company. Under FASB ASC 718, the equity acceleration was treated as a modification of the terms of Professor Frei’s outstanding equity awards. As required by SEC rules, the “Stock Awards” column includes the incremental fair value of the modified awards equal to $17,844, computed as of the modification date, compared with the fair value of the award immediately prior to the modification, computed in accordance with FASB ASC 718.

64	Robinhood Corporate Governance

Director Stock Ownership Guidelines
The Board has adopted stock ownership guidelines for our non-employee directors. The stock ownership requirements established by the Board provide that each non-employee director should own at least a specified amount of Robinhood stock or other Qualifying Equity Securities (as defined below). Under the policy, the ownership requirement for non-employee directors is as follows:

Non-Employee Director		5x
Annual Board Cash Retainer

What are stock ownership guidelines and why do companies have them?

These require directors and/or management to maintain minimum levels of stock ownership in the company-this guides directors to think like owners and helps align their interest with stockholder interests.

The policy sets the ownership guideline at five times the annual Board cash retainer, or $250,000 in 2024 based on the current annual cash retainer for Board membership of $50,000.
“Qualifying Equity Securities” include common stock of the Company and vested RSUs or performance units held by the director or any immediate family members living in his or her household or by a trust under which he or she or any such immediate family member is a beneficiary. Compliance with this policy is assessed at the end of each fiscal year and is measured based on the average closing price of the Company’s Class A common stock over the last twenty (20) trading days of such year. Each non-employee director has five years from the later of (a) the date he or she joined the Board and (b) the date of the IPO to satisfy the stock ownership obligation. The stock ownership guidelines promote stockholder alignment and will be periodically evaluated by the People Committee. All of our directors will each be required to satisfy the non-employee director ownership guidelines by the deadline described above, and as of the end of 2024, all of our non-employee directors serving at such time have satisfied the non-employee director ownership guidelines except Mr. Payne, who is on track to achieve the stock ownership guidelines within the five-year period from when he joined our Board in 2024.
The Company’s stock ownership policy for executive officers is described in the section “Executive Compensation—Compensation Discussion and Analysis—Stock Ownership Guidelines.”

Proposal 02

66	Robinhood Proposal 2 — Advisory Vote to Approve the Compensation of Our Named Executive Officers

Advisory Vote to Approve the Compensation of Our Named Executive Officers

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, you have the opportunity to cast your non-binding, advisory vote to approve the compensation of our NEOs. Consistent with the results of our first non-binding, advisory “Say-on-Frequency” vote conducted at our 2022 annual meeting, our Board determined that, commencing after our 2024 annual meeting, we will hold a Say-on-Pay vote every year and expect that the next such vote will occur at the 2026 annual meeting.
Our Board believes that our compensation philosophy, policies, and practices promote a performance-based culture and align our executives’ interests with those of our stockholders through a strong emphasis on at-risk compensation linked to long-term performance. The Board recommends that our stockholders vote to approve the compensation of our NEOs.
For more information on our executive compensation program and the fiscal 2024 compensation of our NEOs, see “Executive Compensation—Compensation Discussion and Analysis” and “Executive Compensation—Compensation Tables.”
The Say-on-Pay vote is advisory, and therefore is not binding on us, our People Committee or our Board. Our People Committee and our Board value the opinion of our stockholders, will carefully review the voting results, and will consider them when making future compensation decisions for our NEOs.
The Board recommends that stockholders vote “FOR” the following resolution:
“RESOLVED, that the stockholders of the Company approve, on an advisory basis, the 2024 compensation of the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation and other tables, and the narrative discussion.”

This proposal will be approved, on an advisory basis, if a majority of votes cast by stockholders present in person or represented by proxy at the annual meeting and entitled to vote on this proposal are in favor of this proposal (a majority of votes cast being the number of votes cast “FOR” this proposal exceeds 50% of the number of votes cast with respect to this proposal).
Abstentions and broker non-votes will not be counted as votes cast, and therefore, will have no effect on the outcome of this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board of Directors recommends a vote “FOR” the advisory vote to approve the compensation of the Company’s NEOs. Proxies received by the Company will be voted “FOR” this proposal unless you specify otherwise in the proxy.

What is being voted on and why?

The SEC requires that stockholders have the opportunity to vote on executive compensation, commonly known as “Say-on-Pay,” which gives stockholders the opportunity to express their views on the named executive officers’ compensation as a whole. Say-on-Pay is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of the named executive officers and the philosophy, policies, and practices described in the proxy statement. The vote is advisory in nature, and the board considers the voting results.

Proposal 2 — Advisory Vote to Approve the Compensation of our Named Executive Officers	67

Executive Officers

68	Robinhood Executive Officers

Executive Officers

Executive officers are elected by and serve at the discretion of the Board.
The names of our current executive officers, their ages as of April 25, 2025, and their positions with the Company are set forth in the table below, followed by certain other information about them:

What is an executive officer?

This is a term of art defined by the Securities and Exchange Commission and covers a company’s president and any vice president in charge of a principal business unit, division, or function (e.g. sales, administration, or finance), and any other person who performs a policy making function.

Name	Age	Position
Vladimir Tenev	38	Chair and Chief Executive Officer
Daniel Gallagher	52	Chief Legal, Compliance, and Corporate Affairs Officer
Jason Warnick	53	Chief Financial Officer
Steven Quirk	60	Chief Brokerage Officer
Jeffrey Pinner	40	Chief Technology Officer
Please refer to “Proposal 1—Election of Directors—Biographical Information: Director Nominees” for information on Mr. Tenev.

Daniel Gallagher

Daniel Gallagher has been our Chief Legal, Compliance, and Corporate Affairs Officer since January 2022 and our Chief Legal Officer since May 2020, and was a member of our Board from October 2019 to April 2020. Mr. Gallagher served as a Commissioner of the SEC, from November 2011 to October 2015, and held several prior positions on the SEC staff from 2006 until 2010, including as co-acting Director of the Division of Trading and Markets from April 2009 to January 2010. Before joining Robinhood, Mr. Gallagher was a Partner and the Deputy Chair of the Securities Department at Wilmer Cutler Pickering Hale and Dorr LLP, a law firm, from September 2019 to May 2020; the Chief Legal Officer at Mylan N.V., a global pharmaceutical company, from April 2017 to May 2019; and the President of Patomak Global Advisors, a financial services consulting firm, from January 2016 to April 2017. Mr. Gallagher currently serves on the boards of the National Association of Corporate Directors, a non-profit, as well as on the advisory board of Rally Rd., 360 Privacy, Aetherflux, and Vint. Previously he was a non-executive director of the Irish Stock Exchange, from February 2016 to March 2018. Mr. Gallagher holds a J.D. from The Catholic University of America, Columbus School of Law and a B.A. from Georgetown University.

Executive Officers	69

Jason Warnick

Jason Warnick has been our Chief Financial Officer since December 2018. Prior to joining Robinhood, Mr. Warnick worked at Amazon, an e-commerce company, from April 1999 to November 2018, most recently as Vice President, Finance from 2011 to 2018. At Amazon, Mr. Warnick served as chief of staff to the CFO and held a variety of responsibilities, including with respect to finance, investor relations, audit, enterprise risk, and benchmarking. Mr. Warnick holds a B.A. in Accounting from Western Washington University.

Steven Quirk

Steven Quirk has been our Chief Brokerage Officer since January 2022. Prior to joining Robinhood, Mr. Quirk oversaw the strategy and deployment of initiatives for Trading at TD Ameritrade. He also served as a member of the company’s Senior Operating Committee, which shaped the strategic focus of the organization. Steve focused on teaching the next generation of investors and has championed the creation of the TD Ameritrade U program to bridge the gap between academia and reality. Prior to his role at TD Ameritrade, Mr. Quirk was responsible for the development of new trading tools and technology enhancements for the Thinkorswim, Inc. trading platform. Steve graduated from the University of Wisconsin with a BBA in Risk/Insurance and Marketing. He holds Series 3, 4, 7, and 24 licenses and is an active Board Member of Cara Collective.

Jeffrey Pinner

Jeffrey Pinner has been our Chief Technology Officer since August 2024. Prior to joining Robinhood, Mr. Pinner worked as a distinguished engineer in the AI and Robotics organization at Cruise. He also spent almost a decade at Lyft, most recently serving as Lyft’s CTO. He holds a B.S.E. in Mechanical and Aerospace Engineering from Princeton University and an M.S. in Aeronautics and Astronautics from Stanford University.

70	Robinhood Executive Compensation

Executive Compensation

Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) describes our 2024 compensation program for our NEOs.
Named Executive Officers
Our NEOs for 2024 are:
•Vladimir Tenev, Chairman and CEO;
•Jason Warnick, Chief Financial Officer;
•Daniel Gallagher, Chief Legal, Compliance, and Corporate Affairs Officer;
•Steven Quirk, Chief Brokerage Officer; and
•Jeffrey Pinner, Chief Technology Officer.

What is a named executive officer or NEO?

NEOs are the executives whose compensation is described in the company’s proxy statement. These individuals are a company's CEO, CFO, and the other three most highly paid executive officers. NEOs may also include up to two former executives who departed during the year depending on their compensation.

2024 Business Highlights

•Funded Customers grew by 1.8 million to 25.2 million •Assets Under Custody (“AUC”) grew to $193 billion, driven by continued Net Deposits and higher equity and cryptocurrency valuations	•Record total net revenues of $2.95 billion •Record net income of $1.41 billion •Delivered on an aggressive product roadmap across Brokerage, Crypto, and Money

In 2024, Robinhood made progress across our three-part strategy of establishing ourselves as the #1 platform for active traders, becoming #1 in wallet share for the next generation, and building the #1 global financial ecosystem.
We delivered a number of cutting-edge trading tools and capabilities for active traders, including Robinhood Legend – our first desktop platform built from the ground up for active traders. Additionally, we added new asset classes like Futures, Event Contracts, and Index Options, and launched the lowest margin rates among leading brokerages. As a result, trading market share was up over 30% for equities and options compared to last year.
Turning to wallet share, we launched the Robinhood Gold Card and Joint Accounts. These launches, along with other competitive offerings like high yield Gold Cash Sweeps and matches on Retirement contributions helped us deepen share of wallet with customers. As a result, in 2024 we saw over $50 billion of Net Deposits and 86% year-over-year growth in Gold Subscribers.

Executive Compensation	71

Finally, we made progress building the global financial ecosystem by expanding our international brokerage and global crypto offerings. We added more crypto selection and staking in the EU, and began rounding out the UK brokerage product with capabilities like margin and options trading. As a result, we now have over 100,000 customers outside of the U.S.
Our strong product velocity drove significant growth in 2024, as total net revenues increased 58% year-over-year to a record $2.95 billion, net income grew year-over-year to a record $1.4 billion, and adjusted EBITDA grew year-over-year to a record $1.4 billion. We’re making great progress on our mission to democratize finance for all, and we look forward to continuing to deliver on our mission in 2025 and beyond.
2024 Executive Compensation Highlights
The People Committee reviews our executive compensation program on a regular basis with respect to competitive market practices, our strategic objectives, and our pay-for-performance philosophy. The following key decisions were made with respect to compensation in 2024:
•No change to CEO compensation. Our CEO continues to receive a modest base salary, did not participate in our annual cash incentive program, and did not receive any new equity grants in 2024.
•Changed annual incentive bonus measures. The People Committee shifted the annual cash incentive plan’s measures from total net revenues and adjusted EBITDA, equally weighted, to a combination of financial and business objectives, including total net revenue, adjusted net income, Net Deposits, and Gold Subscriber growth.
•Granted equity awards during our annual refresh cycle to certain non-CEO NEOs. The People Committee granted time-based equity awards to our non-CEO NEOs that vest quarterly over four years. The grant date fair value of these awards was $7.25 million for Mr. Gallagher, $6.75 million for Mr. Warnick, and $5.0 million for Mr. Quirk. Mr. Pinner did not receive an annual refresh grant because he was hired in August 2024.
•Hired our Chief Technology Officer. In August 2024, we hired Jeffrey Pinner to be our CTO. To incentivize him to join the Company and account for the forfeited compensation at his prior role, we awarded Mr. Pinner a $2.0 million sign-on bonus payable in two equal installments and an equity award with a grant date value of $17.5 million, vesting quarterly over four years.
Please see the Appendix of this proxy statement for additional information on our non-GAAP financial and compensation measures, including a reconciliation to the most directly comparable GAAP measures, as applicable.

72	Robinhood Executive Compensation

Executive Compensation Philosophy and Objectives
We operate in a highly competitive and rapidly changing market environment. For Robinhood to execute on its ambitious roadmap with high product velocity, we strive to hire the best talent based on ability and merit. We seek people who care deeply about our mission and operate with an entrepreneurial and solutions-driven mindset to drive business growth, foster industry leadership, and create an innovative environment. Our compensation program is designed to reward and retain this key executive talent and align executives’ long-term interests with those of our stockholders. The guiding principles underpinning our compensation program design and decisions are:

Market Competitive	Pay for Performance	Clarity and Simplicity	Focus on Ownership

Ensure our compensation programs are competitive with the market in which we operate so we can attract and retain talented and experienced executives who can deliver successful business performance and drive long-term stockholder value.

Weight the largest portion of compensation in the form of variable and long-term incentives to support the achievement of Company objectives and enhance the linkage between executive and stockholder interests.
		Design compensation programs and practices that are easily understood and encourage our executives to focus on achieving key business objectives.	Incentivize long-term entrepreneurial thinking so our executives will act like owners.

Compensation and Governance Practices

What We Do	What We Do Not Do

  Maintain a stock ownership policy that reinforces the alignment of executive and stockholder interests.
  Maintain robust clawback policies allowing recoupment of incentive-based compensation paid to executive officers in the event of certain detrimental conduct, as well as in the case of certain accounting restatements in accordance with applicable Nasdaq listing standards.
  Link pay and performance by providing a significant portion of compensation in the form of variable and long-term incentives.
  Promote long-term focus through executive equity awards that vest over multiple years.
  Review management succession and leadership development programs at regular intervals.
  People Committee uses an independent compensation consultant.
  Engage stockholders on a range of executive compensation and governance topics.
  Hold an annual Say-on-Pay advisory vote.

  Policy against pledging of, or hedging against losses in, Robinhood securities.
  No excessive executive perquisites such as executive-only club memberships or medical benefits. We provide certain personal security arrangements that we consider necessary for the Company’s benefit.
  No single-trigger cash payments or acceleration of unvested equity awards for executive officers upon a change-in-control for all awards granted in 2021 or later.
  No guaranteed annual salary increases or bonuses.
  No fixed-term employment agreements with NEOs.
  No tax gross-ups for Section 280G parachute payments.

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Elements of Compensation
The primary elements of our 2024 executive compensation program consist of base salary, annual cash incentives, and long-term equity incentive awards.

Compensation Type	Key Features

Base Salary	Fixed level of cash compensation for expected day-to-day responsibilities. Reviewed annually and may be adjusted based on performance, scope of responsibility, and competitive market.

Annual Cash Incentive	Variable cash incentive opportunity based on the achievement of pre-established annual financial and operating objectives.

Long-Term Incentives
Equity awards with multi-year vesting to reinforce the importance of long-term ownership, create alignment with our stockholders, and promote retention.
Equity-based compensation is the most significant portion of compensation for our executive officers to reinforce our pay-for-performance culture and alignment with stockholders.

2024 Executive Pay Mix
Since our IPO in 2021, our CEO’s compensation has been limited to a modest base salary. He does not participate in the annual cash incentive program and has not received new equity awards. Our non-CEO NEOs received a significant portion of compensation in the form of short- and long-term incentives that are either directly tied to key performance metrics or at risk and/or linked to the value of our stock. In 2024, 94% of our non-CEO NEOs’ compensation, on average, was tied to performance.

What is equity compensation?

Equity compensation is a non-cash form of pay offered to employees that represents an ownership opportunity in the company. Equity compensation is stock-based and may include stock options, restricted stock units, and performance stock units tied to outcomes on performance metrics.

2024 Executive Compensation Program
Robinhood’s executive compensation program is designed to focus our executive officers on the long-term performance of the Company and to create significant stockholder alignment. We believe that equity awards align the interests of our executive officers with our stockholders, provide our executive officers with incentives linked to long-term performance, and foster an ownership mentality. The long-term vesting features of our equity awards serve an important retentive function that reflects the value we place on management longevity. The People Committee gives no single element in our executive compensation program any fixed weight, but rather each executive’s compensation level and the mix of compensation elements reflect the People Committee’s business judgment with respect to the above factors and consideration of alignment of stockholder interests.

74	Robinhood Executive Compensation

Base Salaries
We provide base salary as a fixed source of compensation for our executive officers’ day-to-day responsibilities, allowing them a degree of certainty in the face of having a substantial percentage of their compensation at risk in the form of bonuses contingent on the achievement of specific performance goals and equity awards contingent on the long-term performance of Robinhood’s stock price.
Each executive officer’s base salary is determined based upon a number of factors, including individual performance, scope of responsibility, and competitive market. Base salary is assessed each year as part of the People Committee’s annual review process. In March 2024, the People Committee reviewed the base salaries of our NEOs and determined to keep salaries unchanged for all NEOs. Upon Mr. Pinner’s hire in August 2024, his salary was set at the same level as that of the other non-CEO NEOs.

Executive	Annual Salary Rate (at Year End)		% Increase
	2024	2023
Vladimir Tenev	$34,248	$34,248	0%
Jason Warnick	$550,000	$550,000	0%
Daniel Gallagher	$550,000	$550,000	0%
Steven Quirk	$550,000	$550,000	0%
Jeffrey Pinner	$550,000	$—	—

What are incentive awards?

Incentive awards motivate executives to achieve results. Incentive awards are a form of compensation that is designed to deliver value only if performance objectives are achieved (on key financial, operational, or strategic objectives) and/or based on our stock price.

Annual Cash Incentive
The People Committee introduced a performance-based annual cash incentive for NEOs starting in 2022 as a means to further motivate performance on annual financial and operating metrics tied to our long-term strategy and performance. In March 2024, the People Committee reviewed the bonus targets for our NEOs and determined to keep them unchanged. Upon Mr. Pinner’s hire in August 2024, his bonus target was set at the same level as that of other non-CEO NEOs.

Executive	Target Bonus (% of Salary)		% Increase
	2024	2023
Vladimir Tenev	—	—	—
Jason Warnick	75%	75%	—
Daniel Gallagher	75%	75%	—
Steven Quirk	75%	75%	—
Jeffrey Pinner	75%	—	—
For 2024, the People Committee also modified the annual cash incentive plan’s performance measures, replacing adjusted EBITDA and total net revenues, equally weighted with a combination of total net revenues, adjusted net income, Net Deposits and Gold Subscriber growth, to better reflect the key measures of our financial success and long-term business growth. Total net revenues and adjusted net income were each weighted 30% and Net Deposits and Gold Subscriber growth were each weighted 20%.

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The People Committee worked with management to set targets that reflect our growth objectives to drive long-term value creation for our stockholders. When setting these goals, the People Committee considered relevant factors, including previous year financial results, current business and macroeconomic conditions, and our financial plan and expectations for the year. Each measure’s target was intended to be challenging yet attainable in the context of our expectations at the beginning of the year.
For 2024, the Company exceeded maximum performance goals for net revenue, adjusted net income, and net deposits and between target and maximum goals for Gold subscriber growth. The total payout approved by the People Committee approved payouts at 185.5% of target.

		Performance Goals			Performance Outcomes(3)
	Weighting	Threshold	Target	Maximum	Payout (% of target)

Net Revenue	30%				200%

Adjusted Net Income(1)	30%				200%

Net Deposits(2)	20%				200%

Gold Subscriber(2) Growth	20%				128%

Approved Performance Result					185.5%
(1)For purposes of the annual cash incentive award, adjusted net income is calculated from the Company’s audited financial statements as net income (loss), excluding significant legal and tax settlements and reserves. Adjusted net income for the year ended December 31, 2024 is reconciled to the most directly comparable GAAP measure in the Appendix.
(2)See Appendix for definitions of Net Deposits and Gold Subscribers.
(3)Payout will be interpolated between discrete points. If actual achievement is below threshold, then it results in a zero payout.
The actual payout for NEOs’ 2024 annual cash incentive award, as approved by the People Committee is set forth below.

Executive	2024 Eligible Earnings	Target Annual Incentive	Company Performance Multiplier	Final Award
Vladimir Tenev	—	—	—	—
Jason Warnick	$550,000	75%	185.5%	$765,339
Daniel Gallagher	$550,000	75%	185.5%	$765,339
Steven Quirk	$550,000	75%	185.5%	$765,339
Jeffrey Pinner(1)	$213,388	75%	185.5%	$296,935
(1)Mr. Pinner’s annual incentive payout was prorated to reflect his period of service during the year.

76	Robinhood Executive Compensation

Long-Term Incentive Equity Awards
We believe our executive officers are motivated to remain at Robinhood, focused on achieving our mission, and incentivized to maximize stockholder value by having a significant percentage of their target compensation at risk and payable in the form of equity awards that vest over multiple years.
In 2024, the People Committee granted long-term equity in the form of time-based RSUs to our non-CEO NEOs. We believe time-based RSUs balance strong alignment to stockholders while providing a strong level of retention with simplicity.
The size of awards made to our non-CEO NEOs is not determined based on a specific formula but rather through the exercise of the People Committee’s judgment after considering a host of factors, including market data, individual performance, the CEO’s recommendation, importance or criticality of role, scope of responsibility, the current unvested equity held by each non-CEO NEO and related vesting schedules, and the potential retentive value of the proposed awards.
Refresh Grants. The People Committee granted time-based RSUs to certain non-CEO NEOs during our annual refresh cycle that vest quarterly over four years. The grant date fair value of the refresh award was $7.25 million for Mr. Gallagher, $6.75 million for Mr. Warnick, and $5.0 million for Mr. Quirk. Mr. Pinner did not receive an annual refresh grant because he was hired in August 2024.
New Hire Grant. In connection with Mr. Pinner joining Robinhood as our CTO, we granted him a $17.5 million RSU award that vests quarterly over four years. When determining the size of this grant, the Board considered market data for the role, compensation forfeited at his prior role, internal pay equity, the anticipated role’s importance relative to others at our Company, and the level required to attract Mr. Pinner to Robinhood.

What is share vesting and when does it happen?

As part of our executive compensation, we award stock to individuals at a certain point in time that is only later legally earned, or “vested,” if certain conditions occur. The shares’ vesting may be tied to conditions such as the Company’s stock price, other performance goals, or the individual remaining employed by the Company for a certain amount of time.

Long-Term Incentive Equity Awards Granted to NEOs in 2024

Executive	Refresh Grants	New Hire Grant	Total
Vladimir Tenev	—	—	—
Jason Warnick	$6,750,000	—	$6,750,000
Daniel Gallagher	$7,250,000	—	$7,250,000
Steven Quirk	$5,000,000	—	$5,000,000
Jeffrey Pinner	—	$17,500,000	$17,500,000
Other Benefits
Personal Security. Our People Committee approved an overall security program for our CEO and other NEOs on the basis of an ongoing assessment of security risks and in instances of threats made to our executives. We have provided a personal security detail and a residential security detail to Mr. Tenev, and offer more limited personal security services to Mr. Warnick, Mr. Gallagher, Mr. Quirk, and Mr. Pinner through monitoring of security systems at their residences. We also offered online monitoring to all NEOs to keep their private information off the internet. In addition, Mr. Tenev uses private aircraft for business and personal travel in connection with his overall security program. On certain occasions, Mr. Tenev may be accompanied by family members when using private aircraft. The security budget for our NEOs and the specific security concerns justifying it are reviewed by the People Committee on an annual basis or more frequently, as needed.

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The personal safety and security of employees is of utmost importance to Robinhood. The People Committee believes the costs of our security program are an appropriate and necessary business expense and does not consider such security costs to be a perquisite for the executives’ personal benefits. Pursuant to the applicable SEC guidance, we have reported the aggregate incremental costs of these services in the “All Other Compensation” column of the Summary Compensation Table.
Employee Benefit Programs and 401(k) Match. The NEOs are eligible to participate in the Company’s 401(k) plan, health, and welfare benefit plans and programs and other plans and programs made available to the Company’s employees generally. The Company matches 401(k) contributions up to 3% of each paycheck.
We do not maintain any supplemental executive-only retirement or health programs, nor do we provide other material perks to executives. The People Committee does not view personal security as a perk due to the existing safety and security environment of the business and our executives.
Compensation Setting Process
Role of the People Committee
The People Committee works closely with its independent compensation consultant, Pay Governance, and meets regularly, including in executive sessions without members of management present, to review market data and make decisions on our executive compensation program with respect to the compensation of our CEO and other executives. Compensation granted to our NEOs is not determined based on a specific formula but rather through the exercise of the People Committee’s judgment after considering multiple factors, including market data, individual performance, the CEO’s recommendation, importance of role, scope of responsibility, the current unvested equity held by each NEO and related vesting schedules, the potential retentive value of the compensation package, and the review of our Say-on-Pay vote results. The People Committee gives no single factor any fixed weight. Each executive’s compensation level, as well as the appropriate mix of equity award types and other compensation elements, ultimately reflects the People Committee’s business judgment in consideration of these factors and stockholder interests.
The People Committee has adopted a schedule for granting equity awards. Under this schedule, equity awards for our executive officers are generally granted at regularly scheduled meetings throughout the year. We do not grant awards in anticipation of the release of material nonpublic information. In addition, grants of equity awards to our executive officers were also subject to the approval of our full Board.
Role of Management
Our CEO and other executives do not set their own compensation, nor are they present when the People Committee sets their specific individual compensation. Our CEO provides his evaluation of each executive officer’s performance to the People Committee and makes recommendations with respect to base salary, target annual incentives, and equity awards for each executive officer other than himself. Our CEO’s recommendation is considered by the People Committee, which makes final determinations. The People department provides additional analysis and guidance as requested by the People Committee related to executive compensation, including (i) developing, summarizing, and presenting information and analyses to inform the People Committee’s decision-making; (ii) attending People Committee meetings to provide requested information, respond to questions, and otherwise assist the People Committee; and (iii) assisting the CEO in making preliminary recommendations regarding each element of compensation.
Competitive Market Data
In setting compensation for the NEOs, the Board and the People Committee considered the base salaries, annual incentive opportunities, and long-term incentive compensation of executives in comparable roles at similar “peer” companies. In December 2023, the People Committee approved a peer group for 2024 in consultation with its independent compensation consultant, Pay Governance. The People Committee considered publicly traded consumer-focused technology companies, fintech companies, brokerage and exchange companies, and talent competitors, and selected a group where most companies had trailing 12-month revenues between 1/3x and 3x Robinhood’s revenue and between 1/4x and 4x Robinhood’s market capitalization at the time.

78	Robinhood Executive Compensation

What is a peer group and how do companies use them?

A “peer group” is a group of companies considered to be similar based on a number of factors that a company believes is most relevant. Each year Robinhood selects a list of what it believes to be the most comparable companies for its peer group. To determine its 2024 peer group, Robinhood first identified companies in similar industries and business focus and then the People Committee selected a list of companies with similar revenues and market capitalization.
Companies, including Robinhood, use their peer group to compare various aspects of their company, including for corporate governance matters such as setting compensation for its named executive officers.

The executive compensation peer group was updated year-over-year to remove larger companies that did not fit our screening criteria or were no longer public and to add companies more similar to Robinhood in terms of revenues and market capitalization. The following previous peers were removed: Box, Inc., Cloudflare, Inc., DocuSign, Inc., Dropbox, Inc., Marqeta, Inc., Match Group, Inc., New Relic, Inc., Nutanix, Inc., Okta, Inc., Palantir Technologies Inc., Splunk, Inc., The Trade Desk, Inc., and Twilio, Inc. The following peers were added: Block, Inc., Coursera, Inc., DoorDash, Inc., Duolingo, Inc., Etsy, Inc., Maplebear, Inc. and Rocket Companies, Inc. As a result, the 2024 peer group was as listed below:
•Affirm Holdings, Inc.
•Block, Inc.
•Coinbase Global, Inc.
•Coursera, Inc.
•DoorDash, Inc.
•Duolingo, Inc.
•Etsy, Inc.
•Interactive Brokers Group, Inc.
•Lyft, Inc.
•Maplebear, Inc.
•Pinterest, Inc.
•Rocket Companies, Inc.
•Snap, Inc.
•SoFi Technologies, Inc.
•Zillow Group, Inc.
In addition to these compensation peers, the Board and the People Committee also reviewed pay data from the Radford technology survey, where relevant.
Compensation Risk Assessment
The Company reviewed its compensation policies and practices in March 2025 and concluded that such policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. In particular, the People Committee assessed the compensation arrangements for the Company’s executive officers and reviewed incentive and commission arrangements below the executive level and concluded that they do not encourage unnecessary or excessive risk-taking. The People Committee believes that the design of the Company’s annual cash and long-term equity incentives for its executive officers provides an effective and appropriate mix of incentives to focus them on long-term stockholder value creation and does not encourage taking short-term risks at the expense of long-term results.
Say-on-Pay
At our 2024 annual meeting, we conducted our first Say-on-Pay vote and received strong stockholder support with 98% of votes cast in favor of the Company’s fiscal 2023 NEO compensation. Our People Committee reviewed the final results of the advisory vote and, given the significant level of support, concluded that our executive compensation program provides an appropriately competitive package that incentivizes the performance of our NEOs and encourages their retention over the long-term. Our People Committee will continue to consider the outcome of our Say-On-Pay votes and the views of our stockholders when making compensation decisions for our NEOs each year.
Consistent with the results of our first non-binding, advisory Say-on-Frequency vote conducted at our 2022 annual meeting, our Board determined to hold a Say-on-Pay vote every year commencing after our first Say-on-Pay vote at our 2024 annual meeting.

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Independent Consultant
The People Committee continued to retain Pay Governance, an independent compensation consultant, to advise it on executive and director compensation matters in 2024. Pay Governance provides no other services to Robinhood. The People Committee has assessed the independence of Pay Governance and concluded that its engagement of Pay Governance does not raise any conflict of interest with Robinhood or any of our directors or executive officers.
To support the Board and the People Committee during 2024, Pay Governance developed the peer group of publicly traded companies to serve as a market reference, compiled market data on compensation levels and practices for executives and non-employee directors, considered the results of our Say-on-Pay votes, made recommendations from supporting analyses covering executive compensation philosophy, program design, and structure, and advised on compensation governance best practices and policies.
Clawback Policy
In September 2023, we adopted a new incentive-based compensation recovery policy as required by applicable Nasdaq listing standards. Our policy requires recoupment of excess incentive compensation paid to our executive officers if amounts paid were based on material noncompliance with any financial reporting requirement that causes an accounting restatement, without regard to any fault or misconduct.
We also maintain a separate compensation clawback policy for incentive awards paid to our executive officers that provides the People Committee with the ability to recover compensation in the event an executive officer engages in certain types of detrimental conduct (namely, detrimental conduct that (i) results in an increased level of achievement against performance targets by the Company or the executive officer or (ii) causes material financial and/or reputational harm to the Company).

What are clawback policies?

These policies require money paid to an employee to be returned to the company upon certain events, such as fraud or a restatement of the company’s financials. In 2022, the SEC adopted a rule mandating stock exchanges to require listed companies to adopt and disclose clawback policies that cover erroneously awarded incentive-based compensation if the company has to prepare an accounting restatement in certain circumstances.

Stock Ownership Guidelines
To better align the interests of our executive officers with those of our stockholders, we have in place a stock ownership policy that requires our executives to hold specified amounts of Robinhood stock or other Qualifying Equity Securities (as defined below). Under the policy, NEO stock ownership guidelines are as follows:
“Qualifying Equity Securities” include common stock of the Company held by the executive or any immediate family members living in his or her household or by a trust under which he or she or any such immediate family member is a beneficiary. Compliance with this policy is assessed at the end of each fiscal year and is measured based on the average closing price of the Company’s Class A common stock over the last twenty (20) trading days of such year. Stock options and unearned performance equity do not count toward satisfying the stock ownership guidelines.
Each executive has five years from the later of (a) the date he or she became an executive officer or (b) the date of the IPO to satisfy the applicable stock ownership guideline. The stock ownership guidelines promote the NEOs’ alignment with stockholder interests and will be periodically evaluated by the People Committee. As of the end of 2024, each executive officer has satisfied the stock ownership guidelines except Mr. Pinner, who is on track to achieve the stock ownership guideline within the five-year period from when he became an executive officer in 2024.
The Company’s stock ownership policy for non-employee directors is described in the section “Proposal 1: Election of Directors—Director Stock Ownership Guidelines.”

80	Robinhood Executive Compensation

People and Compensation Committee Report
The People and Compensation Committee has reviewed and discussed with management the disclosures contained in the CD&A section of this proxy statement. Based on this review and discussion, the People and Compensation Committee recommended to the Board that the CD&A section be included in this proxy statement.
People and Compensation
Committee of the Board of Directors
Susan Segal (Chair)
Meyer Malka
Dara Treseder

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Compensation Tables
The following tables present detailed compensation information regarding our NEOs.
Summary Compensation Table
The following table presents summary compensation information. As required by SEC rules, stock awards (RSUs and PSUs) are shown as compensation for the year in which they were granted and are valued based on their grant date fair values for accounting purposes. Therefore:
•the stock awards column reports RSUs and PSUs granted in the years shown even though they have multi-year vesting schedules; and
•because the stock awards column reports the grant of RSUs and PSUs, it does not reflect whether the executives actually realized any financial benefit from the awards (such as by vesting in stock).

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)		Stock Awards ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)		Total ($)(3)
Vladimir Tenev Chief Executive Officer	2024	34,248	—		—	—	2,103,203	(4)	2,137,451
	2023	34,248	—		—	—	2,404,090		2,438,338
	2022	34,248	—		—	—	1,263,281		1,297,529
Jason Warnick Chief Financial Officer	2024	550,000	—		6,750,012	765,339	16,895	(4)	8,082,246
	2023	550,000	—		9,000,011	601,755	48,575		10,200,341
	2022	550,000	—		5,999,988	—	38,445		6,588,433
Daniel Gallagher Chief Legal Officer	2024	550,000	—		7,250,000	765,339	41,921	(4)	8,607,260
	2023	550,000	—		9,500,002	601,755	50,557		10,702,314
	2022	550,000	—		14,499,997	—	5,850		15,055,847
Steven Quirk Chief Brokerage Officer	2024	550,000	—		5,000,008	765,339	28,797	(4)	6,344,144
	2023	539,178	—		4,000,006	589,915	52,992		5,182,091
	2022	480,769	200,000		12,999,991	—	1,387		13,682,147
Jeffrey Pinner Chief Technology Officer	2024	213,388	1,000,000	(5)	17,500,018	296,935	—		19,010,341
(1)For a list of 2024 stock awards (RSUs), see the Grants of Plan-Based Awards Table below.
(2)The table above presents accounting value, not realized value: the “Stock Awards” amounts above represent the aggregate grant date fair value of RSUs granted during the years shown as computed for accounting purposes in accordance with FASB ASC 718. As a result, the “Stock Awards” column—and the “Total” column—include time-based awards that have not yet vested and that might never vest.
(3)Represents the cash payout under the Company’s annual cash incentive program, as described in “Executive Compensation—Compensation Discussion and Analysis— Annual Cash Incentive.”
(4)For Mr. Tenev, this amount represents personal security services for which the Company paid $1,623,888 (including residential security and online privacy services) and costs of $479,315 related to personal usage of private aircraft (as discussed in “Executive Compensation—Compensation Discussion and Analysis—Other Benefits”). On occasion, guests of Mr. Tenev accompanied him on the private aircraft, at no incremental cost to the Company. For Mr. Warnick, this amount represents personal security services for which the Company paid $13,706 (including residential security and online privacy services) and Company-paid 401(k) plan matching contributions of $3,189. For Mr. Gallagher, this amount represents personal security services for which the Company paid $38,744 (including residential security and online privacy services) and Company-paid 401(k) plan matching contributions of $3,177. For Mr. Quirk, this amount represents personal security services for which the Company paid $25,608 (including residential security and online privacy services) and Company-paid 401(k) plan matching contributions of $3,189.
(5)Represents half of Mr. Pinner’s sign-on bonus paid pursuant to his offer letter.

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Grants of Plan-Based Awards Table—2024
The following table presents all plan-based awards granted to the NEOs during 2024. For a description of these awards, see the CD&A above, and the narrative description of our executive compensation arrangements below.
The column “Grant Date Fair Value of Stock and Option Awards” presents the aggregate grant date fair value of each grant (as computed for financial accounting purposes), which does not reflect whether the executive actually realized a financial benefit from the grant (such as by vesting in stock or exercising options).

Name	Grant Date(1)	Estimated future payouts under non-equity incentive plan awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(3)
		Threshold ($)	Target ($)	Maximum ($)
Vladimir Tenev	—	—	—	—	—	—
Jason Warnick	—	206,250	412,500	825,000	—	—
RSU Award	03/20/2024	—	—	—	363,686	6,750,012	(4)
Daniel Gallagher	—	206,250	412,500	825,000	—	—
RSU Award	03/20/2024	—	—	—	390,625	7,250,000	(4)
Steven Quirk	—	206,250	412,500	825,000	—	—
RSU Award	03/20/2024	—	—	—	269,397	5,000,008	(4)
Jeffrey Pinner	—	80,020	160,041	320,082	—	—
RSU Award	09/18/2024	—	—	—	762,528	17,500,018	(4)
(1)This column presents the grant date of equity-based awards.
(2)Represents awards under the Company’s annual cash incentive program, as described in “Executive Compensation—Compensation Discussion and Analysis— Annual Cash Incentive.” Actual payments under these awards were determined and paid in March 2024, and are included in the “Non-Equity Incentive Plan Compensation” column of the 2024 Summary Compensation Table above.
(3)Represents the aggregate grant date fair value of the awards computed in accordance with FASB ASC 718. These amounts do not reflect whether the recipient has actually realized any financial benefit from the awards (such as by vesting in stock). For information on the valuation assumptions used in the grant date fair value computations, refer to the following sections of our 2024 Form 10-K: “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Estimates”; Note 1 to our consolidated financial statements—“Description of Business and Summary of Significant Accounting Policies—Share-based Compensation”; and Note 13 to our consolidated financial statements—“Common Stock and Stockholders’ Equity.”
(4)This time-based RSU award is subject to a four-year quarterly vesting schedule and the NEO’s continued service with us on each vesting date.

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Offer Letters
As of December 31, 2024, we had not entered into an offer letter or employment agreement with Mr. Tenev.
We have entered into offer letters with each of Mr. Warnick, Mr. Gallagher, Mr. Quirk, and Mr. Pinner. These offer letters provide for at-will employment and generally specify the NEO’s initial base salary, initial equity awards, and eligibility to participate in our employee benefit plans generally.
Jason Warnick. We entered into an offer letter with Mr. Warnick, dated November 8, 2018. Pursuant to such letter agreement, Mr. Warnick’s initial base salary was $300,000, and Mr. Warnick received a sign-on bonus opportunity of $300,000, the last installment of which was paid on the second anniversary following the commencement of his employment. Mr. Warnick also received initial grants of 700,000 time-based RSUs and 700,000 stock options.
Daniel Gallagher. We entered into an offer letter with Mr. Gallagher, dated April 28, 2020, as amended on August 19, 2020, and December 15, 2020. Pursuant to such letter agreement, Mr. Gallagher’s initial base salary was $400,000, and Mr. Gallagher received a sign-on bonus opportunity of $8.4 million, one-fourth of which was paid within 30 days of his start date and the remainder of which was paid in three annual installments. The second and third of such installments were paid in 2021 and 2022, respectively, in the amount of $2.1 million each year. Mr. Gallagher also received initial grants of 308,419 time-based RSUs and 264,360 stock options.
Steven Quirk. We entered into an offer letter with Mr. Quirk, dated July 13, 2021, as amended on November 18, 2021 and on January 7, 2022. Pursuant to such letter agreement (as amended), Mr. Quirk’s initial base salary was $500,000, and Mr. Quirk received a sign-on bonus opportunity of $400,000, one-half of which was paid 30 days following his start date as an advance to assist in transitioning into his role and the remainder of which was paid in 2023 following the one-year anniversary of his start date. Mr. Quirk also received initial grants of 694,444 time-based RSUs.
Jeffrey Pinner. We entered into an offer letter with Mr. Pinner, dated July 24, 2024. Pursuant to such letter agreement, Mr. Pinner’s initial base salary was $550,000, and Mr. Pinner received a sign-on bonus opportunity of $2 million, one-half of which was paid 30 days following his start date as an advance to assist in transitioning into his role and the remainder of which is to be paid in 2025 following the one-year anniversary of his start date. Mr. Pinner also received initial grants of 762,528 time-based RSUs.
401(k) Plan
We maintain a 401(k) plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees are able to defer eligible compensation up to certain Internal Revenue Code (“Code”) limits, which are updated annually. We match 100% of the first 3% of employee contributions. Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Employees are immediately and fully vested in their own contributions. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made, and contributions and earnings on those amounts are not taxable to the employees until withdrawn or distributed from the 401(k) plan.

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Outstanding Equity Awards at the End of 2024
The following table presents outstanding equity awards held by the NEOs on December 31, 2024. Shares subject to 2019 Market-Based PSUs that have met the stock-price condition prior to December 31, 2024 but remain subject to the time-based service condition are classified as being subject only to time-based vesting conditions at the end of 2024. Vesting of the unvested awards shown below is generally conditioned upon the NEO’s continuous employment through the applicable vesting date but is subject to acceleration on certain terminations of the executive’s employment as described in the section “Potential Payments upon Termination or Change in Control” below.

Name	Option Awards(1)				Stock Awards(1)
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)(2)	Equity Incentive Plan Awards:
								Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(2)
Vladimir Tenev	—	—	—	—	—	(3)	—	11,065,463	(4)	412,299,151
Jason Warnick	700,000	—	5.93	12/14/2028	—		—	—		—
					20,162	(5)	751,236
					40,323	(6)	1,502,435
					120,564	(7)	4,492,215
					77,160	(8)	2,874,982
					440,930	(9)	16,429,052
					27,996	(10)	1,043,131
					295,495	(11)	11,010,144
Daniel Gallagher	219,595	—	10.24	07/05/2030	—		—	—		—
					144,676	(12)	5,390,628
					96,451	(13)	3,593,764
					598,405	(14)	22,296,570
					317,383	(15)	11,825,691
Steven Quirk	—	—	—	—	217,014	(16)	8,085,942	—		—
					251,961	(17)	9,388,067
					218,886	(18)	8,155,692
Jeffrey Pinner	—	—	—	—	714,870	(19)	26,636,056	—		—
(1)In accordance with the terms and conditions applicable to the award, each award reported in these columns generally is subject to forfeiture in connection with certain terminations of employment and acceleration in certain circumstances as described under “Potential Payments Upon Termination or Change in Control” below.
(2)Value is based on the closing price of our Class A common stock of $37.26 per share on December 31, 2024, as reported by Nasdaq.
(3)All of the portion of the 2019 Market-Based PSUs that became eligible to vest based on the Company’s achievement of the $30.45 per share market-price goal vested.
(4)Portions of the 2019 Market-Based PSUs become eligible to vest based on satisfaction of share-price goals of $50.75 (37.5% portion) and $101.50 (62.5% portion). These goals are tested based on Robinhood’s trailing 60-trading-day average daily VWAP. When a share-price goal is achieved half of the PSUs allocated to that level vest immediately, with the other half of the PSUs allocated to that level vesting in accordance with a time-based service schedule in twenty-four (24) equal quarterly installments from a vesting commencement date of August 1, 2018, through August 1, 2024, subject to the executive’s continued service with Robinhood through the applicable vesting date. Because the time-based vesting schedule has been satisfied, Mr. Tenev will become immediately vested in full in any tranche that satisfies the share-price vesting goal, subject to his continued service as of such achievement.
(5)All of these RSUs vested on January 1, 2025.
(6)All of these RSUs vested on January 1, 2025.

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(7)One-fifth (1/5) of these RSUs vested on March 1, 2025, with the remainder vesting in equal quarterly installments thereafter through March 1, 2026.
(8)One-fourth (1/4) of these RSUs vested on April 1, 2025, with the remainder vesting in equal quarterly installments thereafter through January 1, 2026.
(9)One-ninth (1/9) of these RSUs vested on March 1, 2025, with the remainder vesting in equal quarterly installments thereafter through March 1, 2027.
(10)All of these RSUs vested on March 1, 2025.
(11)One-thirteenth (1/13) of these RSUs vested on March 1, 2025, with the remainder vesting in equal quarterly installments thereafter through March 1, 2028.
(12)One-fifth (1/5) of these RSUs vested on March 1, 2025, with the remainder vesting in equal quarterly installments thereafter through March 1, 2026.
(13)One-half (1/2) of these RSUs vested on January 1, 2025 and the remainder vested on April 1, 2025.
(14)One-ninth (1/9) of these RSUs vested on March 1, 2025, with the remainder vesting in equal quarterly installments thereafter through March 1, 2027.
(15)One-thirteenth (1/13) of these RSUs vested on March 1, 2025, with the remainder vesting in equal quarterly installments thereafter through March 1, 2028.
(16)One-fifth (1/5) of these RSUs vested on February 1, 2025, with the remainder vesting in equal quarterly installments thereafter through February 1, 2026.
(17)One-ninth (1/9) of these RSUs vested on March 1, 2025, with the remainder vesting in equal quarterly installments thereafter through March 1, 2027.
(18)One-thirteenth (1/13) of these RSUs vested on March 1, 2025, with the remainder vesting in equal quarterly installments thereafter through March 1, 2028.
(19)One-fifteenth (1/15) of these RSUs vested on March 1, 2025, with the remainder vesting in equal quarterly installments thereafter through September 1, 2028.

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Options Exercised and Stock Vested During 2024
The following table shows how many stock options our NEOs exercised, and how many shares of stock vested for each NEO, during 2024. All of the stock vesting events relate to RSUs and PSUs. This table also shows the aggregate value our NEOs realized from such RSU/PSU vesting events.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Vladimir Tenev	—	—	172,898	2,754,846
Jason Warnick	—	—	714,528	16,055,587
Daniel Gallagher	—	—	984,872	20,384,033
Steven Quirk	—	—	488,389	10,025,083
Jeffrey Pinner	—	—	47,658	1,789,081
(1)“Value realized” equals the closing price of our Class A common stock on the vesting date (or the prior trading day, in the case of weekend or holiday vesting events), as reported by Nasdaq, in each case multiplied by the number of vested shares (including any shares withheld by us to cover tax withholding for these awards).
Potential Payments Upon Termination or Change in Control
The following sections describe the benefits that may become payable to our NEOs in connection with a termination of their employment with the Company and/or a change in control of the Company under arrangements in effect on December 31, 2024.
Change in Control and Severance Plan
In March 2021, our Board adopted our Change in Control and Severance Plan for Key Employees (our “CIC and Severance Plan”), including for all of the NEOs. In August 2024, our Board approved certain revisions to the CIC and Severance Plan to better align with market practices. The People Committee believes that providing our executives with specified benefits in the event of a termination of employment by Robinhood without cause (or in the event of a resignation by the executive for good reason) is consistent with market practices. It also helps us retain executives and maintain leadership stability. Furthermore, the People Committee believes that adopting uniform terms, as reflected in these severance arrangements, helps to ensure that our executives are treated fairly and consistently and could help the Company avoid the need to separately negotiate severance in connection with each individual termination of employment.
Each of our executive officers and each of our other employees at the level of vice president or above is eligible to participate in our CIC and Severance Plan. Our Board or People Committee administers the CIC and Severance Plan with respect to our executive officers, and our CEO administers the CIC and Severance Plan with respect to our employees.
Our CIC and Severance Plan provides benefits in the event of an “Involuntary Termination,” which is defined to mean a termination of the participant’s employment (a) by the participant for “good reason” (as defined in our CIC and Severance Plan) or (b) by the Company for a reason other than “cause” (as defined in our CIC and Severance Plan), death, or disability.
Severance Not in Connection with a Change in Control
In the event of an Involuntary Termination that occurs outside of any change in control period (as described below), a participant will be eligible for the following payments and benefits:
•a lump sum payment equal to (x) in the case of our CEO, the greater of $1.5 million and 18 months’ base salary, (y) in the case of our other executive officers, 12 months’ base salary, and (z) in the case of our other employees at the level of vice president or above, 9 months’ base salary;

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•a lump sum payment equal to 50% of the participant’s target annual bonus at the time of termination, prorated based on the number of days the participant was employed with us during the year of termination and, if the participant’s Involuntary Termination occurs prior to the bonus payment date of the annual bonus of the prior year, an additional amount in cash equal to 50% of the participant’s target annual bonus for the year immediately preceding the year of the participant’s Involuntary Termination;
•accelerated vesting of a portion of outstanding equity awards held by the participant (excluding performance-based equity awards) equal to (x) in the case of our CEO, 18 months of equity vesting following termination, (y) in the case of our other executive officers, (i) 9 months of equity vesting following termination if such executive officer has worked in any position as a full-time employee of the Company (including its affiliates) for at least 24 months, or (ii) 6 months of equity vesting following termination if such executive officer has worked in any position as a full-time employee of the Company (including its affiliates) for less than 24 months, and (z) in the case of our other employees at the level of vice president or above, 3 months of equity vesting following termination; and
•a lump sum payment equal to the monthly premiums for continued health coverage under the Consolidated Omnibus Reconciliation Act of 1985 as amended (“COBRA”), on an after-tax basis, for a period of (x) in the case of our CEO, 18 months, (y) in the case of our other executive officers, 12 months, and (z) in the case of our other employees at the level of vice president or above, 9 months.
Change-in-Control Severance
The People Committee believes that the occurrence, or potential occurrence, of a change-in-control transaction may create uncertainty for our executives and other key employees. The CIC and Severance Plan is designed to help retain our key employees and maintain a stable work environment leading up to and during changes in control by providing employees certain economic benefits in the event their employment is actually or constructively terminated in connection with such a change.
In the event of an Involuntary Termination that occurs within a period beginning three months prior to and ending 18 months following a “change in control” (as defined in our CIC and Severance Plan) (such period, the “change in control period”), the participant will be eligible for the following payments and benefits:
•a lump sum payment equal to (x) in the case of our CEO, the greater of $2.0 million and 24 months’ base salary, (y) in the case of our other executive officers, 18 months’ base salary, and (z) in the case of our other employees at the level of vice president or above, 12 months’ base salary;
•a lump sum payment equal to the sum of (x) the participant’s target annual bonus at the time of termination, (y) 50% of the participant’s target annual bonus, prorated based on the number of days the participant was employed with us during the year of termination, and (z) if the participant’s Involuntary Termination occurs prior to the bonus payment date of the annual bonus of the prior year, an additional amount in cash equal to 50% of the participant’s target annual bonus for the year immediately preceding the year of the participant’s Involuntary Termination;
•a lump sum payment equal to the monthly premiums for continued health coverage under COBRA, on an after-tax basis, for a period of (x) in the case of our CEO, 24 months, (y) in the case of our other executive officers, 18 months, or (z) in the case of our other employees at the level of vice president or above, 12 months; and
•accelerated vesting of all outstanding equity awards held by the participant, excluding performance-based equity awards.

What is change in control (CIC)?

It’s when control over the company or its business gets sold to a new owner. We define this as a transfer of 50% or more of the voting power to anyone other than existing stockholders, the transfer of substantially all assets of the company to anyone other than an affiliate of the company and/or the replacement of a majority of the directors of the company in any two-year period (excluding directors appointed by the board in advance of a stockholder vote).

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Other Agreements
In the event that a participant is party to an agreement providing for severance payments and benefits, such participant will be entitled to receive the greater of the cash severance payments and benefits and accelerated vesting of equity awards provided under such agreement and those provided under our CIC and Severance Plan.
Release
The receipt of the payments and benefits provided for under our CIC and Severance Plan described above is conditioned on the participant signing and not revoking a separation and release of claims satisfactory to the Company.
Section 280G
If any of the payments or benefits provided for under our CIC and Severance Plan or otherwise payable to a participant would constitute “parachute payments” within the meaning of Section 280G of the Code and could be subject to the related excise tax, the participant will receive either the full payments and benefits under our CIC and Severance Plan (and be subject to the applicable excise tax) or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater after-tax benefit to the participant. The estimates included below under “Estimated Severance and Change-in-Control Benefits” are presented assuming that no such reduction in benefits would be required. Our CIC and Severance Plan does not require us to provide any tax gross-up payments to the participants with respect to excise taxes.
Amendment and Termination
Our Board may amend or terminate our CIC and Severance Plan at any time prior to a change in control. Following a change in control, our CIC and Severance Plan may not be amended or terminated in any way that would prevent the participant from becoming eligible for the payments and benefits described above or reduce or alter such payments and benefits to the detriment of the participant. No amendment or termination will affect the rights of any participant to claim benefits under our CIC and Severance Plan for events occurring prior to the effective date of such amendment or termination.
Offer Letters
Described below are the provisions of our NEO offer letters that provide for severance payments and benefits greater than those provided under our CIC and Severance Plan.
•Mr. Warnick – The offer letter with Mr. Warnick provides that the unvested portion of the options granted on December 15, 2018 will vest in full upon any change in control of the Company.
Equity Award Agreements
Described below are the provisions of our NEO equity award agreements that provide for severance payments and benefits greater than those provided under our CIC and Severance Plan.
•Mr. Warnick and Mr. Gallagher – The equity award agreements with each of Mr. Warnick and Mr. Gallagher provide that if the Company is subject to a change in control while the executive officer remains employed with the Company (or within three months following an involuntary termination) and any award granted to him or her prior to the IPO is not assumed, substituted, or otherwise continued by the successor (or paid in cash), then the unvested portion of such award will accelerate in full upon the change in control.
•2019 Market Based PSUs held by Mr. Tenev – In the event of a sale event (as defined in the 2013 Plan (as defined below)) before the awards expire on December 31, 2025, the 2019 Market-Based PSUs may be eligible to vest in any additional tranche of PSUs if the per share deal price in the sale event results in the achievement of an additional price goal that has not previously been achieved. In that case, the tranche(s) of PSUs corresponding to that price target will be eligible for vesting immediately prior to the closing of the sale event. If the transaction price falls between two price goals (and the upper of those goals has not previously been achieved), then a portion of the tranche of PSUs corresponding to the upper price will vest based on a linear interpolation between those two goals. In the event Mr. Tenev is terminated without cause or resigns for good reason (each as defined in the applicable award agreement) within 30 days prior to a sale event, he will be eligible to vest in any 2019 Market-Based PSUs that would have otherwise vested as a result of the

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transaction. In addition, in the event of any such termination within 30 days prior to a sale event or 18 months following a sale event, any 2019 Market-Based PSUs for which the share price goal but not the service-based vesting requirement has been met will vest and be settled.
Policy Providing Partial Acceleration upon Death or Permanent Disability
On March 10, 2021, our Board adopted a broad-based policy intended to provide our employees, including our NEOs, with additional financial security in the event of loss and hardship in recognition of the significant weight we place on equity incentive compensation. Under this policy, in the event that an employee’s (including any NEO’s) employment terminates due to death or permanent disability, the portion of such employee’s RSUs and options that are subject to time-based vesting conditions and would have otherwise vested within the two years following such termination will vest and become exercisable; provided, that the maximum value of RSUs and options that will vest and become exercisable under this policy for any individual must not exceed $10.0 million in the aggregate. This policy applies to all outstanding awards under the 2013 Plan and the 2020 Plan (as defined below) and is reflected in the terms of all awards that we have granted under the 2021 Plan (as defined below).
Equity Plans
Described below are the provisions of our equity incentive plans governing how awards under the plans will generally be treated in connection with certain change in control transactions. The award treatment described below will generally be subject to any more-favorable treatment to which an executive may be entitled by contract or under the CIC and Severance Plan (each as described above).
2021 Plan. All equity awards granted after the IPO have been granted under our 2021 Plan. Our 2021 Plan provides that, unless otherwise determined by the administrator or provided in an award agreement, in the event of a “change in control” (as defined in our 2021 Plan) in which no provision is made for the acquirer’s assumption of or substitution for awards (with appropriate adjustments as to the number and kinds of shares and the exercise prices), if applicable, then:
•any outstanding stock options or stock appreciation rights (“SARs”) that are unexercisable or otherwise unvested will automatically be deemed exercisable or otherwise vested as of immediately prior to such change in control, and the administrator will have authority to cancel such stock options or SARs in exchange for cash payment equal to the applicable spread value, if any;
•all performance-based awards will automatically vest as of immediately prior to such change in control, at either the target or actual level of performance (as determined by the administrator) and will be paid out as soon as practicable following such change in control or such later date as may be required to comply with Section 409A of the Code; and
•all other outstanding awards that are unexercisable, unvested, or still subject to restrictions or forfeiture will automatically be deemed exercisable and vested, and all restrictions and forfeiture provisions will lapse as of immediately prior to such change in control, and the award will be paid out within 30 days following such change in control or such later date as may be required to comply with Section 409A of the Code.
The 2021 Plan further provides that, unless otherwise determined by the administrator or provided in an award agreement or a service provider’s employment or service agreement with us or any of our affiliates, if within 12 months following a change in control in which the acquirer assumes or substitutes awards in accordance with our 2021 Plan, a participant’s employment or service is terminated by us (or our successor) without “cause” (as defined in our 2021 Plan), then:
•any outstanding stock options or SARs that are unexercisable or otherwise unvested will automatically be deemed exercisable or otherwise vested as of the date of such termination and will remain exercisable until the earlier of the expiration of the existing term and 90 days following the date of such termination;
•all performance-based awards will automatically vest as of the date of such termination at either the target or actual level of performance (as determined by the administrator), and such deemed earned amount will be paid out as soon as practicable following such termination or such later date as may be required to comply with Section 409A of the Code; and
•all other outstanding awards that are unexercisable, unvested, or still subject to restrictions or forfeiture will automatically be deemed exercisable and vested, and all restrictions and forfeiture provisions related thereto will lapse as of the date of such termination, and the award will be paid out as soon as practicable following such date of termination or such later date as may be required to comply with Section 409A of the Code.

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2020 Plan. Our 2020 Plan provides that, in the event of an “acquisition” or “other combination” (each, as defined in our 2020 Plan), awards may be continued, assumed, substituted, settled by payment (in cash or securities of the surviving corporation or its parent) of the full value of the award, accelerated (in full or in part), or canceled without consideration, and awards would terminate upon the consummation of the acquisition or other combination unless they are continued, assumed, or substituted. Our Board, in its sole discretion, may provide for the accelerated vesting of awards.
2013 Plan. Our 2013 Plan provides that, in the event of a “corporate transaction” (as defined in our 2013 Plan), awards may be continued, assumed, substituted, or terminated without consideration (provided that a participant is given an opportunity to exercise vested stock options prior to the consummation of the transaction), or settled by payment (in cash, securities, or other property) for a payment equal to the per-share value in the transaction, multiplied by the number of vested shares subject to the stock option minus the aggregate exercise price. Our Board, in its sole discretion, may provide for the accelerated vesting and exercisability, in whole or in part, of awards in connection with a corporate transaction.
ESPP. Our ESPP (as defined below) provides that in the event of a merger or “change in control” (as defined in our ESPP), a successor corporation may assume or substitute each outstanding purchase right. If the successor corporation refuses to assume or substitute the outstanding purchase rights or in the event of our proposed dissolution or liquidation, the offering period then in progress will be shortened, and a new purchase date will be set that will be before the date of such change in control. The administrator will notify each participant that the purchase date has been changed and that the participant’s purchase right will be exercised automatically on the new purchase date unless prior to such date the participant has withdrawn from the offering period.

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Estimated Severance and Change-in-Control Benefits
The following table presents the Company’s estimate of the benefits to which each of our NEOs would have been entitled under the arrangements described above if his employment had terminated on December 31, 2024, in the scenarios shown below (and for purposes of the change in control scenarios, (a) assuming with respect to the 2019 Market-Based PSUs that such date was within 30 days prior to or within 18 months after a hypothetical change in control of the Company in which the transaction price per share was $37.26 (the closing price of our Class A common stock as reported by Nasdaq on December 31, 2024) and (b) assuming with respect to all other equity awards that such date was within three months prior to or within 18 months after a hypothetical change in control of the Company).

Name	Termination by the Company for Cause or Resignation without Good Reason ($)	No Change in Control: Termination by the Company without Cause or Resignation for Good Reason ($)	Death or Disability ($)(1)	Change in Control: Termination by the Company without Cause or Resignation for Good Reason ($)	Change in Control: (no termination of employment)($)(2)
Vladimir Tenev
Cash Severance	—	1,500,000	—	2,000,000	—
RSU and PSU Acceleration(3)	—	—	—	—	—
Stock Option Acceleration(4)	—	—	—	—	—
Continuation of Health Benefits(5)	—	51,363	—	68,484	—
Totals	—	1,551,363	—	2,068,484	—
Jason Warnick
Cash Severance	—	756,250	—	1,443,750	—
RSU Acceleration(3)	—	16,165,520	10,000,000	38,103,195	—
Stock Option Acceleration(4)	—	—	—	—	—
Continuation of Health Benefits(5)	—	34,242	—	51,363	—
Totals	—	16,956,012	10,000,000	39,598,308	—
Daniel Gallagher
Cash Severance	—	756,250	—	1,443,750	—
RSU Acceleration(3)	—	16,989,337	10,000,000	43,106,653	—
Stock Option Acceleration(4)	—	—	—	—	—
Continuation of Health Benefits(5)	—	—	—	—	—
Totals	—	17,745,587	10,000,000	44,550,403	—
Steven Quirk
Cash Severance	—	756,250	—	1,443,750	—
RSU Acceleration(3)	—	9,863,003	10,000,000	25,629,701	—
Stock Option Acceleration(4)	—	—	—	—	—
Continuation of Health Benefits(5)	—	35,518	—	53,277	—
Totals	—	10,654,771	10,000,000	27,126,728	—
Jeffrey Pinner
Cash Severance	—	630,021	—	1,042,521	—
RSU Acceleration(3)	—	5,327,211	10,000,000	26,636,056	—
Stock Option Acceleration(4)	—	—	—	—	—
Continuation of Health Benefits(5)	—	35,052	—	52,577	—
Totals	—	5,992,284	10,000,000	27,731,154	—
(1)Under our policy, the value of death and disability equity award acceleration is capped at $10.0 million. For executives with both options and RSUs outstanding, this table allocates available capacity first to options and then to RSUs, but the policy does not specify an order.

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(2)This scenario assumes that outstanding equity awards would be substituted, assumed, or otherwise continued following the change in control transaction. If awards under the 2021 Plan were not substituted, assumed, or otherwise continued following the change in control transaction (that is, if such awards were to be terminated in connection with the transaction), they would generally accelerate and become fully vested. In these cases, the value of the accelerated equity award vesting would, for each NEO and assuming that the change in control and termination of the awards occurred on December 31, 2024, be the same as the accelerated vesting value for the NEO reported in the “RSU Acceleration” and “Stock Option Acceleration” rows under the column “Change in Control: Termination by the Company without Cause or Resignation for Good Reason.” In those circumstances, there would be no additional accelerated vesting value with respect to such equity awards in connection with a severance event to the extent the awards accelerated upon the change in control event.
(3)This row reports the intrinsic value of the unvested portions of the executive’s RSUs and PSUs that would accelerate in the scenarios described above. This value is calculated by multiplying $37.26 (the closing price of our Class A common stock as reported by Nasdaq on December 31, 2024, the hypothetical acceleration date) by the number of units subject to the accelerated portion of the award.
(4)This row reports the intrinsic value of the portions of the executive’s unvested stock options that would accelerate in the scenarios described above. This value is calculated by multiplying (a) the amount by which $37.26 (the closing price of our Class A common stock as reported by Nasdaq on December 31, 2024, the hypothetical acceleration date) exceeds the exercise price of the option by (b) the number of shares subject to the accelerated portion of the option.
(5)These health benefit continuation payments would be adjusted to provide the amount shown above on an after-tax basis, calculated at the time of an applicable termination.

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CEO Pay Ratio
Pursuant to a mandate of the Dodd-Frank Act, companies are generally required to disclose the ratio of their median employee’s annual total compensation to the annual total compensation of the CEO. The Company’s CEO is Mr. Tenev.
For purposes of making this required disclosure, we conducted an analysis to identify Robinhood’s median employee as of December 31, 2024, the final day of fiscal year 2024. As of that date:
•Robinhood employed 2,299 persons, all of whom were regular full-time employees; and
•2,278 of our employees were in North America, 19 were in Europe, and 2 were in Asia.
From this population, we identified the median employee based on each employee’s total direct compensation for 2024, which includes annual base salary (or, for non-salaried employees, hourly rate multiplied by their 2024 working schedule), 2024 target bonus and accounting value of any 2024 equity awards. For employees who were hired during 2024, we made an estimate of their annualized cash compensation for the analysis using their year-end pay rate and target annual bonus.
We did not make any other assumptions, adjustments (such as cost-of-living adjustments), or estimates for purposes of determining total cash compensation (except that local currencies were converted to U.S. Dollars using the exchange rates that we use for internal accounting purposes). For simplicity, in determining our median employee, the value of the Company’s 401(k) plan and medical benefits was excluded because all employees, including the CEO, are generally offered comparable benefits.
After identifying the median employee for 2024 as described above, we calculated the annual total compensation for such employee for 2024 using the same methodology we use to determine the total compensation of our NEOs as set forth in the Summary Compensation Table included in this proxy statement.
•Mr. Tenev’s annual total compensation for 2024 was $2,137,451, as reported in the Summary Compensation Table included in this proxy statement.
•Our median employee’s annual total compensation for 2024 was $285,061.
•For 2024, Mr. Tenev’s annual total compensation was approximately 7.5 times that of our median employee.
This ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. Therefore, the pay ratio reported by other companies might not be comparable to the pay ratio reported above as other companies may have different employment and compensation practices and may use different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

What is CEO pay ratio?

This is a ratio that compares the compensation of the company’s CEO with the compensation of the company’s median, or middle-most, employee (excluding the CEO).

94	Robinhood Executive Compensation

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation “actually paid” and certain measures of Company financial performance. The figures shown below are disclosed in the manner required by SEC rules, but in certain cases, particularly with respect to the valuation of equity awards, the values do not correspond to the actual economic benefit received by the applicable executives upon receipt of the applicable compensation. For further information concerning the Company’s executive compensation, see “Executive Compensation–Compensation Discussion and Analysis.”

What does “pay versus performance” mean?

SEC rules require that companies show the relationship between compensation “actually paid” to executives and a company's financial performance. Compensation “actually paid” is calculated using special formula prescribed by the SEC. It is calculated based on the "total compensation" figure included in the proxy statement's Summary Compensation Table, but uses a different approach to valuing equity awards granted. Because “total compensation” is calculated using the accounting value of an equity award at the grant or modification date, it provides a valuation only as of the grant or modification of the award, whereas the compensation "actually paid" formula is intended to illustrate how the value of an executive's aggregate equity awards may change within a reported year, measured based on market value overtime. Companies that pay dividends on their shares or provide pension benefits to their executives will reflect additional adjustments. Neither “total compensation” nor compensation “actually paid” reflects the amount of compensation that an executive will actually take home in a given year, which depends on many factors like timing and performance requirements for equity awards to vest.

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(4)	Value of Initial Fixed $100 Investment Based On:		Net Income (millions)(7)	Adjusted EBITDA (millions)(8)
					Total Stockholder Return(5)	Peer Group Total Stockholder Return(6)
2024	$2,137,451	$91,877,214	$10,510,998	$34,001,282	$107.01	$116.92	1,411	1,429
2023	$2,438,338	$(6,729,202)	$6,359,092	$9,349,534	$36.59	$87.37	(541)	536
2022	$1,297,529	$(40,020,404)	$10,457,995	$(1,906,478)	$23.38	$65.92	(1,028)	(94)
2021	$796,124,647	$175,168,894	$139,119,242	$54,186,005	$51.01	$96.85	(3,687)	33
(1)The dollar amounts represent the amounts of total compensation reported for Mr. Tenev for each of 2024, 2023, 2022 and 2021, the years in which we were a public company and subject to public reporting.
(2)The dollar amounts represent the amount of compensation “actually paid” to Mr. Tenev as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Tenev during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Tenev’s total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	Compensation Actually Paid to PEO
2024	$2,137,451	—	$89,739,763	$91,877,214
2023	$2,438,338	—	$(9,167,540)	$(6,729,202)
2022	$1,297,529	—	$(41,317,933)	$(40,020,404)
2021	$796,124,647	$794,011,732	$173,055,979	$175,168,894
(a)The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year.

Executive Compensation	95

(b)The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; and (iv) for awards that failed to meet applicable vesting conditions in the applicable year, the amount equal to the fair value at the end of the prior fiscal year. The amount shown with respect to awards that failed to meet applicable vesting conditions in the applicable year represents the fair value of the 2021 Market-Based RSUs as of the end of 2022 because those awards were canceled in 2023. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Granted Equity Awards	Change in Fair Value of Outstanding and Unvested Equity Awards	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value of Awards that Failed to Meet Vesting Conditions in the Year	Total Equity Award Adjustments
2024	—	$89,187,637	$552,126	—	$89,739,763
2023	—	$712,340	$518,120	$(10,398,000)	$(9,167,540)
2022	—	$(36,250,087)	$(5,067,846)	—	$(41,317,933)
2021	$31,425,000	$26,981,892	$114,649,087	—	$173,055,979
(3)The dollar amounts represent the average of the amounts reported for the Company’s NEOs as a group (excluding Mr. Tenev, who has served as our CEO or co-CEO since our founding) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. Tenev) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2024, Mr. Warnick, Mr. Gallagher, Mr. Quirk, and Mr. Pinner; (ii) for 2023, Mr. Warnick, Mr. Bhatt, Mr. Gallagher, Mr. Quirk, and Ms. Gretchen Howard; (iii) for 2022, Mr. Warnick, Mr. Gallagher, Mr. Quirk, Ms. Howard, and Ms. Aparna Chennapragada; and (iv) for 2021, Mr. Bhatt, Mr. Warnick, Ms. Chennapragada, Ms. Howard, and Ms. Christina Smedley.
(4)The dollar amounts represent the average amount of compensation “actually paid” to the NEOs as a group (excluding Mr. Tenev), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Tenev) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Tenev) for each year to determine the compensation actually paid, using the same methodology described above in Note 2, except that such adjustments also include the average fair value as of the vesting date of equity awards granted and vested in the applicable year, which adjustment was not applicable to Mr. Tenev:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments(a)	Average Compensation Actually Paid to Non-PEO NEOs
2024	$10,510,998	$9,125,010	$32,615,294	$34,001,282
2023	$6,359,092	$5,382,002	$8,372,444	$9,349,534
2022	$10,457,995	$9,662,586	$(2,701,887)	$(1,906,478)
2021	$139,119,242	$137,246,783	$52,313,546	$54,186,005
(a)The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards	Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value of Awards that Failed to Meet Vesting Conditions in the Year	Total Average Equity Award Adjustments
2024	$14,406,896	$12,478,485	$1,703,867	$4,026,046	—	$32,615,294
2023	$5,109,206	$2,581,177	$1,009,970	$919,850	$(1,247,760)	$8,372,444
2022	$5,387,436	$(6,559,443)	$1,102,308	$(2,632,188)	—	$(2,701,887)
2021	$10,531,262	$6,290,290	$2,313,383	$33,178,610	—	$52,313,546
(5)Cumulative TSR reflects the value as of each measurement date (December 31, 2024, 2023, 2022, and 2021) of an initial investment of $100 in the Company’s Class A common stock from July 29, 2021 (i.e., the date of our IPO).

96	Robinhood Executive Compensation

(6)Represents the weighted peer group TSR value as of each measurement date (December 31, 2024, 2023, 2022, and 2021) of an initial investment of $100 in a custom peer group index from July 29, 2021 (i.e., the date of our IPO), weighted according to the respective companies’ stock market capitalization as of the date of our IPO. The peer group used for this purpose is the following published industry index: KBW Nasdaq Financial Technology Index.
(7)The dollar amounts represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
(8)Adjusted EBITDA is defined as net income (loss), excluding (i) interest expenses related to credit facilities, (ii) provision for (benefit from) income taxes, (iii) depreciation and amortization, (iv) share-based compensation, (v) change in fair value of convertible notes and warrant liability, (vi) significant legal and tax settlements and reserves, and (vii) other significant gains, losses, and expenses (such as impairments, restructuring charges, and business acquisition or disposition-related expenses), that we believe are not indicative of our ongoing results.
Financial Performance Measures
As described in greater detail in “Executive Compensation—Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a pay-for-performance philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of the Company. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:
•Stock Price
•Adjusted EBITDA
•Total Net Revenues
Compensation Actually Paid and Performance
While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s executive compensation programs, the Company has determined that Adjusted EBITDA is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation “actually paid” to the Company’s NEOs, for the most recently completed fiscal year, to Company performance. We believe Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations, as well as providing a useful measure for period-to-period comparisons of our business performance.

Executive Compensation	97

Compensation Actually Paid vs. TSR
The following chart sets forth the relationship between compensation actually paid to Mr. Tenev, our PEO, the average compensation actually paid to our non-PEO NEOs, and our TSR along with the TSR of our peer group during our four most recently completed fiscal years.
Compensation Actually Paid vs. Net Income
The following chart sets forth the relationship between compensation actually paid to our PEO, the average compensation actually paid to our non-PEO NEOs, and our net income (loss) during our four most recently completed fiscal years.

98	Robinhood Executive Compensation

Compensation Actually Paid vs. Adjusted EBITDA
The following chart sets forth the relationship between compensation actually paid to our PEO, the average compensation actually paid to our non-PEO NEOs, and our Adjusted EBITDA during our four most recently completed fiscal years.

Proposal 03

100	Robinhood Proposal 3 — Ratification of Appointment of Independent Registered Public Accounting Firm

Ratification of Appointment of Independent Registered Public Accounting Firm

We are asking our stockholders to ratify the Audit Committee’s appointment of Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.
EY has served as the Company’s external auditor continuously since 2017 and has been appointed by the Audit Committee to continue as the Company’s independent registered public accounting firm for 2025. The members of the Audit Committee and the Board believe that the continued retention of EY to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders.
Representatives of EY will be present at the annual meeting. The representatives will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

This proposal will be ratified if a majority of votes cast by stockholders present in person or represented by proxy at the annual meeting and entitled to vote on this proposal are in favor of this proposal (a majority of votes cast being the number of votes cast “FOR” this proposal exceeds 50 percent of the number of votes cast with respect to this proposal).
Abstentions will have no effect on the outcome of this proposal; we do not expect any broker non-votes on this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board of Directors recommends that stockholders vote “FOR” ratification of the appointment of EY as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. Proxies received by the Company will be voted “FOR” this proposal unless you specify otherwise in the proxy.

Who is EY?

Ernst & Young LLP (“EY”) is our independent registered public accounting firm and has served as our auditor since 2017. At last year’s annual meeting, our stockholders voted to ratify our Audit Committee's appointment of EY as our auditor for 2024. This year, our Audit Committee has again appointed EY to continue as our auditor for 2025. EY is one of four accounting firms in the “Big Four”, which comprise the four largest accounting firms.

What is being voted on and why?

The Audit Committee has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2025 fiscal year, but given the importance of this role, believes that stockholders should have input on the appointment.

Proposal 3 — Ratification of Appointment of Independent Registered Public Accounting Firm	101

Overview
The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. In order to assure continuing auditor independence and objectivity, the Audit Committee intends to periodically consider whether there should be a rotation of the Company’s independent registered public accounting firm.
Although ratification of the appointment of EY is not required by our Organizational Documents or applicable law, the Audit Committee and the Board believe it is a good corporate governance practice to request stockholder ratification of the Audit Committee’s appointment of the Company’s independent registered public accounting firm. In the event that ratification of this appointment is not approved by stockholders, the Audit Committee will consider this fact in connection with its future appointment of an independent registered public accounting firm. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.
Audit and Non-Audit Fees
Set forth below are approximate fees for services rendered by Ernst & Young LLP, our independent registered public accounting firm, for the fiscal years ended December 31, 2024, and December 31, 2023:

(in thousands)	2024	2023
Audit Fees(1)	$9,995	$6,903
Audit-Related Fees	—	—
Tax Fees(2)	243	298
All Other Fees(3)	2	2
Total	$10,240	$7,203
(1)“Audit Fees” consist of fees in connection with professional services rendered in connection with the audit of our consolidated financial statements, reviews of our quarterly consolidated financial statements, and related accounting consultations and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years.
(2)“Tax Fees” consist of fees in connection with domestic and international tax advisory services and domestic tax compliance.
(3)“All Other Fees” consist of subscription fees to an online accounting information database.
Policy on Audit Committee Pre-Approval of Services Performed by the Independent Registered Public Accounting Firm
The Audit Committee has adopted policies and procedures regarding pre-approval of permitted audit and non-audit services. Each year, and as needed at other times during the year, (1) the independent registered public accounting firm will submit to the Audit Committee for approval the terms, fees, and conditions of the Company’s engagement of the independent registered public accounting firm to perform an integrated audit of the Company’s consolidated financial statements, to attest to the Company’s internal control over financial reporting for the applicable fiscal year, and to review the Company’s interim financial statements; and (2) management or the independent registered public accounting firm will submit to the Audit Committee for approval a written pre-approval request of any additional audit and non-audit services to be performed for the Company during the year, including a budgeted range of fees for each category of service outlined in such request. The Audit Committee has designated the Audit Committee Chair to have the authority to pre-approve interim requests for permissible services that were not contemplated in the engagement letter or in pre-approval requests. The Audit Committee Chair may approve or reject any interim service requests and shall report any interim service pre-approvals at the next regular Audit Committee meeting.
All services provided to the Company by EY during the fiscal years ended December 31, 2024, and December 31, 2023, were pre-approved by the Audit Committee.

102	Robinhood Proposal 3 — Ratification of Appointment of Independent Registered Public Accounting Firm

Audit Committee Report
Management is responsible for the Company’s internal controls and the financial reporting process. Ernst & Young LLP, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles, and for performing an independent audit of our internal control over financial reporting and expressing an opinion thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
The Audit Committee’s agenda is established by the Audit Committee’s chair and senior members of the Company’s financial management team. During 2024, the Audit Committee reviewed the audit scope and plans for both internal and external auditors. In addition, the Audit Committee met with representatives of Ernst & Young LLP, the senior members of the Company’s financial management team, and the Company’s head of internal audit in separate private sessions to discuss any matters that the Audit Committee, Ernst & Young LLP, the head of internal audit, or senior members of the Company’s financial management team believed should be discussed privately with the Audit Committee. The Audit Committee has reviewed and discussed with management and Ernst & Young LLP the audited consolidated financial statements in the Company’s 2024 Form 10-K. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles.
The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees. Ernst & Young LLP also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee discussed with Ernst & Young LLP that firm’s independence and considered whether the non-audit services provided by Ernst & Young LLP are compatible with maintaining their independence.
Based on the Audit Committee’s discussions with management and Ernst & Young LLP, and the Audit Committee’s review of the Company’s audited consolidated financial statements, representations of management, and the report of Ernst & Young LLP to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s 2024 Form 10-K filed with the SEC.
Submitted by the Audit Committee
of the Company’s Board of Directors
Paula Loop (Chair)
Susan Segal*
Robert Zoellick
*    Ms. Segal ceased to serve on the Audit Committee and Mr. Payne joined the Audit Committee as of March 2025.

Other Matters	103

Other Matters

Beneficial Ownership of Principal Stockholders and Management
The following table presents the number of shares of our common stock that were beneficially owned as of April 7, 2025 (except where another date is noted), by (1) known beneficial owners of 5% or more of our common stock, (2) each current director and director nominee, (3) each NEO, and (4) all current directors and current executive officers of the Company as a group.
As required by SEC rules, this table considers shares to be beneficially owned by a listed person if such person has voting power or investment power over the shares (and regardless of whether such person has an economic interest in the shares).

	Shares Beneficially Owned on April 7, 2025(1)(2)				% of Voting Power(3)
	Class A		Class B
Name of Beneficial Owner	Shares	%	Shares	%
Named Executive Officers and Directors:
Vladimir Tenev(4)(5)	6,907	*	46,638,223	40.3	24.2
Jason Warnick(6)	1,619,146	0.2	—	—	0.1
Daniel Gallagher(7)	1,046,710	0.1	—	—	0.1
Steven Quirk(8)	414,250	0.1	—	—	*
Jeffrey Pinner(9)	59,697	*	—	—	*
Baiju Bhatt(5)(10)	7,863	*	69,571,868	60.2	35.9
John Hegeman(11)	196	*	—	—	*
Paula Loop(12)	94,062	*	—	—	*
Meyer Malka(13)	11,370,572	1.5	—	—	0.6
Christopher Payne	10	*	—	—	*
Jonathan Rubinstein(14)	228,485	*	—	—	*
Susan Segal(15)	14,953	*	—	—	*
Dara Treseder	70,468	*	—	—	*
Robert Zoellick(16)	96,326	*	—	—	*
All Current Executive Officers and Directors as a group (14 persons)(17)	15,029,645	1.9	115,645,012	100.0	60.7
Other 5% or Greater Stockholders:
The Vanguard Group(18)	68,278,391	8.9	—	—	3.5
FMR LLC(19)	40,237,475.06	5.2	—	—	2.1
*    Less than 0.1%.
(1)To our knowledge, except as otherwise indicated in the footnotes to this table and subject to applicable community property laws, each stockholder named in the table has the sole power to vote or direct the voting of (voting power), and the sole power to sell or otherwise direct the disposition of (investment power), the shares set forth opposite such stockholder’s name. The number of shares beneficially owned by each person or group includes shares over which such person or group held voting power or investment power on April 7, 2025, (or such other date as is indicated below) and shares over which such person or group had the right to acquire voting power or investment power within 60 days after April 7, 2025 (or such other date as is indicated below), such as upon the exercise of options and vesting and settlement of RSUs.

104	Robinhood Other Matters

What is beneficial ownership?

For this purpose, beneficial ownership means that a person has a right to vote or sell a share of stock (or has a right to acquire voting or sales control over a share of stock within the next sixty days, for example by exercising an option).

(2)As of April 7, 2025, we had outstanding 768,174,496 shares of Class A common stock, 115,645,012 shares of Class B common stock, and zero shares of Class C common stock. We have no other classes of stock outstanding. For each person and group listed in the table, percentage ownership of any class of stock is calculated by dividing the number of shares of such class beneficially owned by such person or group as described above by the sum of (a) the shares of such class outstanding on April 7, 2025, plus (b) the number of shares of common stock that such person or group had the right to acquire from the Company within 60 days as described above. Each outstanding share of Class B common stock is convertible at any time at the option of the holder into one share of Class A common stock; however, to avoid double counting and for ease of presentation, Class B shares are presented only under the Class B column header (and not also under the Class A column header).
(3)Each holder of our Class A common stock is entitled to one vote per share and each holder of our Class B common stock is entitled to ten votes per share on all matters submitted to a vote of the stockholders. The holders of our voting stock, consisting of Class A and Class B common stock, generally vote together as a single class on all matters submitted to a vote of our stockholders, unless otherwise required by applicable law or our Charter. In the table above, percentage of voting power is calculated by attributing beneficial ownership of shares based only on voting power (not based on investment power), and by including shares over which each person or group has the right to acquire voting power within 60 days after April 7, 2025 (or such other date as is indicated below). For each person and group, percentage of voting power is calculated by dividing the number of votes represented by the shares beneficially owned (based on voting power only) by such person or group by the sum of the number of votes represented by all outstanding shares on April 7, 2025, plus the number of votes represented by the shares that such person or group had the right to acquire from the Company within 60 days after April 7, 2025.
(4)Mr. Tenev’s beneficial ownership consists of (a) 6,907 Class A shares held by The Tenev Living Trust, over which shares Mr. Tenev and his spouse share voting and investment power; (b) 46,073,144 Class B shares held by Mr. Tenev; and (c) 565,079 Class B shares held by the Bhatt Family LLC, over which shares Mr. Tenev has sole voting power, Mr. Bhatt’s spouse has sole investment power, and Mr. Bhatt has a right to obtain sole investment power within 60 days after April 7, 2025. Note that the shares in clause (c) are beneficially owned by both Mr. Tenev and Mr. Bhatt and, therefore, are included in both of their rows above. Mr. Tenev has voting power over the shares described in clause (c) pursuant to an irrevocable proxy granted by the recordholder of such shares (which recordholder is an entity related to Mr. Bhatt) under the Founders’ Voting Agreement, but does not have an economic interest in such shares.
(5)All of the shares presented for Mr. Bhatt and Mr. Tenev are (or upon issuance will be) subject to the Founders’ Voting Agreement between Mr. Tenev, Mr. Bhatt, and their related entities, as further described below under “Other Matters—Voting Agreements.” All of the shares that are subject to the Founders’ Voting Agreement appear in this table because each of them is subject to the voting power of one or the other of Mr. Tenev or Mr. Bhatt. Parties to the Founders’ Voting Agreement may be deemed to constitute a group for purposes of Section 13(d)(3) under the Exchange Act. Except as set forth in footnotes (4) and (10), each of Mr. Tenev and Mr. Bhatt, respectively, has neither voting nor investment power over the securities beneficially owned by other parties to the Founders’ Voting Agreement and disclaims beneficial ownership of such securities.
(6)Mr. Warnick’s beneficial ownership includes (a) 956,814 Class A shares held in his name, (b) 550,000 Class A shares underlying stock options exercisable within 60 days after April 7, 2025; and (c) 112,332 Class A shares underlying RSUs scheduled to vest and settle within 60 days after April 7, 2025.
(7)Mr. Gallagher’s beneficial ownership includes (a) 822,825 Class A shares held in his name; (b) 90,300 Class A shares underlying stock options exercisable within 60 days after April 7, 2025; and (c) 133,585 Class A shares underlying RSUs scheduled to vest and settle within 60 days after April 7, 2025.
(8)Mr. Quirk’s beneficial ownership includes (a) 309,518 Class A shares held in his name; and (b) 104,732 Class A shares underlying RSUs scheduled to vest and settle within 60 days after April 7, 2025.
(9)Mr. Pinner’s beneficial ownership includes (a) 5,853 Class A shares held in his name; and (b) 53,844 Class A shares underlying RSUs scheduled to vest and settle within 60 days after April 7, 2025.
(10)Mr. Bhatt’s beneficial ownership consists of (a) 7,863 Class A shares held in his name; (b) 56,608,880 Class B shares held by The Baiju Prafulkumar Bhatt Living Trust, dated 11/30/17 (the “Bhatt Living Trust”); (c) 565,079 Class B shares held by the Bhatt Family LLC, over which shares Mr. Tenev has sole voting power, Mr. Bhatt’s spouse has sole investment power, and Mr. Bhatt has a right to obtain sole investment power within 60 days after April 7, 2025; (d) 706,070 Class B shares held by The Baiju Prafulkumar Bhatt GRAT dated 10/4/18; (e) 1,460,283 Class B shares held by Baiju P Bhatt 2023 GRAT; (f) 6,808,231 Class B shares held by The Tenev 2017 Irrevocable Trust, over which shares Mr. Bhatt has sole voting power but no investment power; (g) 1,408,450 Class B shares held by Butterfly Management LLC, over which shares Mr. Bhatt has sole voting power but no investment power; and (h) 2,014,875 Class B shares held by Surfboard Management LLC, over which shares Mr. Bhatt has sole voting power but no investment power. Note that the shares in clause (c) are beneficially owned by both Mr. Tenev and Mr. Bhatt and, therefore, are included in both of their rows above.

Other Matters	105

Mr. Bhatt has voting power over the shares described in the clauses (f) through (h) pursuant to an irrevocable proxy granted by the entities that are the recordholders of such shares (which entities are related to Mr. Tenev) under the Founders’ Voting Agreement, but does not have an economic interest in such shares.
(11)Mr. Hegeman’s beneficial ownership includes 196 Class A shares underlying vested RSUs that Mr. Hegeman has a right to cause the Company to settle within 60 days after April 7, 2025.
(12)Ms. Loop’s beneficial ownership includes (a) 64,022 Class A shares held in her name; and (b) 30,040 Class A shares underlying vested RSUs that Ms. Loop has a right to cause the Company to settle within 60 days after April 7, 2025.
(13)Mr. Malka’s beneficial ownership includes (a) 4,332 Class A shares held in his name; (b) 102,183 Class A shares held by Tibbir Holdings LLC; (c) 3,936,288 Class A shares held by the Malka Kleiner Revocable Trust dated July 16, 2012 (the “Malka Trust”); (d) one Class A share held by the Tibbir Trust; (e) 1,263,753 Class A shares held by the Aphrodite Trusts (421,251 Class A shares are held by each of the Aphrodite EM Trust, the Aphrodite MM Trust and the Aphrodite SM Trust (collectively, the "Aphrodite Trusts")); (f) 4,641,412 Class A shares (including 1,405,827 Class A shares issuable upon exercise of Company warrants) held by Bullfrog Capital, L.P. (“Bullfrog”), for itself and as nominee for Bullfrog Founder Fund, L.P. (“Bullfrog FF”); and (g) 1,422,603 Class A shares issuable upon exercise of warrants held by RH-N Bullfrog Opportunity I, LLC (“RH-N”). Mr. Malka serves as investment manager of Tibbir Holdings LLC and as trustee of the Malka Trust. Mr. Malka’s immediate family member serves as trustee of the Tibbir Trust and each of the Aphrodite Trusts. Mr. Malka is the sole director of Bullfrog Capital GP, Ltd., which is the general partner of Bullfrog Capital GP, L.P., which is the general partner of Bullfrog and Bullfrog FF and the managing member of RH-N. The 2,828,430 warrants held by Bullfrog and RH-N are pledged pursuant to the put spread collar hedging arrangements discussed in “Transactions with Related Persons—Issuer Agreements” below.
(14)Mr. Rubinstein’s beneficial ownership includes (a) 16,548 Class A shares held in his name; (b) 164,194 Class A shares held by the Jonathan J. Rubinstein Trust; (c) 4,528 Class A shares underlying RSUs scheduled to vest and settle within 60 days after April 7, 2025; and (d) 43,215 Class A shares underlying vested RSUs that Mr. Rubinstein has a right to cause the Company to settle within 60 days after April 7, 2025.
(15)Ms. Segal’s beneficial ownership includes 14,953 Class A shares underlying vested RSUs that Ms. Segal has a right to cause the Company to settle within 60 days after April 7, 2025.
(16)Mr. Zoellick’s beneficial ownership includes (a) 94,062 Class A shares held in his name; and (b) 2,264 Class A shares underlying RSUs scheduled to vest and settle within 60 days after April 7, 2025.
(17)The beneficial ownership of all current executive officers and directors as a group includes (a) 11,061,226 Class A shares over which such persons held voting power or investment power on April 7, 2025 (or such other date as is indicated); (b) 640,300 Class A shares underlying stock options exercisable within 60 days after April 7, 2025; (c) 88,404 Class A shares underlying vested RSUs that individual directors have a right to cause the company to settle within 60 days after April 7, 2025; (d) 411,285 Class A shares underlying RSUs scheduled to vest and settle within 60 days after April 7, 2025; and (e) 2,828,430 Class A shares issuable upon exercise of Company warrants. Note that the Class B percentage of all current executive officers and directors as a group is less than the sum of their individual percentages because certain shares are attributable to both Mr. Tenev and Mr. Bhatt individually, as described in footnotes 4 and 10 above, and the figure presented in this row eliminates any double-counting.
(18)Beneficial ownership information for The Vanguard Group is as of September 30, 2024, and is based on information contained in their Schedule 13G/A, filed with the SEC on November 12, 2024. Such schedule states that The Vanguard Group holds shared voting power over 313,070 Class A shares, sole investment power over 67,416,440 Class A shares, and shared investment power over 861,951 Class A shares. The Vanguard Group’s address is 100 Vanguard Blvd., Malvern, PA 19355.
(19)Beneficial ownership information is as of December 31, 2024, and is based on information contained in the Schedule 13G, jointly filed by FMR LLC (“FMR”) and Abigail P. Johnson with the SEC on February 12, 2025. Such schedule states that FMR holds sole voting power over 40,198,266.77 Class A shares and sole investment power over 40,237,475.06 Class A shares and that Abigail P. Johnson holds sole investment power over 40,237,475.06 Class A shares. Such schedule further states that Abigail P. Johnson is a director, the chairman and the chief executive officer of FMR and members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. FMR’s address is 245 Summer Street, Boston, MA 02210.

106	Robinhood Other Matters

Equity Compensation Plan Information
The following table presents information as of December 31, 2024, regarding shares of our common stock that may be issued under our equity compensation plans, which consist of the:
•Amended and Restated 2013 Stock Plan, as amended (the “2013 Plan”);
•2020 Equity Incentive Plan, as amended (the “2020 Plan”);
•2021 Omnibus Incentive Plan (the “2021 Plan”); and
•2021 Employee Share Purchase Plan (“ESPP”).
Each of these plans has been approved by our stockholders. We do not maintain any equity compensation plans that have not been approved by stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by security holders	37,222,851	(1)	$4.49	(2)	297,026,774	(3)
(1)Includes 7,843,554 shares subject to outstanding stock option awards, 18,233,088 shares subject to outstanding RSUs, 80,746 shares subject to vested but unsettled RSUs, and 11,065,463 shares subject to outstanding PSUs, in each case, as of December 31, 2024.
(2)Calculated exclusive of outstanding RSUs and PSUs, which have no exercise price.
(3)Of these shares, 260,199,895 were available for grant under the 2021 Plan and 36,826,879 were available for purchase under the ESPP as of December 31, 2024. Subject to certain express limits of the 2021 Plan, shares available under the 2021 Plan generally may be used for any type of award authorized under that plan including options, RSUs, PSUs, SARs, restricted stock awards, and other forms of awards granted or denominated in shares of our Class A common stock or units of our Class A common stock. Shares underlying full-value awards count against the share reserves on a one-for-one basis (there are no fungible share ratios under our equity plans). Shares underlying awards that are forfeited or canceled or that otherwise fail to vest, as well as vested shares that are withheld for taxes, under the 2013 Plan, the 2020 Plan, or the 2021 Plan, will return to the 2021 Plan and will thereby increase the number of shares available for grant under the 2021 Plan.
The number of shares available for grant under the 2021 Plan will automatically increase on the first day of each calendar year beginning on January 1, 2022, and ending on (and including) January 1, 2031. Each annual increase will equal (i) 5% of the outstanding shares of all classes of our common stock on the last day of the immediately preceding year or (ii) such lesser number of shares determined by the People Committee. For 2025, the People Committee approved the full 5% increase and, as a result, an additional 44,224,572 shares became available under the 2021 Plan on January 1, 2025.
The number of shares available for purchase under the ESPP will automatically increase on the first day of each calendar year beginning on January 1, 2022, and ending on (and including) January 1, 2031. Each annual increase will equal (i) 1% of the outstanding shares of all classes of our common stock on the last day of the immediately preceding year or (ii) such lesser number of shares determined by the People Committee. For 2025, the People Committee approved the full 1% increase and, as a result, an additional 8,844,914 shares became available under the ESPP on January 1, 2025.

Other Matters	107

Voting Agreements
Founders’ Voting Agreement
In connection with our IPO, our Co-Founders and some of their related entities (including estate planning vehicles) entered into a voting agreement, which became effective prior to the completion of our IPO (the “Founders’ Voting Agreement”), to which we are also a party. Pursuant to the Founders’ Voting Agreement, each of the Co-Founders and their related entities that are party to the Founders’ Voting Agreement (including entities made party by joinder, “Founder Affiliates”) agreed, upon the terms and subject to the conditions set forth therein, among other things:
•to vote all of their shares of common stock in favor of the election of each Co-Founder to, and against the removal of each Co-Founder from, our Board;
•to vote together in the election of other directors generally, subject to deferring to the decision of the NomGov Committee in the event of any disagreement between the Co-Founders; and
•to ensure that all of their shares are voted as described above, including causing their shares to be present in person or by proxy for purposes of constituting a quorum at the meeting of stockholders (including at this annual meeting).
Under the Founders’ Voting Agreement, some of the Founder Affiliates have granted an irrevocable proxy to one of the Co-Founders to vote their shares of common stock (some Founder Affiliates granted proxies to their related Co-Founder, other Founder Affiliates granted proxies to the other, unrelated Co-Founder). The proxies that are currently in effect under the Founders’ Voting Agreement are described above in the section “Beneficial Ownership of Principal Stockholders and Management.”
Pursuant to the Founders’ Voting Agreement, each Co-Founder has granted, effective upon such Co-Founder’s death or permanent and total disability, a voting proxy to the other Co-Founder with respect to shares of our common stock held by such Co-Founder and over which such Co-Founder was entitled to vote (or direct the voting of) immediately prior to such Co-Founder’s death or permanent and total disability.
The Co-Founders’ Voting Agreement also grants to each Co-Founder and his respective Founder Affiliates a right of first offer in the event the other Co-Founder or any of his respective Founder Affiliates proposes to transfer any shares of Class B common stock in a transaction that would cause such shares of Class B common stock to convert to Class A common stock pursuant to our Charter; provided, however, that such right of first offer does not apply to the first 20 million Class B shares in the aggregate converted or transferred by each Co-Founder or his respective Founder Affiliates. Through April 7, 2025, Mr. Bhatt and his related Founder Affiliates had so converted or transferred approximately 5.7 million shares, and Mr. Tenev and his related Founder Affiliates had so converted or transferred approximately 8.6 million shares.
The Founders’ Voting Agreement will remain in effect until all Class B shares have converted into Class A shares.
The Founders’ Voting Agreement is included as an exhibit to our 2024 Form 10-K.
Pre-IPO Voting Agreement (no longer in effect)
We were party to a Voting Agreement, which was originally entered into on August 22, 2014, and was most recently amended and restated as of August 13, 2020 (as amended, the “Pre-IPO Voting Agreement”), pursuant to which many of our investors, including entities affiliated with Ribbit Capital, among others, agreed to the manner in which they would vote their shares on various matters, including the election of directors. Most of our pre-IPO directors were originally elected to the Board in accordance with this agreement, including Mr. Rubinstein, Mr. Zoellick, and Ms. Loop. The Pre-IPO Voting Agreement terminated upon the completion of our IPO and no longer governs any aspect of the election or designation of members of our Board or the voting of our capital stock.

108	Robinhood Other Matters

Related Person Transaction Policy
Our Board has adopted a written related person transaction policy, setting forth the policies and procedures for the identification, review, and approval or ratification of related person transactions. This policy covers, with certain exceptions, any financial transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest.
In reviewing and approving or disproving any such transactions, the Audit Committee considers all relevant facts and circumstances as it deems appropriate, including, but not limited to:
•the business reasons for the Company to enter into the related person transaction;
•the commercial reasonableness of the terms of the related person transaction;
•the materiality of the related person transaction to the Company;
•whether the terms of the related person transaction are fair to the Company and on substantially the same basis as would apply if the transaction did not involve a related person;
•the extent of the related person’s interest in the related person transaction;
•if applicable, the impact of the related person transaction on a non-employee director’s independence; and
•any actual or apparent conflict of interest of the related person participating in the related person transaction.
This policy became effective on August 2, 2021, upon the closing of the IPO and provided that all related person transactions described in the IPO prospectus (including all of those below) were deemed approved.

What is it important to have a policy on related person transactions?

Having a clear procedure for any transactions involving a company and its related persons (including directors and executive officers and their immediate family members), as well as a clear disclosure of any such transaction, is important for ensuring directors and executive officers are acting in the best interest of stockholders.

Why is it important to have a policy on related person transactions? Having a clear procedure for any transactions involving a company and its related persons (including directors and executive officers and their immediate family members), as well as clear disclosure of any such transaction, is important for ensuring directors and executive officers are acting in the best interest of stockholders.
Transactions with Related Persons
Other than compensation arrangements for our executive officers and directors which are described elsewhere in this proxy statement, below we describe transactions since January 1, 2024, to which we were or will be a participant and in which:
•the amounts involved exceeded or will exceed $120,000; and
•any of our directors, executive officers, or holders of more than 5% of our outstanding voting securities, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Other Matters	109

Convertible Note and Warrant Financings
In February 2021 we issued two tranches of convertible notes, including $2,532.0 million aggregate principal amount of “Tranche I” convertible notes and granted to each purchaser of the Tranche I convertible notes a warrant to purchase a number of shares of equity securities equal to 15% of the aggregate proceeds invested by such purchaser in the Tranche I convertible notes (i.e., $379.8 million in aggregate maximum purchase amount). Such warrants became exercisable in connection with the closing of our IPO and, until the tenth anniversary of their issue date, outstanding warrants will be exercisable for shares of our Class A common stock at an exercise price of $26.60. The following table summarizes purchases of our Tranche I convertible notes by those who hold or have held more than 5% of our capital stock and their affiliated entities since January 1, 2023. None of our executive officers purchased our Tranche I convertible notes or related warrants.

Stockholder	Tranche I Convertible Notes (Principal Amount, millions)
Entities affiliated with Index Ventures(1)	$50.0
Entities affiliated with Ribbit Capital(2)	$501.6
(1)Consists of Index Ventures Growth V (Jersey), L.P. and Yucca (Jersey) SLP. Based on the Schedule 13G/A filed on November 14, 2024, Index Ventures Growth V (Jersey), L.P. and Yucca (Jersey) SLP and affiliated entities ceased to hold more than 5% of our stock as of September 30, 2024.
(2)Consists of Bullfrog Capital, L.P. and RH-N Bullfrog Opportunity I, LLC. Mr. Malka, who joined our Board in March 2022, is affiliated with Bullfrog Capital, L.P. and RH-N Bullfrog Opportunity I, LLC. Based on the Schedule 13G/A filed on February 14, 2025, Bullfrog Capital, L.P. and RH-N Bullfrog Opportunity I, LLC and affiliated entities and persons ceased to hold more than 5% of our stock as of December 31, 2024.
Issuer Agreements
On February 27, 2025, in connection with pledges by each of Bullfrog Capital, L.P. and RH-N Bullfrog Opportunity I, LLC, funds (each, a “Ribbit Investor”) affiliated with Mr. Malka and Ribbit Capital, of warrants to purchase up to 2,828,430 shares of our Class A common stock pursuant to put spread collar hedging arrangements (the “Contracts”) between each Ribbit Investor and Bank of America, N.A. (“Dealer”) with respect to such warrants, the Company entered into issuer agreements by and among the Company, Dealer and each Ribbit Investor (each, an “Issuer Agreement”). Mr. Malka is a director of the Company and the Founding and Managing Partner of Ribbit Capital. In each Issuer Agreement, the Company, among other matters, provided for certain acknowledgments and agreements relating to the enforcement of the rights and remedies of Dealer under the related put spread collar hedging arrangement and pledge documents. The warrants were issued to the Ribbit Investors in the transactions described in “Transaction with Related Persons—Convertible Note and Warrant Financings” above. Pursuant to the Contracts, which include an initial hedge period beginning on February 27, 2025, the Ribbit Investors (i) sold 2,828,430 European put options on our Class A common stock with a strike price equal to the $26.60 exercise price of the warrants (the “Warrant Strike Price”), (ii) purchased 2,828,430 European put options on our Class A common stock with a strike price of $46.74 and (iii) sold 2,828,430 European call options on our Class A common stock with a strike price of $171.31. The Contracts are expected to mature on one or more expiration dates, on or before, February 12, 2031.
Voting Agreement
Founders’ Voting Agreement. In connection with our IPO, we entered into the Founders’ Voting Agreement with our Co-Founders and certain of their respective related entities, as described in “Other Matters—Voting Agreements” above.
Indemnification Agreements
Prior to our IPO, we were party to indemnification agreements with Mr. Tenev and Mr. Bhatt. Upon and after our IPO, we entered into new forms of indemnification agreement with each of our directors and executive officers, which superseded the applicable prior agreements. These new agreements require us to indemnify these individuals to the fullest extent permitted under the Delaware General Corporation Law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. In March 2022, in connection with his appointment to the Board, we entered into a new indemnification agreement (the “VC Indemnification Agreement”) with Mr. Malka, who is a director of ours and the Founder and Managing Partner of Ribbit Capital (which together with its affiliates held more that 5% of the Company’s outstanding common stock at the time of the IPO until it reported that it

110	Robinhood Other Matters

held 5% or less of the Company’s outstanding common stock as of December 31, 2024). The VC Indemnification Agreement provides that, among other things, Ribbit Capital and its respective affiliates will be entitled to indemnification by us to the same extent as such director with respect to any claims that are based on such director’s service to us and also incorporates certain provisions from the standard form of indemnification agreement relating to advancement of expenses and eliminates certain exceptions to indemnification. These forms of indemnification agreement are included as exhibits to our 2024 Form 10-K.

What is an indemnification agreement?

This is an agreement where one party agrees to pay for the costs of another party’s legal fees and/or legal liabilities. Robinhood’s indemnification agreements indemnify our directors and executive officers against certain liabilities that may arise from their services to Robinhood, as legally allowed. This is common practice among U.S. public companies.

Class B Exchange Agreements
In connection with the IPO, we entered into two separate equity exchange right agreements with our Co-Founders and certain of their respective related entities, as described in more detail under “Corporate Governance—Stockholder Structure—Class B Exchange Agreements” elsewhere in this proxy statement.
Consulting Agreement with Former Director
On September 25, 2024, the Company engaged Professor Frei, previously a member of the Board through June 25, 2024, to provide consulting services to the Company relating to leadership, management and organizational health, which are topics within Professor Frei’s area of professional expertise. In connection with such services, the Company agreed to pay Professor Frei an aggregate amount equal to $250,000, payable in approximately quarterly installments. The term of these services is expected to conclude on June 30, 2025.
Compensation Committee Interlocks and Insider Participation
Professor Frei, Ms. Segal, Ms. Treseder, and Mr. Malka served on the People Committee during 2024. None of them had any related person transactions requiring disclosure herein under Item 404 of Regulation S-K other than (1) Mr. Malka because entities affiliated with Mr. Malka participated in the convertible note and warrant financings in 2021 and the Issuer Agreements in 2025, and (2) Professor Frei, who was a member of the Board through June 25, 2024, because she agreed in September 2024 to provide consulting services to the Company, in each case as described above. No person who served as a member of the People Committee during 2024 was an officer or employee of the Company or a former officer of the Company. During 2024, no executive officer of the Company served as a director or member of the compensation committee of another company, one of whose executive officers served on our People Committee or Board.
Legal Proceedings Involving Directors and Executive Officers
IPO Litigation
In December 2021, Philip Golubowski filed a putative class action in the U.S. District Court for the Northern District of California against Robinhood Markets, Inc., the officers and directors who signed Robinhood’s IPO offering documents (including the following current officers and directors: Vladimir Tenev, Baiju Bhatt, Paula Loop, Jonathan Rubinstein, Robert Zoellick, and Jason Warnick) and Robinhood’s IPO underwriters. Plaintiff’s claims are based on alleged false or misleading statements in Robinhood’s IPO offering documents allegedly in violation of Sections 11 and 12(a) of the Securities Act of 1933, as amended. Plaintiff seeks unspecified compensatory damages, rescission of stockholders’ share purchases, and an award for attorneys’ fees and costs. In February 2023, the court granted Robinhood’s motion to dismiss the complaint

Other Matters	111

without prejudice. In March 2023, plaintiffs filed a second amended complaint. In January 2024, the court granted Robinhood’s motion to dismiss the second amended complaint without leave to amend. In February 2024, plaintiffs filed a notice of appeal to the 9th Circuit and the appeal is currently pending.
In January 2022, Robert Zito filed a complaint derivatively on behalf of Robinhood against our directors at the time of the IPO (including the following current directors: Vladimir Tenev, Baiju Bhatt, Paula Loop, Jonathan Rubinstein, and Robert Zoellick) in the U.S. District Court for the District of Delaware. Plaintiff alleges breach of fiduciary duties, waste of corporate assets, unjust enrichment, and violations of Section 10(b) of the Exchange Act. Plaintiff’s claims are based on allegations of false or misleading statements in Robinhood’s IPO offering documents, and plaintiff seeks an award of unspecified damages and restitution to the Company, injunctive relief, and an award for attorney’s fees and costs. The district court has entered a stay of this litigation pending resolution of Robinhood’s motion to dismiss in the Golubowski securities action discussed above.
No Incorporation by Reference
In Robinhood’s filings with the SEC, information is sometimes “incorporated by reference.” This means that we refer you to information previously filed with the SEC that should be considered as part of the particular filing. As provided under SEC regulations, the Audit Committee Report and the People and Compensation Committee Report contained in this proxy statement specifically are not incorporated by reference into any other filings with the SEC and shall not be deemed to be “soliciting material,” or otherwise considered “filed” with the SEC under the Exchange Act. In addition, this proxy statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on those websites is not part of this proxy statement.
Annual Report to Stockholders
Our 2024 Annual Report will be mailed or made available to stockholders and posted online at www.proxydocs.com/HOOD. The Company will provide, without charge, a printed copy of our 2024 Annual Report (including the financial statements and the financial statement schedules but excluding the exhibits thereto) upon the written request of any stockholder of record or beneficial owner of our common stock. All of the exhibits listed in the 2024 Annual Report are also available on paper without charge upon the specific written request of any stockholder of record or beneficial owner of our common stock. Requests for paper copies of the 2024 Annual Report and/or specific exhibits should be submitted in writing to Investor Relations, Robinhood Markets, Inc., 85 Willow Road, Menlo Park, California 94025.
Other Business
The Board has not received valid notice of any other business that will be presented at the annual meeting. If any other business is properly brought before the annual meeting, all proxies that have been properly submitted will be voted in respect thereof as the proxyholders may determine in their discretion.
It is important that proxies be returned promptly to ensure that shares are represented at the annual meeting. You are urged to submit your proxy or voting instructions as soon as possible electronically over the internet, by telephone or, if you received a printed copy of the proxy materials, by marking, signing, dating, and returning the enclosed proxy card or voting instruction form in the postage-prepaid envelope provided with your proxy materials.

112	Robinhood Appendix

Appendix

Definition of Non-GAAP Financial Measures
Adjusted EBITDA and Adjusted Net Income
We collect and analyze operating and financial data to evaluate the health of our business, allocate our resources and assess our performance. In addition to total net revenues, net income (loss), and other results under GAAP, we utilize non-GAAP calculations of adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”). Adjusted EBITDA is defined as net income (loss), excluding (i) interest expenses related to credit facilities, (ii) provision for (benefit from) income taxes, (iii) depreciation and amortization, (iv) share-based compensation (“SBC”), (v) change in fair value of convertible notes and warrant liability, (vi) significant legal and tax settlements and reserves, and (vii) other significant gains, losses, and expenses (such as impairments, restructuring charges, and business acquisition- or disposition-related expenses) that we believe are not indicative of our ongoing results. This non-GAAP financial information is presented for supplemental informational purposes only, should not be considered in isolation or as a substitute for, or superior to, financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies.
The above items are excluded from our Adjusted EBITDA measure because these items are non-cash in nature, or because the amount and timing of these items are unpredictable, are not driven by core results of operations, and render comparisons with prior periods and competitors less meaningful. We believe Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations, as well as providing a useful measure for period-to-period comparisons of our business performance. Moreover, Adjusted EBITDA is a key measurement used by our management internally to make operating decisions, including those related to operating expenses, evaluate performance, and perform strategic planning and annual budgeting.
We also used adjusted EBITDA for purposes of our 2023 annual cash incentive program. Adjusted EBITDA for that purpose was calculated from the Company’s audited financial statements in the same manner as the Company’s publicly reported adjusted EBITDA for the year ended December 31, 2023.
We also used adjusted net income as part of our 2024 annual cash incentive program. Adjusted net income for this purpose is calculated from the Company’s audited financial statements as net income (loss), excluding significant legal and tax settlements and reserves.

Appendix	113

The following table presents a reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure, net income (loss):

	Year Ended December 31,
(in millions)	2021	2022	2023	2024
Net income (loss)	$(3,687)	$(1,028)	$(541)	$1,411
Add:
Interest expenses related to credit facilities	20	24	23	24
Provision for (benefit from) income taxes	2	1	8	(347)
Depreciation and amortization	26	61	71	77
EBITDA (non-GAAP)	(3,639)	(942)	(439)	1,165
Add: SBC
2021 Founders Award Cancellation	—	—	485	—
SBC Excluding 2021 Founders Award Cancellation(1)	1,572	654	386	304
Significant legal and tax settlements and reserves(2)	55	20	104	(40)
Restructuring charges(3)	—	105	—	—
Q4 2022 Processing Error(4)	—	57	—	—
Impairment of Ziglu equity securities(5)	—	12	—	—
Change in fair value of convertible notes and warrant liability	2,045	—	—	—
Adjusted EBITDA (non-GAAP)	$33	$(94)	$536	$1,429
The following table presents a reconciliation of adjusted net income to the most directly comparable GAAP measure, net income (loss):

(in millions)	Year Ended December 31, 2024
Net income (loss)	$1,411
Add:
Significant legal and tax settlements and reserves(2)	(40)
Adjusted net income (non-GAAP)	$1,371
(1)For the year ended December 31, 2022, SBC excluding a $485 million charge related to cancellation of the 2021 Market-Based RSUs (the “2021 Founders Award Cancellation”) benefited from restructuring-related net reversals of previously recognized expense of $77 million in connection with a reduction in force announced on April 26, 2022 (the “April 2022 Restructuring”) and another one announced on August 2, 2022 (the “August 2022 Restructuring”).
(2)For the year ended December 31, 2024, significant legal and tax settlements and reserves included a $55 million benefit due to a reversal of an accrual as part of a regulatory settlement.
(3)Restructuring charges for the year ended December 31, 2022 related to both the April 2022 Restructuring and August 2022 Restructuring, consisting of $45 million of impairment and $9 million of accelerated depreciation, in each case relating to office closures, and $51 million of cash charges for employee-related wages, benefits and severance.
(4)Q4 2022 Processing Error was due to delays in notification from third parties and process failures within Robinhood’s brokerage systems and operations in connection with the handling of a 1-for-25 reverse stock split transaction of Cosmos Health, Inc.
(5)Partially as a result of the termination of the stock purchase agreement, the advances made to Ziglu accounted for as non-marketable equity securities were impaired to a carrying value of zero.

114	Robinhood Appendix

Definitions of Key Performance Metrics
This proxy statement includes certain key performance metrics that our management uses to help evaluate our business, identify trends affecting our business, formulate business plans, and make strategic decisions. These key performance metrics include Funded Customers, Assets Under Custody, Gold Subscribers, and Net Deposits.
Funded Customers
We define a Funded Customer as a unique person who has at least one account with a Robinhood entity and, within the past 45 calendar days (a) had an account balance that was greater than zero (excluding amounts that are deposited into a Funded Customer account by the Company with no action taken by the unique person) or (b) completed a transaction using any such account. Individuals who share a funded joint investing account (which launched in July 2024) are each considered to be a Funded Customer.
Assets Under Custody (“AUC”)
We define AUC as the sum of the fair value of all equities, options, cryptocurrency, futures (including options on futures, swaps, and event contracts), and cash held by users in their accounts, net of receivables from users, as of a stated date or period end on a trade date basis. Net Deposits and net market gains (losses) drive the change in AUC in any given period.
Gold Subscribers
We define a Gold Subscriber as a unique person who has at least one account with a Robinhood entity and who, as of the end of the relevant period (a) is subscribed to Robinhood Gold and (b) has made at least one Robinhood Gold subscription fee payment.
Net Deposits
We define Net Deposits as all cash deposits and asset transfers from customers, as well as dividends, interest, and cash or assets earned in connection with Company promotions (such as account transfer and retirement match incentives and free stock bonuses) received by customers, net of reversals, customer cash withdrawals, margin interest, Gold subscription fees, and assets transferred off of our platforms for a stated period. Prior to the second quarter of 2024, Net Deposits did not include inflows from cash or assets earned in connection with Company promotions and prior to January 2024, Net Deposits did not include inflows from dividends and interest or outflows from Robinhood Gold subscription fees and margin interest, although we have not restated amounts in prior periods as the impact to those figures was immaterial.
Additional Information
The reference to “Great Wealth Transfer” in the letter from our Chair and CEO on page 1 comes from the estimate reported by Cerulli Associates in December 2024 (https://www.cerulli.com/press-releases/cerulli-anticipates-124-trillion-in-wealth-will-transfer-through-2048).

Robinhood Markets, Inc.

Annual Meeting of Stockholders

for stockholders of record as of the close of business on April 28, 2025
Wednesday, June 25, 2025 2:00 PM, Eastern Time
Annual Meeting to be held via a live webcast - please visit www.proxydocs.com/HOOD for more details.

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 2:00 PM, Eastern Time, June 25, 2025.

This proxy is being solicited on behalf of the Board of Directors of Robinhood Markets, Inc.

Internet: www.proxypush.com/HOOD •Cast your vote online •Have your Proxy Card ready •Follow the simple instructions to record your vote

Phone: 1-866-451-3915 •Use any touch-tone telephone •Have your Proxy Card ready •Follow the simple recorded instructions

Mail: •Mark, sign and date your Proxy Card •Fold and return your Proxy Card in the postage-paid envelope provided

Virtual: You must pre-register to attend the meeting online and/or participate at www.proxydocs.com/HOOD

The undersigned hereby appoints Jason Warnick and Daniel Gallagher, Jr. (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Robinhood Markets, Inc. (the "Company") that the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given with respect to said meeting.
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS (THE "BOARD"). This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other business that may properly come before the meeting or any adjournment or postponement thereof.
You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board's recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.
PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE
Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

Robinhood Markets, Inc. Annual Meeting of Stockholders

Please make your marks like this:
THE BOARD OF DIRECTORS RECOMMENDS A VOTE:
FOR ON PROPOSALS 1, 2 AND 3

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	To elect to the Board of Directors the ten director nominees named in the proxy statement.
		FOR	AGAINST	ABSTAIN
	1.01 Vladimir Tenev	☐	☐	☐	FOR
	1.02 Baiju Bhatt	☐	☐	☐	FOR
	1.03 John Hegeman	☐	☐	☐	FOR
	1.04 Paula Loop	☐	☐	☐	FOR
	1.05 Meyer Malka	☐	☐	☐	FOR
	1.06 Christopher Payne	☐	☐	☐	FOR
	1.07 Jonathan Rubinstein	☐	☐	☐	FOR
	1.08 Susan Segal	☐	☐	☐	FOR
	1.09 Dara Treseder	☐	☐	☐	FOR
	1.10 Robert Zoellick	☐	☐	☐	FOR

		FOR	AGAINST	ABSTAIN
2.	To approve, on an advisory basis, the compensation of the Company's named executive officers.	☐	☐	☐	FOR
3.	To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025.	☐	☐	☐	FOR

Such other business as may properly come before the annual meeting and any adjournments or postponement thereof.
You must pre-register to attend the meeting online and/or participate at www.proxydocs.com/HOOD
Authorized Signatures - Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date